Exhibit 10.1

EXECUTION COPY

SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

DATED AS OF DECEMBER 22, 2009

AMONG

CHURCHILL DOWNS INCORPORATED,

THE LENDERS,

THE GUARANTORS,

AND

JPMORGAN CHASE BANK, N.A.

AS AGENT AND COLLATERAL AGENT

WITH

PNC BANK, NATIONAL ASSOCIATION

AS SYNDICATION AGENT

AND

FIFTH THIRD BANK, U.S. BANK, NATIONAL ASSOCIATION AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

AS DOCUMENTATION AGENTS

J.P. MORGAN SECURITIES INC. AND PNC CAPITAL MARKETS, INC.

AS JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS			1

ARTICLE II. THE CREDITS			21
2.1	Revolving Loan Commitment		21
2.2	Swing Line Loans		21
	2.2.1	Amount of Swing Line Loans	21
	2.3.2	Borrowing Notice	22
	2.2.3	Making of Swing Line Loans	22
	2.2.4	Repayment of Swing Line Loans	22
	2.2.5	Working Cash Sweep Rider	22
2.3	Letter of Credit Subfacility		23
	2.3.1	Issuance	23
	2.3.2	Participations	23
	2.3.3	Notice	23
	2.3.4	LC Fees	24
	2.3.5	Administration; Reimbursement by Lenders	24
	2.3.6	Reimbursement by Borrower	24
	2.3.7	Obligations Absolute	25
	2.3.8	Actions of LC Issuer	25
	2.3.9	Indemnification	26
	2.3.10	Lenders’ Indemnification	26
	2.3.11	Facility LC Collateral Account	26
	2.3.12	Rights as a Lender	26
2.4	Required Payments; Termination		26
2.5	Ratable Loans		27
2.6	Types and Number of Eurodollar Advances		27
2.7	Commitment Fee; Reductions in Aggregate Commitment		27
2.8	Minimum Amount of Each Advance		27
2.9	Optional Principal Payments		27
2.10	Method of Selecting Types and Interest Periods for New Advances		27
2.11	Conversion and Continuation of Outstanding Advances		28
2.12	Changes in Interest Rate, etc.		28
2.13	Rates Applicable After Default		28
2.14	Method of Payment		29
2.15	Noteless Agreement; Evidence of Indebtedness		29
2.16	Telephonic Notices		30
2.17	Interest Payment Dates; Interest and Fee Basis		30
2.18	Notification of Advances, Interest Rates, Prepayments and Commitment Reductions		30
2.19	Lending Installations		30
2.20	Non-Receipt of Funds by the Agent		31
2.21	Replacement of Lender		31
2.22	Increase in Commitments		31
	2.22.1	Amount of Increase in Commitments	31
	2.22.2	Eligibility	31
	2.22.3	Notice	31
	2.22.4	Minimum Amount	32
	2.22.5	Implementation of Increase	32

ARTICLE III. YIELD PROTECTION; TAXES			34
3.1	Yield Protection		34

i

3.2	Changes in Capital Adequacy Regulations	35
3.3	Availability of Types of Advances	35
3.4	Funding Indemnification	35
3.5	Taxes	36
3.6	Lender Statements; Survival of Indemnity	37

ARTICLE IV. CONDITIONS PRECEDENT		38
4.1	Initial Credit Extension	38
4.2	Each Credit Extension	40

ARTICLE V. REPRESENTATIONS AND WARRANTIES		41
5.1	Existence and Standing	41
5.2	Authorization and Validity	41
5.3	No Conflict; Government Consent	41
5.4	Financial Statements	42
5.5	Material Adverse Change	42
5.6	Taxes	42
5.7	Litigation and Contingent Obligations	42
5.8	Subsidiaries	42
5.9	ERISA	42
5.10	Accuracy of Information	42
5.11	Regulation U	43
5.12	Material Agreements	43
5.13	Compliance With Laws	43
5.14	Ownership of Properties	43
5.15	Plan Assets; Prohibited Transactions	43
5.16	Environmental Matters	43
5.17	Investment Company Act	44
5.18	Public Utility Holding Company Act	44
5.19	Post-Retirement Benefits	44
5.20	Insurance	44
5.21	Solvency	44
5.22	Intellectual Property	44
5.23	Properties	44
5.24	Operating Locations	44
5.25	Certain Licenses	45
5.26	Predecessor Entities of the Loan Parties	45

ARTICLE VI. COVENANTS		45
6.1	Financial Reporting	45
6.2	Use of Proceeds	46
6.3	Notice of Default	47
6.4	Conduct of Business	47
6.5	Taxes	47
6.6	Insurance	47
6.7	Compliance with Laws	47
6.8	Maintenance of Properties	48
6.9	Inspection	48
6.10	Indebtedness	48
6.11	Merger	49
6.12	Sale of Assets	49
6.13	Investments and Acquisitions	50
6.14	Subsidiaries	53
6.15	Certain Transactions	54

6.16	Liens		54
6.18	Rentals		55
6.19	Affiliates		55
6.20	No Prepayment of Material Indebtedness		56
6.21	Recordation of Calder Mortgage		56
6.22	Financial Contracts		56
6.23	Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities		56
6.24	Financial Covenants		56
	6.24.3	Minimum Net Worth	57
6.25	Loan Parties shall enter into Collateral Documents		57
6.26	Maintenance of Patents, Trademarks, Etc.		57
6.27	Plans and Benefit Arrangements		57
6.28	Compliance with Laws		57
6.29	Further Assurances		58
6.30	Subordination of Intercompany Loans		58
6.31	Plans and Benefit Arrangements		58
6.32	Issuance of Stock		58
6.33	Changes in Organizational Documents		59
6.35	Other Agreements		59
6.36	Preservation of Existence		59

ARTICLE VII. DEFAULTS			60

ARTICLE VIII. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES			62
8.1	Acceleration; Facility LC Collateral Accounts		62
8.2	Amendments		63
8.3	Preservation of Rights		64

ARTICLE IX. GENERAL PROVISIONS			64
9.1	Survival of Representations		64
9.2	Governmental Regulation		64
9.3	Headings		64
9.4	Entire Agreement		65
9.5	Several Obligations; Benefits of this Agreement		65
9.6	Expenses; Indemnification		65
9.7	Numbers of Documents		66
9.8	Accounting		66
9.9	Severability of Provisions		66
9.10	Nonliability of Lenders		66
9.11	Confidentiality		67
9.12	Nonreliance		67
9.13	Disclosure		67
9.14	Joinder of Guarantors		67
9.15	Business Days		68
9.16	No Course of Dealing		68
9.17	Waivers by the Borrower		68
9.18	Incorporation by Reference		68
9.19	USA Patriot Act Notification		68

ARTICLE X. THE AGENT			68
10.1	Appointment; Nature of Relationship		68
10.2	Powers		69
10.3	General Immunity		69
10.4	No Responsibility for Loans, Recitals, etc.		69

10.5	Action on Instructions of Lenders		69
10.6	Employment of Agents and Counsel		70
10.7	Reliance on Documents; Counsel		70
10.8	Agent’s Reimbursement and Indemnification		70
10.9	Notice of Default		70
10.10	Rights as a Lender		70
10.11	Lender Credit Decision		71
10.12	Successor Agent		71
10.13	Agent and Arranger Fees		71
10.14	Delegation to Affiliates		71
10.15	Execution of Collateral Documents		71
10.16	Collateral Releases		71
10.17	Co-Agents, Documentation Agent, Syndication Agent, etc.		72

ARTICLE XI. SETOFF; RATABLE PAYMENTS			72
11.1	Setoff		72
11.2	Ratable Payments		72

ARTICLE XII. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS			72
12.1	Successors and Assigns		72
12.2	Participations		73
	12.2.1	Permitted Participants; Effect	73
	12.2.2	Voting Rights	73
	12.2.3	Benefit of Certain Provisions	73
12.3	Assignments		74
	12.3.1	Permitted Assignments	74
	12.3.2	Consents	74
	12.3.3	Effect; Effective Date	74
	12.3.4	Register	74
12.4	Dissemination of Information		75
12.5	Tax Treatment		75

ARTICLE XIII. NOTICES			76
13.1	Notices		76
13.2	Change of Address		76

ARTICLE XIV. COUNTERPARTS; INTEGRATION; EFFECTIVENESS			76

ARTICLE XV. CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL			77
15.1	Choice of Law		77
15.2	Consent to Jurisdiction		77
15.3	Waiver of Jury Trial		77

Commitment Schedule

Pricing Schedule

Exhibit A	Borrower’s Counsel Opinion Requirements

Exhibit B	Compliance Certificate

Exhibit C	Form of Assignment and Assumption Agreement

Exhibit D	Loan/Credit Related Money Transfer Instructions

Exhibit E	Form of Note

Exhibit F	Form of Notice of Acquisition

Exhibit G	Intentionally Omitted

Exhibit H	Form of Intercompany Subordination Agreement

Exhibit I	Forms of Mortgages and Deeds of Trust

Exhibit J	Form of Negative Pledge Agreement

Exhibit K	Form of Second Amended and Restated Pledge and Security Agreement

Exhibit L	Form of Lender Joinder

Exhibit M	Form of Acquisition Compliance Certificate

Exhibit N	Form of Guarantor Joinder

Exhibit O	Form of Investment Compliance Certificate

Exhibit P	Form of Certificate of Chief Financial Officer

Exhibit Q	Form of Reimbursement Agreement

Exhibit R	Form of Borrowing Notice

Exhibit S	Form of Notice of Continuation / Conversion

Schedule 1	Subsidiaries and other Investments

Schedule 2	Indebtedness and Liens

Schedule 3	Less Than 100% Subsidiaries

Schedule 4.1(i)(p)	Jurisdiction for Personal Property Searches

Schedule 4.1(i)(q)	Certain Required Third Party Consents

v

Schedule 5.22	Intellectual Property

Schedule 5.23	Real Property

Schedule 5.24	Operating Locations

Schedule 5.25	Licenses

Schedule 5.26	Predecessor Entities

Schedule 6(a)	Louisiana Mortgages

Schedule 6.22	Existing Rate Management Transactions

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amended and Restated Credit Agreement, dated as of December 22, 2009, is among CHURCHILL DOWNS INCORPORATED, the GUARANTORS party hereto, the LENDERS party hereto, the DEPARTING LENDERS, if any, party hereto and JPMORGAN CHASE BANK, N.A., a national banking association, as AGENT and as COLLATERAL AGENT to amend and restate the Previous Credit Agreement, which is hereby amended and restated in its entirety.

WHEREAS, the Borrower has requested, and the Agent, the Collateral Agent, the Departing Lenders and the Lenders have agreed, to amend the Previous Credit Agreement;

WHEREAS, the Borrower, the Lenders, the Departing Lenders, the Collateral Agent and the Agent have agreed (a) to enter into this Agreement in order to (i) amend and restate the Previous Credit Agreement in its entirety; (ii) re-evidence the Obligations, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrower and (b) that each Departing Lender shall cease to be a party to the Previous Credit Agreement, as evidenced by its execution and delivery of its Departing Lender Signature Page; and

WHEREAS, it is the intention of the parties to this Agreement that this Agreement not constitute a novation and that, from and after the Closing Date, the Previous Credit Agreement shall be amended and restated hereby and all references herein to “hereunder,” “hereof,” or words of like import and all references in any other Loan Document to the “Credit Agreement” or words of like import shall mean and be a reference to the Previous Credit Agreement as amended and restated hereby (and any section references to the Previous Credit Agreement shall refer to the applicable equivalent provision set forth herein although the section number thereof may have changed);

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by the Lenders and the Agent, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. As used in this Agreement:

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any other Loan Party (i) acquires any going business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Acquisition Compliance Certificate” has the meaning given it in Section 6.13.

“Adjusted EBITDA” of any Person for any period means the EBITDA for that Person for that period adjusted as set forth in the following sentence. For the purposes of calculating Adjusted EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) solely in respect of determining the Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the EBITDA of such Person for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, EBITDA for such Person for such Reference Period shall be calculated (a) after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period and (b) without giving effect to any material impairment charges made by the Person that is the target in any such Material Acquisition during such Reference Period. As used in this definition, “Material Acquisition” means any Acquisition that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $10,000,000; and “Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $10,000,000.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Advance” means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period. The term “Advance” shall include Swing Line Loans unless otherwise expressly provided.

“Advance Wagering Deposits” means refundable deposits and amounts held by a Loan Party for the benefit of persons who made such deposits for the purpose of future wagering, ownership of which deposits and amounts is vested in such persons.

“Affected Lender” has the meaning given it in Section 2.21.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent” means JPMorgan in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof. The initial Aggregate Commitment on the Closing Date is Two Hundred and Seventy-Five Million and 00/100 Dollars ($275,000,000).

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreement” means this Second Amended and Restated Credit Agreement, as it may be amended or modified and in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (a) the Prime Rate in effect for such date, (b) the sum of the Federal Funds Effective Rate in effect for such day plus 1/2% per annum and (c) the sum of (i) the quotient of (x) the Eurodollar Base Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day), divided by (y) one minus the Reserve Requirement (expressed as a decimal) applicable to such one month Interest Period, plus (ii) 1% per annum; provided that, for the avoidance of doubt, the Eurodollar Base Rate for any day shall be based on the applicable British Bankers’ Association LIBOR rate for deposits in Dollars as reported on Reuters Screen LIBOR01 Page or, if such service is not available, by any other generally recognized financial information service as of 11:00 a.m. (London time) on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Base Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Base Rate, respectively.

“Applicable Fee Rate” means, at any time, the percentage rate per annum at which the Commitment Fee is accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arlington Land Acquisition” means the acquisition of 66.8 acres of land by Arlington Park Racecourse, LLC (“Arlington Park”) from The Duchossois Group, Inc. (“Duchossois Group”) pursuant to the terms of that certain Agreement of Sale and Purchase dated November 30, 2009.

“Arranger” means collectively, J.P. Morgan Securities Inc., and its successors, and PNC Capital Markets, Inc., a Pennsylvania corporation, and its successors, in their capacity as Joint Lead Arrangers and Joint Book Runners.

“Assignment of Patents, Trademarks and Copyrights” shall mean the Assignment of Patents, Trademarks and Copyrights from time to time executed by the Loan Parties in favor of the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Authorized Officer” means any of the chief executive officer, chief financial officer, any executive vice president, any senior vice president, the treasurer, and any other officer designated as such by the board of directors of the Borrower, acting singly.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“Banking Services” means the Working Cash Sweep Rider and each and any of the following bank services provided to the Borrower or any of its Subsidiaries by any Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Borrower or any of its Subsidiaries to the Lenders and their Affiliates, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Benefit Arrangement” shall mean at any time an “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the Controlled Group.

“Borrower” means Churchill Downs Incorporated, a Kentucky corporation, and its successors and assigns.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.10, and shall be in a form satisfactory to the Agent, generally in the form of Exhibit R.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Louisville and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Louisville for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“CDMC” shall mean Churchill Downs Management Company, LLC, a Kentucky limited liability company, and wholly owned subsidiary of the Borrower.

“Calder” means Calder Race Course, Inc., a Florida corporation.

“Calder Financing Statements” is defined in Section 6.21.

“Calder Mortgage” means the Mortgage executed by Calder in favor of the Collateral Agent with respect to the Real Property owned by Calder. Calder executed the Calder Mortgage and delivered such Calder Mortgage to the Agent on the 2003 Closing Date in a form sufficient for recordation and the Agent may hereafter record such Mortgage at any time pursuant to Section 6.21.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Cash Equivalent Investments” means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000 and a certificate of deposit issued by Louisville Community Development Bank in an amount not to exceed $100,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

“Change in Control” means the occurrence of any of the following: Any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing Date) or related Persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), other than a group including, and under the general supervision of, the Excluded Group: (i) become the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing Date), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the voting stock or membership or other equity interests of the Borrower, or (ii) acquire after the date of the Closing Date (x) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Borrower, through beneficial ownership of the capital stock of the Borrower or otherwise, or (y) all or substantially all of the properties and assets of the Borrower.

“Change” has the meaning given it in Section 3.2.

“Closing Date” means December 22, 2009.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” means and includes, collectively but without limitation, all property and assets in which the Loan Parties grant (or are required to grant pursuant to the terms hereof) the Collateral Agent for the benefit of the Lenders an interest as collateral or other security for all or any of the Secured Obligations, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention, contract, lease or consignment agreement intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract or otherwise and is intended to and shall include all real and personal property, tangible and intangible, of the Loan Parties; provided, however, the term Collateral shall not include (i) the Horseman’s Account, (ii) Advance Wagering Deposits, (iii) the bond issued under the Master Plan Bond Transaction and payments owed by one Loan Party to another Loan Party in connection with the Master Plan Bond Transaction, (iv) ownership interests of any Loan Party in any (a) Excluded Subsidiary, (b) any Excluded Entity, and (c) those Persons listed on Schedule 3 hereto in which, as of the Closing Date, a Loan Party directly or indirectly owns less than 100% of the outstanding interest of such Person and in which the organizational agreements governing such Person prohibit the applicable Loan Party from granting a security interest in such ownership interest, and (v) any chattel paper, contract rights or other general intangibles which are now held or hereafter acquired by any Loan Party to the extent that such chattel paper, contract rights or other general intangibles (including, but not limited to, licenses) are not assignable or capable of being encumbered (a) as a matter of law or (b) under the terms of any agreement applicable thereto (but solely to the extent that any such restriction is enforceable and not ineffective under applicable law) without the consent of the other party to such agreement where such consent has not been obtained after the applicable Loan Party has made a reasonably diligent effort satisfactory to the Agent to obtain such consent.

“Collateral Agent” means JPMorgan in its capacity as contractual representative of the Lenders as Collateral Agent hereunder, and not in its individual capacity as a Lender.

“Collateral Documents” means, collectively, all of the instruments, documents and agreements executed in connection with this Agreement, the Previous Credit Agreement or the 2003 Credit Agreement by which any Person grants a security interest in Collateral, including without limitation, those documents referenced in Section 6.25 of this Agreement, which in turn includes without limitation, the Pledge and Security Agreement, the Mortgages, the Mortgage Instruments, the Negative Pledge Agreement, the Assignment of Patents, Trademarks and Copyrights, the Intercompany Subordination Agreement, the 2004B Collateral Documents, and all other documents or instruments executed as security for the Secured Obligations from time to time, including, without limitation, those entered into pursuant to Section 6.29 of this Agreement.

“Collateral Shortfall Amount” is defined in Section 8.1.

“Commitment” means, for each Lender, the obligation of such Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth for such Lender on the Commitment Schedule, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.3 or as otherwise modified from time to time pursuant to the terms hereof.

“Commitment Fee” is defined in Section 2.7.

“Commitment Schedule” means the Schedule identifying each Lender’s Commitment as of the Closing Date attached hereto and identified as such.

“ContentCo” means CD ContentCo HC, LLC, a Delaware limited liability company existing to hold Borrower’s interest in TrackNet Media Group, LLC, a Delaware limited liability company and joint venture formed by Borrower and Magna Entertainment Corp., a Delaware corporation (“Magna”), which joint venture will consolidate racing signals, wagering rights, account wagering and related businesses of the Borrower and its Subsidiaries and third parties, including without limitation, Magna.

“Consolidated Adjusted EBITDA” for any Period means the consolidated Adjusted EBITDA of all of the Loan Parties for that period, consolidated in accordance with Agreement Accounting Principles. The EBITDA of the Excluded Subsidiaries shall not be included in Consolidated Adjusted EBITDA.

“Consolidated Funded Indebtedness” means at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.

“Consolidated Indebtedness” means at any time the Indebtedness of the Loan Parties calculated on a consolidated basis as of such time in accordance with Agreement Accounting Principles. The Indebtedness of any Excluded Subsidiary shall not be included in Consolidated Indebtedness.

“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Loan Parties calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles. The interest expense paid by an Excluded Subsidiary shall not be included in Consolidated Interest Expense.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of all of the Loan Parties calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles. The net income (or loss) of any Excluded Subsidiary shall not be included in Consolidated Net Income.

“Consolidated Net Worth” means as of any date of determination total shareholders’ equity of all of the Loan Parties as of such date determined and consolidated in accordance with Agreement Accounting Principles. The total shareholders’ equity of any Excluded Subsidiary shall not be included in Consolidated Net Worth.

“Consolidated Rentals” means, with reference to any period, the Rentals of the Loan Parties calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles. The Rentals of any Excluded Subsidiary shall not be included in Consolidated Rentals.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any guaranty, comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.11, and shall be in a form satisfactory to this Agent, generally in the form of Exhibit S.

“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.

“Current Fields of Enterprise” means those fields of enterprise that each Loan Party is engaged in as of the date of this Agreement, and activities related thereto, including, but not limited to the acquisition of Persons that provide wagering platforms and the acquisition of entertainment event Persons and the improvement of existing facilities to allow expanded entertainment venues, and, in each case, shall not include any mode of gambling other than pari-mutuel wagering on horse racing and Permitted Alternative Gaming which, in each case, is conducted in full compliance with applicable law.

“Default” means one or more of the events described in Article VII.

“Defaulting Lender” means any Lender, as determined by the Agent, that has (a) failed to fund any portion of its Loans or participations in Facility LCs or Swing Line Loans within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Agent, the LC Issuer, the Swing Line Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Facility LCs and Swing Line Loans, (d) otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Departing Lender” means each lender under the Previous Credit Agreement that executes and delivers to the Agent a Departing Lender Signature Page. There are no Departing Lenders.

“Departing Lender Signature Page” means each signature page to this Agreement on which it is indicated that the Departing Lender executing the same shall cease to be a party to the Previous Credit Agreement on the Closing Date.

“EBITDA” for any Person for any period of determination means that Person’s net income plus, to the extent deducted from revenues in determining net income, (i) interest expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary losses incurred other than in the ordinary course of business and (vi) the one-time contribution by the Borrower of up to $10,000,000 to the Churchill Downs Foundation; minus, to the extent included in net income, that Person’s extraordinary gains realized other than in the ordinary course of business for such period determined, in accordance with Agreement Accounting Principles.

“Environmental Laws” means all applicable federal, provincial, state and local laws, rules, regulations, reported and publicly available orders, reported judicial determinations, and reported and publicly available decisions of an executive body or any governmental or quasi-governmental entity, whether in the past, the present or the future, pertaining to health and/or the environment in effect in any and all jurisdictions in which the Borrowers are at any time leasing equipment pursuant to a Lease or otherwise doing business. The Environmental Laws shall include, but shall not be limited to, the following: (1) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601, et seq.; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321; the Safe Drinking Water Act, 42 U.S.C. Sections 300F, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251; et seq.; the Clean Air Act, 42 U.S.C. Section 7401, et seq.; and the regulations promulgated in connection therewith; and (2) Environmental Protection Agency regulations pertaining to asbestos (including 40 C.F.R. Part 61, Subpart M); Occupational Safety and Health Administration regulations pertaining to asbestos (including 29 C.F.R. Sections 1910.1001 and 1926.58); and any state, province and local laws and regulations pertaining to Hazardous Materials and/or asbestos.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.13, bears interest at the applicable Eurodollar Rate.

“Eurodollar Base Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars as reported on Reuters Screen LIBOR01 Page or, if such service is not available, by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers’ Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which JPMorgan or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of JPMorgan’s relevant Eurodollar Loan and having a maturity equal to such Interest Period.

“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.13, bears interest at the applicable Eurodollar Rate.

“Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Entities” means any corporation, partnership, limited liability company or other Person in which the Loan Parties hold an ownership interest, either directly or indirectly, and which is not a Loan Party.

“Excluded Group” means and includes Duchossois Industries, Inc. and its Affiliates.

“Excluded Subsidiaries” means any Excluded Entity which is a Subsidiary of any of the Loan Parties. The Excluded Subsidiaries on the date of this Agreement are: Tracknet, LLC, BRIS Data Corporation, TSN Data Corporation, CD ContentCo HC, LLC, a Delaware limited liability company, CD HRTV HC, LLC, a Delaware limited liability company, and, until the consummation of the acquisition by the Borrower of UBET, Tomahawk Merger Corp., a Delaware corporation and Tomahawk Merger LLC, a Delaware limited liability company.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Facility LC” is defined in Section 2.3.1.

“Facility LC Application” is defined in Section 2.3.3.

“Facility LC Collateral Account” is defined in Section 2.3.11.

“Facility Termination Date” means December 22, 2013, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“Fair Grounds Assignment and Subordination of Lease and Management Agreement” shall mean the Assignment and Subordination of Lease and Management Agreement, dated as of October 14, 2004, between Churchill Downs Louisiana Horseracing Company, L.L.C., as Landlord, and Fair Grounds Corporation, as Tenant.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published on the next succeeding day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Louisville time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, and/or (ii) any Rate Management Transaction.

“First Amendment” means the 2004A Amendment to Loan Documents, dated as of June 1, 2004 among the Agent, the Guarantors party thereto and the Borrower.

“Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.13, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.13, bears interest at the Floating Rate.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Guarantor Joinder” is defined in Section 9.14.

“Guarantors” means, subject to Section 6.12(iii) collectively, Churchill Downs Management Company, LLC, Churchill Downs Investment Company, Churchill Downs Simulcast Productions, LLC, Charlson Industries, Inc., Calder Race Course, Inc., Tropical Park, Inc., Arlington Park Racecourse, LLC, Arlington OTB Corp., Quad City Downs, Inc., Churchill Downs Louisiana Horseracing Company, L.L.C., Churchill Downs Louisiana Video Poker Company, L.L.C., Video Services, Inc., Churchill Downs Technology Initiatives Company, any Person who becomes a Guarantor under Section 9.14, and the successors and assigns of any of them, and “Guarantor” means any one or more of these.

“Guaranty” means that certain Second Amended and Restated Guaranty dated as of the Closing Date, executed by the Guarantors in favor of the Collateral Agent, entered into pursuant to this Agreement, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Hazardous Materials” means any substance, chemical, wastes (medical or otherwise), or contaminants, including, without limitation, asbestos, polychlorinated biphenyls (“PCBs”), paint containing lead, gasoline or other petroleum products, radioactive material, urea formaldehyde foam insulation, and discharges of sewage or effluent that is designated or defined (either by inclusion in a list of materials or by reference to exhibited characteristics) as hazardous, toxic or dangerous, or as a designated or prohibited substance, in any federal, state, provincial, municipal or local law, by-law, code having the force of law, or ordinance, including, without limitation, the applicable Environmental Laws, now existing or hereafter in effect, and all rules having the force of law and regulations promulgated thereunder.

“Horseman’s Account” means refundable deposits and amounts held by a Loan Party for the benefit of horsemen, ownership of which deposits and amounts is vested in such horsemen.

“HRTV” means CD HRTV HC, LLC, a Delaware limited liability company existing to hold Borrower’s fifty percent (50%) interest in Magna’s horse racing channel HRTV™, which channel engages or will engage in the production of television broadcast of racing signals and related businesses of the Borrower and its Subsidiaries and third parties, including without limitation, Magna.

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) LC Obligations, (viii) aggregate undrawn stated amount under Letters of Credit that are not Facility LCs, plus the aggregate amount of all reimbursement obligations in connection therewith, and (ix) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, but the term “Indebtedness” does not include trade payables and accrued expenses, deferred revenue related to the annual running of the Kentucky Derby, deferred revenue from the leasing or licensing of PSLs, and obligations not exceeding $3,000,000 under outstanding pari-mutuel tickets that are payable with respect to races run not more than one year prior to the date of determination which were incurred in the ordinary course of business, which are not represented by a promissory note or other evidence of indebtedness and (other than pari-mutuel tickets) which are not more than thirty (30) days past due, all determined in accordance with Agreement Accounting Principles.

“Indemnity Agreement” shall mean the Environmental Indemnity Agreement, dated as of the 2003 Closing Date, among the Agent, the Borrower and the Guarantors party thereto.

“Intercompany Subordination Agreement” shall mean a subordination agreement among the Loan Parties in the form attached hereto as Exhibit H.

“Interest Coverage Ratio” means, as of any date of calculation, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Interest Expense, in each instance computed as provided in Section 6.24.1 and in accordance with Agreement Accounting Principles.

“Interest Period” means, with respect to a Eurodollar Advance, a period of one, two, three or six (or, with the consent of each Lender, nine or twelve) months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six (or, with the consent of each Lender, nine or twelve) months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth (or, with the consent of each Lender, ninth or twelfth) succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“Jazz Fest Subordination Agreement and Estoppel” shall mean the Subordination, Non-Disturbance and Attornment Agreement dated October 13, 2004, between The New Orleans Jazz and Heritage Foundation, Inc., as Tenant, and the Collateral Agent as mortgagee under the Mortgage defined therein, together with the Estoppel Certificate by The New Orleans Jazz and Heritage Foundation, Inc. in favor of the Agent and the Collateral Agent.

“JPMorgan” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“LC Exposure” means, at any time, the aggregate principal amount of all LC Obligations at such time. The LC Exposure of any Lender at any time shall be its Pro Rata Share of the total LC Exposure at such time.

“LC Fee” is defined in Section 2.3.4.

“LC Issuer” means PNC Bank (or any subsidiary or affiliate of PNC Bank designated by PNC Bank) in its capacity as issuer of Facility LCs hereunder.

“Investment Compliance Certificate” is defined in Section 6.13(ii)(c).

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time (including without limitation increases, if any, in the stated amount provided in any Facility LC, whether or not the time for such increase has occurred) plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date” is defined in Section 2.3.5.

“LC Reimbursement Agreement” is defined in Section 2.3.3.

“Lenders” means the lending institutions (other than the Departing Lenders) listed on the signature pages of this Agreement and their respective successors and assigns, together with any lending institution that becomes a Lender under Section 12.3. Unless otherwise specified, the term “Lenders” includes PNC Bank in its capacity as Swing Line Lender.

“Lending Installation” means, with respect to a Lender or the Agent, the office, branch, subsidiary or Affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.19.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Leverage Ratio” means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date to (ii) Consolidated Adjusted EBITDA, in each instance computed in accordance with Section 6.24.2 and Agreement Accounting Principles.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means a Revolving Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, the Facility LC Applications, the LC Reimbursement Agreement, any Notes issued pursuant to Section 2.15, the Collateral Documents, the Guaranty, and all other documents (excluding the Working Cash Sweep Rider) and/or instruments executed and delivered pursuant to and/or in connection with the 2003 Credit Agreement, the Previous Credit Agreement or this Agreement.

“Loan Parties” means the Borrower and the Guarantors from time to time.

“Louisiana Mortgages” means the Mortgages, Assignments of Rents and Security Agreements and the Leasehold Mortgages, Assignments of Rents and Security Agreements and Deeds of Trust encumbering the Loan Parties’ fee or leasehold interest in those properties listed on 6(a) of the 2004B Amendment and delivered by each of the applicable Loan Parties with respect to each of the parcels of real property listed on Schedule 6(a) to the Collateral Agent for the benefit of the Lenders, as they may be amended and/or supplemented from time to time.

“Master Plan Bond Rentals” means rentals payable under the Master Plan Bond Transaction.

“Master Plan Bond Transaction” means the transaction through which the City of Louisville, Kentucky (n/k/a Louisville/Jefferson County Metro Government) Taxable Industrial Building Revenue Bond, Series 2002 (Churchill Downs Incorporated Project) was issued.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects, of the Loan Parties taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer, the Collateral Agent or the Lenders thereunder.

“Material Greenfield Project” means a project(s) or transaction(s) pursuant to which a Loan Party would license, construct and operate a facility providing Permitted Alternative Gaming.

“Material Indebtedness” means Indebtedness in an outstanding principal amount of $3,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars), but does not include the Indebtedness under the Convertible Promissory Note in the principal amount of $16,669,379.87 dated October 19, 2004 payable to Brad M. Kelley.

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Modify” and “Modification” are defined in Section 2.3.1.

“Money Service Business Laws” means all applicable federal, provincial, state and local laws, rules, regulations, reported and publicly available orders, reported judicial determinations, and reported and publicly available decisions of an executive body or any governmental or quasi-governmental entity, whether in the past, the present or the future, pertaining to any Money Service Business Provider in effect in any and all jurisdictions in which the Borrower or any of its Subsidiaries are at any time doing business.

“Money Service Business Provider” means a Person that provides any of the following services: 1) currency dealer or exchanger, 2) check casher, 3) issuer of traveler’s checks, money orders or open stored value cards, 4) seller or redeemer of traveler’s checks, money orders, or open stored value cards or 5) money transmitter.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” shall mean the Mortgages and Deeds of Trust in substantially the form of collective Exhibit I previously executed and delivered by each of the applicable Loan Parties with respect to each of the parcels of Real Property Collateral to the Collateral Agent for the benefit of the Lenders. The Calder Mortgage with respect to the Real Property in Florida was not recorded on the 2003 Closing Date, but the Agent may cause the Collateral Agent to record the Calder Mortgage at any time pursuant to Section 6.21.

“Mortgage Instruments” means such title reports, ALTA title insurance policy (with endorsements), evidence of zoning compliance, property insurance, opinions of counsel, ALTA surveys, appraisals, flood certifications (and, if applicable, FEMA form acknowledgements of insurance), environmental assessments and reports and mortgage tax affidavits and declarations as are requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Negative Pledge Agreement” means that certain Negative Pledge Agreement in substantially the form of Exhibit J executed and delivered by Calder and all the Loan Parties in favor of the Agent with respect to all interest of the Loan Parties in any Property of Calder, including without limitation any Property subject to the Calder Mortgage and/or any Calder Financing Statements.

“Non-U.S. Lender” is defined in Section 3.5(iv).

“Note” is defined in Section 2.15(iv).

“Notice of Acquisition” is defined in Section 6.13(iii)(b).

“Obligations” means, collectively, all unpaid principal of and accrued and unpaid interest on the Loans, all obligations, contingent or otherwise, under and/or in connection with any Notes and/or to or for the benefit of any Lender and/or the LC Issuer under and/or in connection with the other Loan Documents, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the Collateral Agent for the benefit of any Lender or the LC Issuer, the LC Issuer or any indemnified party arising under the Loan Documents, whether they exist on the date of this Agreement, the Previous Credit Agreement or the 2003 Credit Agreement, or arise or are created or acquired after the date of this Agreement, the Previous Credit Agreement or the 2003 Credit Agreement.

“Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Other Taxes” is defined in Section 3.5(ii).

“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time, plus (iii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time.

“Participants” is defined in Section 12.2.1.

“Payment Date” means the last day of each calendar quarter.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Acquisitions” has the meaning given it in Section 6.13(iii).

“Permitted Alternative Gaming” means on-line gaming (including social gaming) and/or slot machines and/or video lottery terminals and/or electronic gaming machines, in each case operated by one or more of the Loan Parties at a facility owned or leased by, and operated by one or more of the Loan Parties, and at which either (1) live horse racing is underway at that facility and pari-mutuel wagering is being conducted with respect to those races; and/or (2) live horse racing is being simulcast at, and as a primary purpose of, that facility and pari-mutuel wagering is being conducted with respect to those races.

“Permitted Investment” means (i) investments in UBET; (ii) a possible investment of up to $10,000,000 in ContentCo; and (iii) a possible investment of up to $20,000,000 in HRTV.

“Permitted Liens” is defined in Section 6.16.

“Permitted Pro Rata Secured Financings” means those certain issuances of Indebtedness of the Borrower or any Domestic Subsidiary pursuant to a note offering to institutional investors or other term loan financing from banks and/or institutional investors, in each case with a maturity date that is no earlier than the Facility Termination Date and otherwise pursuant to such terms and conditions as are approved by the Administrative Agent from time to time and in an aggregate cumulative principal amount acceptable to the Required Lenders.

“Permitted Pro Rata Secured Obligations” means the Indebtedness and other obligations, if any, of the Borrower and its Subsidiaries under the Permitted Pro Rata Secured Financings.

“Permitted Secured Rate Management Transaction” has the meaning given it in Section 6.16(vii).

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Pledge and Security Agreement” means the Second Amended and Restated Pledge and Security Agreement in substantially the form of Exhibit K dated as of the Closing Date and executed and delivered by each of the applicable Loan Parties to the Collateral Agent for the ratable benefit of the Lenders, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“PNC Bank” means PNC Bank, National Association, a national banking association having its principal office in Pittsburgh, Pennsylvania, and having an office in Louisville, Kentucky, in its individual capacity, and its successors.

“Previous Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of September 23, 2005 by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Agent, as the same has been amended prior to the Closing Date.

“Pricing Schedule” means the Pricing Schedule attached to this Agreement.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Prohibited Transaction” shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

“Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (i) such Lender’s Commitment at such time by (ii) the Aggregate Commitment at such time; provided, however, (1) in the case of Section 2.23 when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage obtained by dividing (a) such Lender’s Commitment at such time by (b) the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) at such time and (2) if all of the Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by dividing (a) such Lender’s Outstanding Credit Exposure at such time by (b) the Aggregate Outstanding Credit Exposure (giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination) at such time.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“PSL” means any agreement between any Loan Party and a Person providing for a right to purchase or otherwise use seating accommodations in certain seating locations at the Borrower’s Property located on Central Avenue in Louisville, Kentucky, known as the Churchill Downs racetrack facility, and which agreement does not conflict with any of the Loan Documents, and/or result in a Default or Unmatured Default, and expressly does not result in, or require, the creation or imposition of any Lien in, leasehold interest in, rights in, claim to, easement or easement by estoppel over, or similar rights or interests in any Property of any such Loan Party, or result in, or require, the creation or imposition of any right to possess specific property (other than the contractual right to purchase or otherwise use the subject seating accommodations subject to the terms of such agreement).

“PSL Buyback/Guarantee” means any promise to repurchase or buy back, guarantee or otherwise provide credit support, directly or indirectly, given by any Loan Party in favor of any financial institution or other Person in connection with an obligation arising under a PSL Financing.

“PSL Financing” means any instance in which, pursuant to a PSL Financing Program, a PSL Purchaser finances its obligations under a PSL, in whole or in part, and which does not conflict with any of the Loan Documents, and/or result in a Default or Unmatured Default.

“PSL Financing Program” means a financing arrangement program established by any Loan Party with a financial institution or other Person pursuant to which such financial institution or other Person agrees to finance, in whole or in part, PSL Purchasers’ obligations under the PSLs, and which arrangement does not conflict with any of the Loan Documents, and/or result in a Default or Unmatured Default.

“PSL Purchaser” means the Person who enters into a PSL with any Loan Party.

“Purchasers” is defined in Section 12.3.1.

“Rate Management Obligations” means any and all obligations of the Borrower or any of its Subsidiaries to the Lenders or their Affiliates, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing including, without limitation, those transactions described on Schedule 6.22 or hereafter entered by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Real Property” means, collectively, each of the parcels of owned and/or leased real property of any of the Loan Parties, all of which is listed on Schedule 5.23.

“Real Property Collateral” means each of the parcels of owned Real Property listed on Schedule 5.23 except as set forth on such Schedule.

“Recorded Mortgages” means each of the Mortgages, except for the Calder Mortgage, but if the Calder Mortgage is subsequently recorded in accordance with Section 6.21, Recorded Mortgage shall include such Calder Mortgage on and after the date of such recordation.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U, T, G or X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.3 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

“Rentals” of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease but shall not include Master Plan Bond Rentals or Tote Rentals.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Reports” is defined in Section 9.6(i).

“Required Lenders” means Lenders in the aggregate having greater than fifty percent (50%) of the Aggregate Outstanding Credit Exposure, or if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than fifty percent (50%) of the aggregate principal amount of all of the Loans plus all of the LC Obligations.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Restricted Assets” has the meaning given it in Section 6.13(iii)(d)(3).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

“Revolving Loan” means, with respect to a Lender, such Lender’s Loan made pursuant to its Commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof) and includes any “Revolving Loan” made pursuant to the Previous Credit Agreement and outstanding on the Closing Date.

“Risk-Based Capital Guidelines” has the meaning given it in Section 3.2

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“SEC” means the Securities and Exchange Commission, or any governmental authority succeeding to any of its principal functions.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Obligations” means, collectively, (i) all Obligations, (ii) all Rate Management Obligations owing to one or more Lenders or any affiliate of any Lender, (iii) all Banking Services Obligations, (iv) any and all other indebtedness and/or obligations to or for the benefit of the Agent and/or one or more Lenders and/or the LC Issuer secured by and/or in all or any of the Collateral Documents, in each case whether they exist on the date of this Agreement, or arise or are created or acquired after the date of this Agreement and (v) Permitted Pro Rata Secured Obligations.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its direct or indirect Subsidiaries or by such Person and one or more of its direct or indirect Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Swing Line Borrowing Notice” is defined in Section 2.2.2.

“Swing Line Commitment” means the obligation of the Swing Line Lender in Section 2.2 to make Swing Line Loans up to a maximum principal amount of $20,000,000.

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Lender at any time shall be its Pro Rata Share of the total Swing Line Exposure at such time.

“Swing Line Lender” means PNC Bank, or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

“Swing Line Loan” means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.2.3 and includes any “Swing Line Loan” made pursuant to the Previous Credit Agreement and outstanding on the Closing Date.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Term Substantial Portion” means, with respect to the Property of the Borrower and the other Loan Parties, collectively, Property which represents 20% or more of Consolidated Net Worth or Property which is responsible for 20% of the Consolidated Net Income, in each case, as would be shown in the consolidated financial statements of the Loan Parties as at the end of the fiscal month next preceding the Closing Date (or if financial statements have not been delivered hereunder for that month, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Tote Rentals” means all amounts paid by a Person for rental of equipment and/or the provision of services under any agreement between such Person and a totalisator company.

“Transferee” is defined in Section 12.4.

“Twelve Month Substantial Portion” means, with respect to the Property of the Borrower and the other Loan Parties, collectively, Property which represents 10% or more of Consolidated Net Worth or Property which is responsible for 10% of the Consolidated Net Income, in each case, as would be shown in the consolidated financial statements of the Loan Parties as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“2003 Closing Date” means April 3, 2003.

“2003 Credit Agreement” means that certain Credit Agreement dated as of April 3, 2003 by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Agent, as the same has been amended prior to September 23, 2005.

“2004B Amendment” means the 2004B Amendment to Loan Documents, dated as of October 14, 2004, among the Agent, the Guarantors party thereto and the Borrower.

“2004B Amendment to Pledge and Security Agreement” means the 2004B Amendment to Pledge and Security Agreement, dated as of October 14, 2004, among the applicable Loan Parties and the Collateral Agent, as they may be amended and/or supplemented from time to time.

“2004B Assignments of Patent, Trademarks and Copyrights” shall mean the Assignment of Patent, Trademarks and Copyrights, dated as of October 14, 2004, executed by CDIP, L.L.C. in favor of the Collateral Agent and the Assignment of Patent, Trademarks and Copyrights, dated as of October 14, 2004, executed by Churchill Downs Louisiana Horseracing Company, L.L.C. in favor of the Collateral Agent.

“2004B Collateral Documents” means, collectively, all of the instruments, documents and agreements by which any Person grants a security interest in any Collateral pursuant to the 2004B Amendment, including without limitation, those documents referenced in Sections 6.25 and 6.29 of this Agreement, which in turn includes without limitation, the 2004B Amendment to the Pledge and Security Agreement, the 2004B Louisiana Addendum to Pledge and Security Agreement (as defined in the 2004B Amendment to Pledge and Security Agreement), the 2004B Consent Joinder and Reaffirmation, the Louisiana Mortgages, the 2004B Assignments of Patents, Trademarks and Copyrights, the Fair Grounds Assignment and Subordination of Lease and Management Agreement, the Jazz Fest Subordination Agreement and Estoppel, and all other documents or instruments executed as security for the Secured Obligations in connection with the 2004B Amendment from time to time, as they may be amended and/or supplemented from time to time.

“2004B Consent Joinder and Reaffirmation” shall mean the Consent Joinder and Reaffirmation, dated October 14, 2004, among the Collateral Agent, the Borrower and the Guarantors party thereto.

“2004B Guarantor Joinder” shall mean the Guarantor Joinder, dated October 14, 2004, among the Collateral Agent, the Borrower and the Guarantors party thereto.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

“UBET” means Youbet.com, Inc., a Delaware corporation.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Working Cash Sweep Rider” is defined in Section 2.2.5.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

1.2 Amendment and Restatement of Previous Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Sections 4.1 and 4.2, the terms and provisions of the Previous Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All Loans made and Secured Obligations incurred under the Previous Credit Agreement which are outstanding on the Closing Date shall continue as Loans and Secured Obligations under (and shall be governed by the terms of) this Agreement. Without limiting the foregoing, upon the effectiveness hereof: (a) all Letters of Credit issued (or deemed issued) under the Previous Credit Agreement which remain outstanding on the Closing Date shall continue as Facility LCs under (and shall be governed by the terms of) this Agreement, (b) all Secured Obligations constituting Rate Management Obligations with any Lender or any Affiliate of any Lender which are outstanding on the Closing Date shall continue as Secured Obligations under this Agreement and the other Loan Documents, (c) the Agent shall make such reallocations of each Lender’s “Outstanding Credit Exposure” under the Previous Credit Agreement as are necessary in order that each such Lender’s Outstanding Credit Exposure hereunder reflects such Lender’s Pro Rata Share of the outstanding Aggregate Outstanding Credit Exposure and (d) the Previous Revolving Loans (as defined in Section 2.1) of each Departing Lender shall be repaid in full (accompanied by any accrued and unpaid interest and fees thereon), each Departing Lender’s “Commitment” under the Previous Credit Agreement shall be terminated and each Departing Lender shall not be a Lender hereunder.

ARTICLE II

THE CREDITS

2.1 Revolving Loan Commitment. Prior to the Closing Date, revolving loans were previously made to the Borrower under the Previous Credit Agreement which remain outstanding as of the date of this Agreement (such outstanding revolving loans being hereinafter referred to as the “Previous Revolving Loans”). Subject to the terms and conditions set forth in this Agreement, the Borrower and each of the Lenders agree that on the Closing Date but subject to the satisfaction of the conditions precedent set forth in Section 4.1 and 4.2 (as applicable), the Previous Revolving Loans shall be reevidenced as Revolving Loans under this Agreement, the terms of the Previous Revolving Loans shall be restated in their entirety and shall be evidenced by this Agreement. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date. The Aggregate Commitment may be increased up to a total of $375,000,000 upon compliance with Section 2.22 below. No Lender shall have any obligation to increase its Commitment; any such increase shall be at the sole discretion of such Lender.

2.2 Swing Line Loans.

2.2.1 Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Commitment, provided that the Aggregate Outstanding Credit Exposure (including without limitation Swing Line Loans) shall not at any time exceed the Aggregate Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender’s Pro Rata Share of the Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to Section 2.1, exceed the Swing Line Lender’s Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

2.2.2 Borrowing Notice. The Borrower shall deliver to the Agent and the Swing Line Lender irrevocable notice (a “Swing Line Borrowing Notice”) not later than noon (Louisville time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000. The Swing Line Loans shall bear interest at a rate per annum equal to the Alternate Base Rate, plus the Applicable Margin set forth in the Pricing Schedule for the Floating Rate at that time.

2.2.3 Making of Swing Line Loans. Promptly after receipt of a Swing Line Borrowing Notice, the Agent shall notify each Lender by fax, or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Louisville time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Louisville, to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Agent’s aforesaid address.

2.2.4 Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. In addition, the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall, except when a Working Cash Sweep Rider is in effect, on the fifth (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender’s Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than noon (Louisville time) on the date of any notice received pursuant to this Section 2.2.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Louisville to the Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.2.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.11 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.2.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstance, including, without limitation, (a) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstance, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.2.4, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.2.4, such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

2.2.5 Working Cash Sweep Rider. Any provision of this Section 2.2 to the contrary notwithstanding, the Agent and each Lender acknowledges that, at the request of the Borrower, the Swing Line Lender has linked the Swing Line Loans to the Borrower’s demand deposit account with the Swing Line Lender. The Agent and the Lenders further acknowledge that the Borrower has entered into a Working Cash, Line of Credit, Investment Sweep Rider (“Working Cash Sweep Rider”) with the Swing Line Lender, pursuant to which certain cash management activities, including the making of Swing Line Loans, will occur automatically in amounts that may be less than the stated minimum Swing Line Loan set forth in Section 2.2.2 above, and without the need for a Swing Line Borrowing Notice. Each Lender agrees that it shall be obligated, pursuant to and in accordance with Section 2.2.4, to fund such Lender’s Pro Rata Share of any such automatically-made Swing Line Loans on the fifth (5th) Business Day following the day such advances are made, unless the Agent shall have given the Swing Line Lender written notice prior to the date the Swing Line Loan was made that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, and the Swing Line Lender has had a reasonable amount of time, not to exceed two (2) Business Days from such notice, within which to act. In the event of termination of the Working Cash Sweep Rider by either the Borrower or the Swing Line Lender, the Swing Line Lender will promptly notify the Agent of such termination.

2.3 Letter of Credit Subfacility.

2.3.1 Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each such Letter of Credit, together with each Letter of Credit issued or deemed to be issued pursuant to the Previous Credit Agreement and outstanding on the Closing Date, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $20,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance; provided that any Facility LC with an expiry date one year after issuance may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (x) above).

2.3.2 Participations. Upon (a) the Closing Date with respect to each Facility LC issued and outstanding under the Previous Credit Agreement and (b) the issuance or Modification by the LC Issuer of each other Facility LC in accordance with this Section 2.3, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

2.3.3 Notice. Subject to Section 2.3.1, the Borrower shall give the LC Issuer and the Agent notice prior to 10:00 a.m. (Louisville time) at least three Business Days, or such shorter period of time as may be acceptable to the LC Issuer in its discretion, prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon Agent’s receipt of such notice, the Agent shall promptly notify the LC Issuer if the proposed amount of such Facility LC will cause the Aggregate Outstanding Credit Exposure to equal or exceed the Aggregate Commitment. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered a Reimbursement Agreement (“LC Reimbursement Agreement”) in the form of Exhibit Q, and such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”). The terms of the LC Reimbursement Agreement and Facility LC Application shall supplement the terms of this Agreement, but in the event of any conflict between the terms of this Agreement and the terms of any LC Reimbursement Agreement and/or any Facility LC Application, the terms of this Agreement shall control. On the date of issuance or Modification by the LC Issuer of any Facility LC, the LC Issuer shall notify the Agent, and the Agent shall promptly notify each Lender of the issuance or Modification of each Facility LC, specifying the beneficiary, the date of issuance (or Modification) and the expiry date of such Facility LC, the terms of the Facility LC and the nature of the transactions supported by the Facility LC.

2.3.4 LC Fees. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Payment Date, and such fee to be payable on the date of such issuance or increase (each such fee described in this sentence an “LC Fee”). In addition, the Borrower shall pay to the LC Issuer for its own account a fronting fee equal to 12.5 basis points (0.125%) multiplied by the daily average Letters of Credit Outstanding, payable quarterly in arrears commencing on the first Business Day of each October, January, April and July following issuance of each Facility LC and on the Facility Termination Date. As used herein, “Letters of Credit Outstanding” means the aggregate amount available to be drawn on all Facility LCs issued and outstanding (including any amounts drawn thereunder and not reimbursed, regardless of the existence or satisfaction of any conditions or limitations on drawing).

2.3.5 Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment in connection with a presentation of documents under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.3.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Louisville time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

2.3.6 Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any

Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.3.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.10 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

2.3.7 Obligations Absolute. The Borrower’s obligations under this Section 2.3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.3.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.3.6.

2.3.8 Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.3, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.3.9 Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC. Nothing in this Section 2.3.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

2.3.10 Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Section 2.3 or any action taken or omitted by such indemnitees hereunder.

2.3.11 Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the “Facility LC Collateral Account”) at the Agent’s office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and the LC Issuer and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders, and the LC Issuer, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of JPMorgan having a maturity not exceeding 30 days. Nothing in this Section 2.3.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

2.3.12 Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

2.4 Required Payments; Termination. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

2.5 Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares.

2.6 Types and Number of Eurodollar Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.10 and 2.11, or Swing Line Loans selected by Borrower in accordance with Section 2.2. The Borrower may have no more than eight (8) Eurodollar Advances outstanding at any one time.

2.7 Commitment Fee; Reductions in Aggregate Commitment. The Borrower agrees to pay to the Agent for the account of each Lender according to its Pro Rata Share a commitment fee (the “Commitment Fee”) in arrears at a per annum rate equal to the Applicable Fee Rate in effect from time to time on the average daily Available Aggregate Commitment of such Lender from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. Swing Line Loans shall not count as usage of any Lender’s Commitment for the purpose of calculating the commitment fee due hereunder. In addition, on the Closing Date, the Borrower shall pay to the Agent for the ratable account of the lenders then party to the Previous Credit Agreement, the accrued and unpaid commitment fees under the Previous Credit Agreement through Closing Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least one Business Days’ written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

2.8 Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance (other than an advance to repay Swing Line Loans) shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

2.9 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances (other than Swing Line Loans) upon one Business Day’s prior notice to the Agent. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Agent and the Swing Line Lender by 11:00 a.m. (Louisville Time) on the date of repayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances or any portion of the outstanding Eurodollar Advances upon three (3) Business Days’ prior notice to the Agent.

2.10 Method of Selecting Types and Interest Periods for New Advances. Each Type of Advance shall bear interest according to its Type, from the date the Advance is made until it is repaid. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. (Louisville time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

(i)	the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)	the aggregate amount of such Advance,

(iii)	the Type of Advance selected, and

(iv)	in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 1:00 p.m. (Louisville time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Louisville to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent’s aforesaid address.

2.11 Conversion and Continuation of Outstanding Advances. Floating Rate Advances (other than Swing Line Loans) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.11 or are repaid in accordance with Section 2.9. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.9 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.10, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance (other than a Swing Line Loan) into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Louisville time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

(i)	the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)	the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii)	the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

2.12 Changes in Interest Rate, etc. Each Floating Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.11, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.11 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.10 and 2.11 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

2.13 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.10, 2.11 or 2.12, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower

(which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

2.14 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall (except with respect to repayments of Swing Line Loans, and in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender, in the same type of funds that the Agent received, at such Lender’s address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with JPMorgan for each payment of principal, interest Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section 2.14 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.3.6.

2.15 Noteless Agreement; Evidence of Indebtedness.

(i)	Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)	The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period (if applicable) with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof.

(iii)	The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv)

Any Lender may request that its Loans be evidenced by a promissory note or, in the case of the Swing Line Lender, promissory notes representing its Revolving Loans and Swing Line Loans, respectively, substantially in the form of Exhibit E, with appropriate changes for notes evidencing Swing Line Loans (each, a “Note”). In such event, the Agent shall prepare and forward to the Borrower for execution and delivery to such Lender a Note or Notes payable to the order of such Lender. Thereafter, the Loans evidenced by each such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

2.16 Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation signed by an Authorized Officer, if such confirmation is requested by the Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.17 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on each date set forth in the Working Cash Sweep Rider, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and on the Facility Termination Date. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and on the Facility Termination Date. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, Commitment Fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year, except for interest payable on Advances at the Alternate Base Rate which shall accrue on the basis of the actual number of days elapsed over a year of 365 or 366 days, as appropriate. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.18 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.19 Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.20 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.21 Replacement of Lender. If the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender, if any Lender becomes a Defaulting Lender or if any Lender’s obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged, if such Lender continues to be a Defaulting Lender or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

2.22 Increase in Commitments.

2.22.1 Amount of Increase in Commitments. The Borrower may at any time, with the consent of the Agent but without the consent of the Lenders except as provided in Sections 2.22.2 and 2.22.5(i), increase the Aggregate Commitment up to an amount not to exceed $375,000,000, subject to satisfaction of each and all of the requirements contained in this Section 2.22.

2.22.2 Eligibility. Each Lender who provides an increase in the Aggregate Commitment (each a “New Commitment Provider”) shall be either an existing Lender at the time of the increase (each an “Existing Lender”) or a financial institution reasonably acceptable to the Agent and the Borrower (and the Borrower’s acceptance shall not be unreasonably withheld) that is not then currently a Lender (each a “New Lender”).

2.22.3 Notice. The Borrower and the Agent jointly shall notify the Lenders at least fifteen (15) Business Days before the date (“Commitment Increase Effective Date”) any increase in the Aggregate Commitment shall become effective. Such notice shall state the amount of the increase in the Aggregate Commitment, the names of the Lenders providing the additional Commitments and the Commitment Increase Effective Date.

2.22.4 Minimum Amount. Any increase in the Aggregate Commitment provided by any individual Lender shall be in an amount not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof.

2.22.5 Implementation of Increase. On the Commitment Increase Effective Date:

(i)	Joinder. Each New Commitment Provider shall execute and deliver to the Agent two Business Days prior to the Commitment Increase Effective Date a Joinder in the form attached as Exhibit L (“Lender Joinder”), which shall become effective on the Commitment Increase Effective Date. The Lender Joinder shall set forth the Commitment provided by the New Commitment Provider if it is a New Lender and the new amount of the Commitment and the increase in the Commitment to be provided if it is an Existing Lender. If the New Commitment Provider is a New Lender it shall on the Effective Date join and become a party to this Agreement and the other Loan Documents as a Lender for all purposes hereunder and thereunder, subject to the provisions of this Section 2.22, having a Commitment as set forth in the Lender Joinder tendered by the same. Any Lender whose Commitment shall remain unaffected shall be deemed to have consented and agreed to such Lender Joinder.

(ii)	Floating Rate Loans. Each New Commitment Provider shall (i) purchase from the other Lenders such New Commitment Provider’s Pro Rata Share in any Floating Rate Loans outstanding on the Commitment Increase Effective Date, and (ii) share ratably in all Floating Rate Loans borrowed by the Borrower after the Commitment Increase Effective Date.

(iii)	Eurodollar Rate Loans. Each New Commitment Provider shall (a) purchase from the other Lenders such New Commitment Provider’s Pro Rata Share in each outstanding Eurodollar Loan on the date on which the Borrower either renews its Eurodollar Loan election with respect to the Eurodollar Loan in question or converts such Eurodollar Loan to a Floating Rate Loan, provided that the New Commitment Providers shall not purchase an interest in such Loans from the other Lenders on the Commitment Increase Effective Date (unless the Commitment Increase Effective Date is a renewal or conversion date, as applicable, in which case the preceding sentence shall apply), and (b) shall participate in all new Eurodollar Loans borrowed by the Borrower on and after the Commitment Increase Effective Date.

(iv)	Facility LCs. Each New Commitment Provider shall participate in all Facility LCs outstanding on the Commitment Increase Effective Date according to its Pro Rata Share and in accordance with the terms of this Agreement.

(v)	Limit on Amount. Any increase in the Commitments pursuant to this Section 2.22 may not cause the total amount of the Commitments to exceed the amount specified in Section 2.22.1.

(vi)	No Default or Unmatured Default; Representations and Warranties. There shall exist no Default or Unmatured Default on the Commitment Increase Effective Date. Without limiting that sentence, the representations and warranties contained in Article V must be true and correct in all material respects as of such Commitment Increase Effective Date except to the extent any such representation is stated to relate solely to an earlier date, in which case such representation shall have been true and correct on and as of such earlier date. If a Default or Unmatured Default exists on such Commitment Increase Effective Date, or such representations and warranties are not true and correct to the extent and as required in the second sentence of this Section 2.22.5(vi), the Borrower shall not request an increase of, and may not increase, the Aggregate Commitment.

(vii)	No Obligation. No Existing Lender shall be required to increase its Commitment in the event that the Borrower asks such Existing Lender to provide all or a portion of any increase in the Aggregate Commitment desired by the Borrower.

2.23 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.7;

(b) the Commitment and Outstanding Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 8.2); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c) if any Swing Line Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swing Line Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all non-Defaulting Lenders’ Outstanding Credit Exposures plus such Defaulting Lender’s Swing Line Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.2 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Agent (x) first, prepay such Swing Line Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.3.11 for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.23(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.7 with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.23(c), then the fees payable to the Lenders pursuant to Sections 2.7 and 2.3.4 shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; or

(v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.23(c), then, without prejudice to any rights or remedies of the LC Issuer or any Lender hereunder, all letter of credit fees payable under Section 2.3.4 with respect to such Defaulting Lender’s LC Exposure shall be payable to the LC Issuer until such LC Exposure is cash collateralized and/or reallocated; and

(d) so long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the LC Issuer shall not be required to issue, amend or increase any Facility LC, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.23(c), and participating interests in any such newly issued or increased Facility LC or newly made Swing Line Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.23(c)(i) (and Defaulting Lenders shall not participate therein).

In the event that the Agent, the Borrower, the LC Issuer and the Swing Line Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Line Loans) as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share.

ARTICLE III

YIELD PROTECTION; TAXES

3.1 Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)	subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

(ii)	imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

(iii)	imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest received by it, by an amount deemed material by such Lender or the LC Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation Lender or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender, or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

3.2 Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender or the LC Issuer’s policies as to capital adequacy). “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4 Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

3.5 Taxes.

(i)	All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(ii)	In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or any Facility LC Application (“Other Taxes”).

(iii)	The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer or such Lender as a result of its Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

(iv)

Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation)

has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v)	For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(vi)	Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(vii)	If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

3.6 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

4.1. Effectiveness of Agreement. The effectiveness of this Agreement shall be subject to the satisfaction of the following conditions precedent and, if applicable, the delivery by the Borrower to the Agent with sufficient copies for the Lenders of the following:

(i)	the Borrower has furnished to the Agent, with sufficient copies for the Lenders, the following, in each case satisfactory to the Agent, in its discretion, and its counsel:

(a)	Copies of the articles or certificate of incorporation of the Borrower and each other Loan Party, together with all amendments, and a certificate of good standing (or comparable certificate in the case of those governmental offices which do not issue good standing certificates), each certified by the appropriate governmental officer in its jurisdiction of incorporation or formation.

(b)	Copies, certified by the Secretary or Assistant Secretary (or Person serving an equivalent function) of the Borrower and each other Loan Party, of its by-laws or operating agreement, as applicable, and of its board of directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower and each other Loan Party is a party.

(c)	An incumbency certificate, executed by the Secretary or Assistant Secretary (or Person serving an equivalent function) of, as applicable, the Borrower and each other Loan Party, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers or Persons of the Borrower and each other Loan Party authorized to sign the Loan Documents to which, as applicable, the Borrower and each other Loan Party is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower and each other Loan Party.

(d)	A certificate, signed by the chief financial officer of the Borrower, in the form of Exhibit P stating that on the Closing Date no Default or Unmatured Default has occurred and is continuing.

(e)	A written opinion of the Borrower’s and the Guarantors’ counsel, addressed to the Lenders in substantially the form of Exhibit A.

(f)	Any Notes requested by a Lender pursuant to Section 2.15 payable to the order of each such requesting Lender.

(g)	Written money transfer instructions from the Borrower, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer.

(h)	Satisfactory financial statement projections through and including the Borrower’s 2013 fiscal year, together with such information as the Agent and the Lenders shall reasonably request (including, without limitation, a detailed description of the assumptions used in preparing such projections).

(i)	All Collateral Documents and other Loan Documents executed by the Borrower or the Guarantors, as the case may be, including without limitation any amendments, reaffirmations or supplements to the Pledge and Security Agreement, the Guaranty, the Mortgages, the Negative Pledge Agreement, the Indemnity Agreement, the Assignment of Patents, Trademarks and Copyrights and the Intercompany Subordination Agreement requested by the Collateral Agent to be executed and delivered on the Closing Date.

(j)	To the extent requested by any of the Lenders, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(k)	Intentionally Omitted.

(l)	Intentionally Omitted.

(m)	Intentionally Omitted.

(n)	The insurance certificate described in Section 5.20 and 6.6(ii).

(o)	Intentionally Omitted.

(p)	Reports of searches of personal property of records from the appropriate reporting agencies listed on Schedule 4.1(i)(p). The Agent may obtain such reports but the Borrower shall pay all costs associated with obtaining them. The reports of searches of the personal property of records shall not disclose any security interest in the Loan Parties’ personal property prior to the Collateral Agent’s security interest therein other than Permitted Liens.

(q)	All material third-party consents required to effectuate the transactions under the Loan Documents, including without limitation those described on Schedule 4.1(i)(q).

(r)	Evidence satisfactory to the Agent that no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

(s)	Evidence satisfactory to the Agent with respect to the proper perfection and priority of all of the Liens created in favor of the Collateral Agent securing all of the Secured Obligations.

(t)	Intentionally Omitted.

(u)	Intentionally Omitted.

(v)	Unqualified audited financial statements for the Borrower dated as of December 31, 2008 and unaudited financial statements for the Borrower’s fiscal quarter ended September 30, 2009.

(w)	A certificate in the form of Exhibit P signed by the chief financial officer of the Borrower stating that on the Closing Date no Material Adverse Effect has occurred since December 31, 2008 or is occurring, and all of the representations and warranties made by or on behalf of any of the Loan Parties relating to this Agreement and/or any of the other Loan Documents remain true, correct and complete.

(x)	Payment or reimbursement of expenses as and to the extent required under Section 9.6 and payment of fees under Section 10.13.

(y)	Such other documents as the Agent, any Lender or their counsel may have reasonably requested.

(ii)	The Agent and the Lenders shall have determined to their satisfaction:

(a)	There exists no Default or Unmatured Default.

(b)	No Material Adverse Effect shall have occurred since December 31, 2008.

(c)	The Loan Parties have complied with all applicable requirements of Regulation U.

(d)	All legal and regulatory matters (including those relating to taxes) are satisfactory.

(e)	No injunctions or temporary restraining orders against any Loan Party exist which would prohibit a Credit Extension.

(f)	No existing or potential environmental liability with respect to any Loan Party and/or any Collateral exists that would have a Material Adverse Effect.

4.2 Each Credit Extension. The Lenders shall not be required to make any Credit Extension unless on the applicable Credit Extension Date:

(i)	There exists no Default or Unmatured Default.

(ii)	The representations and warranties contained in Article V are true and correct in all material respects as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(iii)	All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Loan Parties jointly and severally represent and warrant to the Agent and the Lenders that:

5.1 Existence and Standing. Each of the Loan Parties and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its respective business in each jurisdiction in which its respective business is conducted and where the failure to do so would cause a Material Adverse Effect.

5.2 Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or limited liability company proceedings, and the Loan Documents to which the Loan Party is a party constitute legal, valid and binding obligations of the applicable Loan Party enforceable against the applicable Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3 No Conflict; Government Consent. Neither the execution and delivery by a Loan Party of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated, nor compliance with the provisions thereof by it will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any such Loan Party or (ii) any such Loan Party’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any such Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or except for the Liens required by the terms of Loan Documents, result in, or require, the creation or imposition of any Lien in, of or on the Property of any such Loan Party pursuant to the terms of any such indenture, instrument or agreement. Except for the recordation of any applicable Collateral Documents with any applicable governmental authority, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by any Loan Party, is required to be obtained by any Loan Party in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the parties to this Agreement and the other Loan Documents acknowledge that (i) the transfer, assignment, change of ownership or interest, foreclosure or realization on any of the Collateral or the membership interests of CDMC or (ii) any transfer, assignment, or change of ownership or interest in any pari-mutuel permits or licenses must comply with applicable law, which may require prior approval by the Florida Division of Pari-Mutuel Wagering or comparable governmental authority in the applicable State.

5.4 Financial Statements. The December 31, 2008 consolidated financial statements of the Loan Parties heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Loan Parties at such date and the consolidated results of their operations for the period then ended.

5.5 Material Adverse Change. Since December 31, 2008 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Loan Parties taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

5.6 Taxes. Each Loan Party has filed all United States federal tax returns and all other tax returns which are required to be filed and has paid all taxes due pursuant to said returns or pursuant to any assessment received by such Loan Party, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of each Loan Party and the other Loan Parties have been audited by the Internal Revenue Service through the fiscal year ended December 31, 2000 and an audit for fiscal years 2004, 2005, 2006 and 2007 is ongoing. No tax liens have been filed and, except as more particularly described in the Borrower’s Form 10-Q for the quarterly period ended September 30, 2009, no claims are being asserted with respect to any such taxes. The Illinois State tax returns of the Borrower are currently being audited for fiscal years 2002, 2003 and 2004. The charges, accruals and reserves on the books of each Loan Party in respect of any taxes or other governmental charges are adequate.

5.7 Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any Loan Party which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Loan Parties have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

5.8 Subsidiaries. Schedule 1 contains an accurate list of all Subsidiaries of the Loan Parties as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by each Loan Party. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

5.9 ERISA. Except for any Multiemployer Plan, none of the Loan Parties sponsors or contributes to a Plan that is covered by Title IV of ERISA or that is subject to the minimum funding standards under Section 412 of the Code. Neither any Loan Party nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $10,000,000 in the aggregate. No Loan Party has any knowledge that any Plan fails to comply in all material respects with all applicable requirements of law and regulation. Neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

5.10 Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of the other Loan Parties to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any misstatement of material fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

5.11 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Loan Parties which are subject to any limitation on sale, pledge, or other restriction hereunder.

5.12 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

5.13 Compliance With Laws. The Loan Parties have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

5.14 Ownership of Properties. Except as set forth on Schedule 2, on the date of this Agreement, the Loan Parties will have good title, free of all Liens other than Permitted Liens, to all of the Property and assets reflected in the Borrower’s most recent consolidated financial statements provided to the Agent as owned by the Loan Parties. Except for the Permitted Liens, liens granted to the Collateral Agent for the benefit of the Lenders pursuant to the Mortgages do constitute and will constitute valid first priority Liens under applicable law. Borrower will take all such action as will be necessary or advisable to establish such Lien of the Collateral Agent and its priority as described in the preceding sentence at or prior to the time required for such purpose, and there will be as of the date of execution and delivery of the Mortgages no necessity for any further action in order to protect, preserve and continue such Lien and such priority except for (i) the filing of continuation statements to continue financing statements (filed as fixture filings) upon the expiration thereof and (ii) for the recordation of the Calder Mortgage and for the recording of the Mortgages (other than the Calder Mortgage) all of which recordation of such Mortgages (other than the Calder Mortgage and Mortgages entered into after the 2003 Closing Date) shall have occurred on the 2003 Closing Date (or within one Business Day following the 2003 Closing Date provided that the title insurance policy relating to such Mortgages (other than the Calder Mortgage and Mortgages entered into after the 2003 Closing Date) provides coverage as of the 2003 Closing Date based on pro forma policies delivered and accepted on or before the 2003 Closing Date).

5.15 Plan Assets; Prohibited Transactions. The Borrower (a) is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and assuming the source of the Loans does not in any case include the assets of any employee benefit plan, neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, and (b) the Borrower is an “operating company” as defined in 29 C.F.R 2510-101 (c) or “benefit plan investors” (as defined in 29 C.F.R. § 2510.3-101(f)) do not own 25% or more of the value of any class of equity interests in the Borrower.

5.16 Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Loan Parties, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable

Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.18 [Intentionally Omitted].

5.19 Post-Retirement Benefits. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Loan Parties to their employees and former employees, as estimated by the Borrower in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $10,000,000.

5.20 Insurance. The certificate signed by the President or chief financial officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and the other Loan Parties and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer’s or insurers’ name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

5.21 Solvency. (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Loan Parties on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Loan Parties on a consolidated basis; (b) the present fair saleable value of the Property of the Loan Parties on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Loan Parties on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(ii) The Borrower does not intend to, or to permit any of the other Loan Parties to, and does not believe that it or any of the other Loan Parties will, incur debts beyond such Person’s ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Loan Party and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Loan Party.

5.22 Intellectual Property. Schedule 5.22 sets forth a true and complete list, differentiated by each Loan Party, of all of the patents, trademarks, licenses not included in Schedule 5.25, copyrights and other intellectual property owned by any of the Loan Parties or which any of them has an interest.

5.23 Properties. Schedule 5.23 sets forth a true and complete list, differentiated by each Loan Party, of the addresses of all Real Property.

5.24 Operating Locations. Schedule 5.24 sets forth a true and complete list, differentiated by each Loan Party, of the street addresses of each of the Loan Parties’ operating locations.

5.25 Certain Licenses. Schedule 5.25 sets forth a true and complete list, differentiated by each Loan Party of all licenses or other authorities under which any Loan Party is a licensee from any racing commission or authority or holder of other racing rights.

5.26 Predecessor Entities of the Loan Parties. Schedule 5.26 sets forth a list of any and all predecessors and/or prior names of any Loan Party within the past five (5) years, including any entity or entities which may no longer exist, whether by reason of merger, acquisition, consolidation, sale of its material assets, dissolution, bankruptcy, reorganization, which may have or had an interest in the Collateral or any part thereof, together with such predecessor’s (1) state of incorporation, (2) the jurisdictional location of all of such entities offices and locations and (3) all jurisdictional locations where any Collateral may have been kept.

ARTICLE VI

COVENANTS

From and after the date of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Lenders:

(i)	Within ninety (90) days after the close of each of Borrower’s fiscal years, an unqualified (except for qualifications relating to changes in Agreement Accounting Principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower’s independent certified public accountants) audit report certified by PricewaterhouseCoopers LLP or such other independent certified public accountants acceptable to the required Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and the other Loan Parties, including consolidated balance sheets as of the end of such period, related consolidated profit and loss and reconciliation of surplus statements, and a consolidated statement of cash flows, accompanied by any management letter prepared by said accountants, provided that satisfaction of the requirements of this Section 6.1(i) shall be deemed to have been met by delivery within the time frame specified above of (a) copies of the Borrower’s Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC, and (b) the financial statements and reports otherwise required in this Section 6.1(i), consolidated as to the Borrower and the other Loan Parties, except that such financial statements and reports need not be audited and may be internally prepared.

(ii)	Within forty-five (45) days after the close of the first three quarterly periods of each of its fiscal years, for itself and the other Loan Parties, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss statements and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer, provided that satisfaction of the requirements of this Section 6.1(ii) shall be deemed to have been met by delivery within the time frame specified above of copies of (a) the Borrower’s Quarterly Report on Form 10-Q prepared in accordance with the requirements therefor and filed with the SEC, and (b) the financial statements and reports otherwise required in this Section 6.1(ii), consolidated as to the Borrower and the other Loan Parties.

(iii)	As soon as available, but in any event within ninety (90) days after the beginning of each fiscal year of the Borrower, a copy of the plan and budget (including, at a minimum, a projected consolidated balance sheet for the following fiscal year end and projected quarterly income statements) of the Borrower and the other Loan Parties for such fiscal year.

(iv)	Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate, in substantially the form of Exhibit B attached hereto, signed by its chief financial officer or treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(v)	Within two hundred seventy (270) days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, if any, certified as correct by an actuary enrolled under ERISA.

(vi)	If the Borrower has established a Plan, as soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

(vii)	As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of the other Loan Parties is or may be liable to any Person as a result of the release by the Borrower, any of the other Loan Parties, or any other Person of any Hazardous Materials into the environment, and (b) any notice alleging any violation of any Environmental Laws by the Borrower or any of the other Loan Parties, which, in either case, could reasonably be expected to have a Material Adverse Effect.

(viii)	Promptly upon request, copies of all annual reports to shareholders (including without limitation annual reports to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act), financial statements, reports and proxy statements so furnished and which are not otherwise available on the SEC’s Edgar (or its successor) system.

(ix)	Promptly upon request, copies of all registration statements and annual, quarterly, monthly or other regular reports which any of the Loan Parties files with the SEC and which are not otherwise available on the SEC’s Edgar (or its successor) system.

(x)	Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

6.2 Use of Proceeds. The Borrower and each other Loan Party will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes, including for working capital and Acquisition needs. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U).

6.3 Notice of Default. The Borrower and each other Loan Party will give prompt notice in writing to the Agent of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

6.4 Conduct of Business. The Borrower and each other Loan Party will, and will cause each Subsidiary (other than the Excluded Subsidiaries) to, carry on and conduct its respective business in substantially the same manner and in substantially the Current Fields of Enterprise, and in any other mode of gambling, including pari-mutuel wagering on horse racing and Permitted Alternative Gaming which, in each case, is conducted in full compliance with applicable law, and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its respective business is conducted in each case in which the failure to so maintain such authority would have a Material Adverse Effect.

6.5 Taxes. The Borrower and each other Loan Party will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon such Loan Party or such Loan Party’s income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

6.6 Insurance.

(i)	The Borrower and each other Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

(ii)	All insurance which the Loan Parties are required to maintain shall be satisfactory to the Agent in form, amount and insurer. Such insurance shall provide that any loss thereunder shall be payable notwithstanding any action, inaction, breach of warranty or condition, breach of declarations, misrepresentation or negligence of any of the Loan Parties. Each policy shall contain an agreement by the insurer that, notwithstanding lapse of a policy for any reason, or right of cancellation by the insurer or any cancellation by any Loan Party such policy shall continue in full force for the benefit of the Collateral Agent for at least thirty (30) days after written notice thereof to the Agent and the applicable Loan Party, and no alteration in any such policy shall be made except upon thirty (30) days written notice of such proposed alteration to the Agent and the applicable Loan Party and written approval by the Agent. At or before the making of the first Credit Extension, each Loan Party shall provide the Agent with certificates evidencing its due compliance with the requirements of this Section.

6.7 Compliance with Laws. The Borrower and each other Loan Party will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which such party may be subject including, without limitation, all Environmental Laws and Money Service Business Laws, provided that it shall not be deemed to be a violation of this Section 6.7 if any failure to comply with any law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Effect.

6.8 Maintenance of Properties. The Borrower and each other Loan Party will, and will cause each Subsidiary (other than the Excluded Subsidiaries) to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, normal wear and tear excepted and taking into account the age and condition of such Property and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

6.9 Inspection. The Borrower and each other Loan Party will, and will cause each Subsidiary to, permit the Agent, the Collateral Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent, the Collateral Agent or any Lender may designate; provided, however, so long as no Default or Unmatured Default has occurred or is continuing, no such inspections, examinations, or discussions shall occur during the two week period preceding, or on the day of, the running of the (i) Kentucky Derby or (ii) Breeder’s Cup, if the Breeder’s Cup is to be held at Churchill Downs.

6.10 Indebtedness. The Borrower and the other Loan Parties will not, nor will they permit any Subsidiary (other than Excluded Subsidiaries) to, create, incur or suffer to exist any Indebtedness, except:

(i)	The Loans and the Reimbursement Obligations.

(ii)	Indebtedness existing on the date hereof and described in Schedule 2.

(iii)	Indebtedness arising under Rate Management Transactions related to the Loans to the extent permitted under Section 6.22.

(iv)	Indebtedness secured by any purchase money security interests not exceeding $5,000,000;

(v)	Capitalized Lease Obligations in an amount not exceeding $10,000,000;

(vi)	Indebtedness to sellers in connection with Permitted Acquisitions in an aggregate amount not to exceed $10,000,000; provided that such Indebtedness is subordinated to the Indebtedness hereunder pursuant to subordination provisions acceptable to the Required Lenders in the Required Lenders’ reasonable discretion;

(vii)	Indebtedness secured by any Lien permitted pursuant to Section 6.16;

(viii)	Indebtedness to the Duchossois Group in connection with the Arlington Land Acquisition in an aggregate amount not to exceed $24,043,000;

(ix)	Indebtedness under Permitted Pro Rata Secured Financings;

(x)	Indebtedness of not greater than $153,000,000 under the Master Plan Bond Transaction; and

(xi)	Additional unsecured Indebtedness (including unsecured subordinated indebtedness) of the Borrower, to the extent not otherwise permitted under this Section 6.10, and any Indebtedness constituting refinancings, renewals or replacements of any such Indebtedness; provided that (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Unmatured Default or Default shall exist or would result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 181 days after the Facility Termination Date (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale shall not violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Subsidiary of the Borrower other than the Guarantors and (iv) the covenants applicable to such Indebtedness are not more onerous or more restrictive than the applicable covenants set forth in this Agreement.

6.11 Merger. Without the consent of the Required Lenders, the Borrower will not, nor will it permit any Subsidiary (other than the Excluded Subsidiaries) to, merge or consolidate with or into any other Person, except that a Loan Party may merge into the Borrower or a Wholly-Owned Subsidiary that is or becomes a Loan Party; provided that at least ten (10) Business Days before the date of such consolidation or merger, the applicable parties shall have delivered to the Agent all of the new Mortgages, amendments to Mortgages, the Mortgage Instruments, financing statements, amendments thereto and other amendments to the Loan Documents and the schedules thereto required to reflect such consolidation or merger and to perfect or confirm the Liens of the Collateral Agent for the benefit of the Lenders in the assets of the Loan Parties which are parties thereto.

6.12 Sale of Assets.

(i)	The Borrower will not, nor will it permit any Subsidiary (other than the Excluded Subsidiaries) to, lease, sell or otherwise dispose of its Property to any other Person, except:

(a)	Sales of inventory in the ordinary course of business.

(b)	Leases, sales or other dispositions of its Property (including ownership interests in Guarantors described in Subsection 6.12(iii)(b)) that, together with all other Property of the Loan Parties previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section, in the aggregate, (1) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Twelve Month Substantial Portion of the Property of the Loan Parties, or (2) from and after the Closing Date does not constitute a Term Substantial Portion of the Property of the Loan Parties, in each case (subject to subsection (ii) below); provided that prior to and upon completion of such lease, sale or other disposition no Default or Unmatured Default would exist, including after giving effect to such sale, transfer or other disposition.

(c)	Intentionally Omitted.

(ii)	Any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to a Loan Party.

(iii)	(a) Intentionally Omitted.

(b)	Upon consummation of the sale or other disposition of Property that (1) consists of (A) all of the interests of all Loan Parties in a Guarantor, including, without limitation, all of the capital stock, LLC or partnership (as applicable) and other equity interests in that Guarantor, or (B) all of the Property of a Guarantor, and (2) is permitted under and consummated in accordance with Subsections 6.12(i)(b) and (ii) above, the Agent is hereby authorized by the Lenders to instruct the Collateral Agent to cause that particular Guarantor to be released from its obligations under the Guaranty without the need for any further authorization from the Lenders, provided that no Default or Unmatured Default shall exist and be continuing or result from that sale or other disposition of that Property and/or the release of that Guarantor from its obligations under the Guaranty.

Notwithstanding the foregoing provisions of this Section 6.12, nothing contained in this Section 6.12 or this Agreement shall prevent the Borrower nor any other Loan Party or any Subsidiary from conducting its revenue producing activities in the ordinary course of its respective business, including, but not limited to, the (a) leasing or licensing of parking facilities, banquet facilities, boxes, suites or other facilities to the patrons of the Borrower, each Loan Party and each Subsidiary (collectively, the “Patrons”), (b) staging entertainment events (i.e., concerts, etc.) for Patrons, (c) granting of PSLs to Patrons, (d) granting of licenses to Patrons to use space in the “marquee village” and other similar facilities, (e) the license or use for a fee of simulcast signals, trademarks, copyrights, and other similar assets and (f) prepaying and/or forgiving any amounts owed under or canceling the bond or the Lease issued or entered into in connection with the Master Plan Bond Transaction.

6.13 Investments and Acquisitions. The Borrower will not, nor will it permit any other Loan Party to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(i)	(a) Cash Equivalent Investments and (b) Permitted Investments.

(ii)	Any Investment (a) in existence on the date hereof (including without limitation existing Investments in Subsidiaries) and described in Schedule 1, (b) in any Subsidiary that is a Loan Party if such Investment is not an Acquisition, and (c) so long as no Default or Unmatured Default has occurred and is continuing, in an Excluded Entity that is not an Acquisition if, but only if, the aggregate amount of all Investments in all Excluded Entities under this clause (ii)(c) after the date of this Agreement, when aggregated with all of the Acquisitions and/or Investments under clauses (iii)(d)(4), (iii)(e) and (iii)(f) of this Section 6.13 made after the date of this Agreement (including such proposed Investment), shall not exceed 25% of Consolidated Net Worth at the time of the proposed Investment in such Excluded Entity. The Loan Parties shall demonstrate, including in appropriate circumstances determined by and acceptable to the Agent, through representations by the Loan Parties, that they shall be in compliance with all provisions of this Agreement after giving effect to any Investment permitted by this clause 6.13 (ii)(c) by delivering, at least five (5) Business Days prior to making or closing such Investment a certificate in the form of Exhibit O (each an “Investment Compliance Certificate”) evidencing such compliance.

(iii)	The Borrower or any Loan Party may effect an Acquisition through a merger, consolidation or by purchase, lease or otherwise of the capital stock or ownership interest of another Person, or of Property of another Person (each a “Permitted Acquisition”), to the extent, but only to the extent, such Loan Party shall have complied with all of the applicable following provisions:

(a)	In the case of a Permitted Acquisition by the Borrower, the Borrower shall be the surviving entity in any merger or consolidation.

(b)	At least thirty (30) Business Days before the date of the proposed Acquisition, the Borrower shall have delivered to the Agent a notice of acquisition substantially in the form of Exhibit F attached hereto (a “Notice of Acquisition”) describing in detail the proposed Acquisition.

(c)	(1) Such Person is either (A) an existing Guarantor or (B) has executed a Guarantor Joinder to join this Agreement as a Guarantor pursuant to Section 9.14, or shall have done so on or before the date of such Permitted Acquisition, or, (2) in the alternative, upon request provided in the Notice of Acquisition of the Loan Party acquiring such Person, on or before the date of closing of such Permitted Acquisition, the Required Lenders shall have consented, in their discretion, in writing, to permit such acquired Person to be an Excluded Entity.

(d)	If the Person to be acquired is not to be an Excluded Entity, then clauses (1), (2), (3) and (4) of this subsection apply:

(1)	The Loan Party which acquires such ownership interest in such Person shall pledge such ownership interests to the Collateral Agent pursuant to the Pledge and Security Agreement and Section 9.14 on or before the date of the closing of such Permitted Acquisition, except as provided in clauses (iii)(d)(3) or (iii)(e) below; and such Person shall, on or before the date of the closing of such Permitted Acquisition execute and deliver a Guarantor Joinder and otherwise comply with the requirements of Section 9.14;

(2)	No Default or Unmatured Default shall exist prior to and/or after giving effect to such Permitted Acquisition;

(3)	If such Person is engaged in a Current Field of Enterprise and applicable laws relating to horse racing or gaming prohibit the pledge of the ownership interests of such Person or the grant of Liens in one or more assets of such Person (such stock and assets, collectively, the “Restricted Assets”), such Person and its owners shall not be obliged to grant Liens in the Restricted Assets, provided that the Loan Parties shall use their best efforts with respect to the matters within their respective control to obtain, within ninety (90) days after the date of such Permitted Acquisition (A) the consent of the applicable regulatory authority to the pledge or grant of first and prior Liens in the Restricted Assets of such Person to the Collateral Agent, or (B) the acknowledgement by such regulatory authority that such a pledge or grant of security interests does not require such consent; and the applicable Loan Parties shall within ten (10) days after receiving any such acknowledgement or consent take all steps necessary or appropriate to pledge and grant first and prior Liens, other than Permitted Liens, in favor of the Collateral Agent in, as applicable, the Restricted Assets pursuant to the Pledge and Security Agreement and any other applicable Collateral Documents, other Loan Documents, and/or other documents in the form of the Collateral Documents except for the name of the applicable Loan Party and the description of the Property; and

(4)	If such Person is not engaged in a Current Field of Enterprise, the aggregate consideration paid for the Acquisition of and Investment in that Person, together with all other Acquisitions under this clause (iii)(d)(4) previous to the Acquisition in question, when aggregated with all of the Investments under clause(ii)(c) and Acquisitions under clauses (iii)(e) and (iii)(f) of this Section 6.13, shall not exceed 25% of Consolidated Net Worth at the time of the proposed Acquisition of such Person.

(e)	If the acquired Person is to be an Excluded Entity, then clauses (1), (2), (3) and (4) of this subsection apply:

(1)	The board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and, if the Loan Parties shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Parties shall also have delivered to the Lenders written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

(2)	No Default or Unmatured Default shall exist prior to and/or after giving effect to such Permitted Acquisition;

(3)	The Loan Parties shall have delivered to the Agent at least five (5) Business Days before such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and shall deliver to the Agent for its review such other information about such Person or its Property as the Agent may reasonably require; and

(4)	The aggregate consideration paid for the Acquisition of and Investment in all Persons pursuant to this clause (iii)(e) of this Section 6.13, when aggregated with all other consideration paid for the Acquisition of and Investments in any Person under this clause (iii)(e) and when aggregated with all Investments under clause (ii)(c) and all Acquisitions under clauses (iii)(d)(4) and (iii)(f) of this Section, shall not exceed 25% of Consolidated Net Worth at the time of the Proposed Acquisition of such Person.

(f)	If the Permitted Acquisition is through purchase, lease or other acquisition of Property of a Person by a Loan Party, then clauses (1), (2) and (3) of this subsection apply:

(1)	No Default or Unmatured Default shall exist prior to and/or after giving effect to such Permitted Acquisition.

(2)	That Loan Party shall pledge such Property pursuant to the Pledge and Security Agreement and/or Mortgage(s), as appropriate, and Section 6.29, unless such Loan Party is engaged in a Current Field of Enterprise and applicable laws relating to horse racing or gaming cause the Property, or some part of it, being acquired to be Restricted Assets, in which case such Loan Party shall not be obliged to grant Liens in the Restricted Assets, provided that the Loan Parties shall use their best efforts with respect to the matters within their respective control to obtain, within ninety (90) after the date of such Permitted Acquisition (A) the consent of the applicable regulatory authority to the pledge or grant of first and prior Liens, other than Permitted Liens, in the Restricted Assets of such Loan Party to the Collateral Agent, or (B) the acknowledgement by such regulatory authority that such a pledge or grant of security interests does not require such consent, and that Loan Party shall within ten (10) days after receiving any such acknowledgement or consent take all steps necessary or appropriate to pledge and grant first and prior Liens, other than Permitted Liens, in favor of the Collateral Agent in, as applicable, the Restricted Assets pursuant to the Pledge and Security Agreement and any other applicable Collateral Documents, other Loan Documents, and/or documents consistent with the Collateral Documents.

(3)	If that Loan Party is not engaged in a Current Field of Enterprise both before and after the Permitted Acquisition, the aggregate consideration paid for the Acquisition of Property of such Person by such Loan Party pursuant to this clause (iii)(f) of this Section 6.13, when aggregated with all other consideration paid for the Investment in any Person under clause (ii)(c) and when further aggregated with all other Acquisitions and Investments under clauses (iii)(d)(4) and (iii)(e) of this Section, shall not exceed 25% of Consolidated Net Worth at the time of the proposed Acquisition of such Property.

(g)	The Loan Parties shall demonstrate, including, in appropriate circumstances determined by and acceptable to the Agent, through representations by the Loan Parties, that they shall be in compliance with (i) the covenants contained in Sections 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.18, 6.19, 6.23, 6.24, 6.25, 6.26, 6.30, 6.32, 6.33, 6.34 and 6.37 (including in such computation Indebtedness, Contingent Obligations, Sale and Leaseback Transactions and all other liabilities and/or obligations assumed or incurred by a Loan Party or such Person in connection with such Permitted Acquisition), and (ii) all other provisions of this Agreement after giving effect to any Permitted Acquisition, by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of Exhibit M hereto (each an “Acquisition Compliance Certificate”) evidencing such compliance.

6.14 Subsidiaries. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, own or create, directly or indirectly, any Subsidiaries other than (a) any Subsidiary on the Closing Date, and (b) any Subsidiary formed or acquired after the Closing under this Agreement pursuant to a Permitted Acquisition. Unless the Subsidiary so acquired is an Excluded Entity with respect to which the Loan Parties have complied with Section 6.13, such newly formed or acquired Subsidiary and the applicable Loan Party, as applicable, shall grant and cause to be perfected first and prior Liens (other than Permitted Liens) in favor of the Collateral Agent in the assets held by, and stock of or other ownership interest in, such Subsidiary, subject to Section 6.13(iii)(d)(3). Except as otherwise permitted under Section 6.13 of this Agreement, each of the Loan Parties shall not become or agree to become (1) a general or limited partner in any general or limited partnership, except that Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interest in, other Loan Parties, or (3) become a joint venturer or hold a joint venture interest in any joint venture.

6.15 Certain Transactions. Except for the Sale and Leaseback Transaction that is a part of the Master Plan Bond Transaction, the Borrower and the other Loan Parties collectively, in the aggregate, may not incur Off Balance Sheet Liabilities under Section 6.23(ii), which, at any one time, aggregate for the Borrower and all of the other Loan Parties, collectively, in an amount more than $50,000,000.

6.16 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except (collectively, “Permitted Liens”):

(i)	Liens for taxes, assessments or governmental charges or levies on such Loan Party’s Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on such Loan Party’s books.

(ii)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on such Loan Party’s books.

(iii)	Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(iv)	Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

(v)	Liens existing on the date hereof and described in Schedule 2 and any Lien filed or which arises, at any time solely against Property of any Excluded Subsidiary.

(vi)	Liens in favor of the Collateral Agent granted pursuant to any Collateral Document.

(vii)	Liens, security interests and mortgages for the benefit of any individual Lender which provides a Rate Management Transaction permitted under Section 6.22 (each a “Permitted Secured Lender Rate Management Transaction”) between one or more of the Loan Parties and such Lender, provided that any such Liens shall be pari passu with the Liens securing the other Secured Obligations hereunder. The parties to a “Permitted Secured Rate Management Transaction” shall state in the documentation governing such agreement that such agreement is intended to be a “Permitted Secured Rate Management Transaction” hereunder, and upon doing so such agreement shall be treated as a “Permitted Secured Rate Management Transaction” for all purposes hereunder and under each of the other Loan Documents and such agreement shall be entitled to share in the Collateral as more fully provided for herein and therein.

(viii)	Liens created in connection with assets leased under Capitalized Leases described in and permitted under Section 6.10(v).

(ix)	Purchase money security interests described in and permitted under Section 6.10(iv).

(x)	So long as, (A) the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted and so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered, such judgment is discharged within thirty (30) days of entry, and in either case they do not in the aggregate, materially impair the ability of the Borrower to perform its Obligations hereunder and under the other Loan Documents, then the following:

(a)	Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by Agreement Accounting Principles and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien provided that, notwithstanding any such reserves, the Loan Parties shall pay any Liens related to recording or related taxes (including documentary stamp taxes or intangible taxes), immediately upon the existence of any Default or immediately upon the request of the Agent if the Collateral Agent has recorded or is recording a Mortgage with respect to such realty;

(b)	Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(c)	Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(d)	Claims or Liens resulting from judgments or orders which, in the aggregate, do not exceed $5,000,000.

(xi)	Liens permitted under the title policies delivered to the Collateral Agent.

6.17 Intentionally Omitted.

6.18 Rentals. The Borrower will not, nor will it permit any Loan Party to, create, incur or suffer to exist obligations for Consolidated Rentals in excess of $15,000,000 in any one fiscal year for the Borrower and its Subsidiaries in the aggregate.

6.19 Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and (ii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

6.20 No Prepayment of Material Indebtedness. The Loan Parties shall not, nor will any of them permit any Subsidiary to, prepay, anticipate, defease, purchase, redeem or acquire any Material Indebtedness (other than Obligations hereunder), either in whole or in part, directly or indirectly, prior to the scheduled maturity thereof, except for payment of regularly scheduled installments of principal and/or interest thereon as and when those installments come due in the regular course, and not by acceleration thereof, provided that nothing in this Section 6.20 shall prohibit an Excluded Subsidiary to prepay any Indebtedness with respect to which it, but not any Loan Party, is obligated.

6.21 Recordation of Calder Mortgage. The Agent may, and at the direction of the Required Lenders shall, direct the Collateral Agent to record the Calder Mortgage; and appropriate UCC fixture filings. The other financing statements for filing in Florida (the “Calder Financing Statements”) have been filed concurrently with the 2003 Closing Date. The Loan Parties shall take all such steps as the Agent, the Collateral Agent or the Required Lenders request and shall otherwise cooperate in connection with the recordation of the Calder Mortgage, and related documents pursuant to the preceding sentence, including (i) obtaining title insurance for the benefit of the Collateral Agent and the Lenders in an amount not less than the appraised value of the property covered by such Calder Mortgage (which the Loan Parties shall be required to pay for) and providing all other Mortgage Instruments and (ii) if a Default exists at the time of such recordation or if a Default should occur following such recordation, the Loan Parties shall pay (or reimburse the Agent for) all documentary stamp taxes, intangible asset taxes or other fees and expenses associated with such recordation. The Calder Mortgage shall be treated as a “Recorded Mortgage” for purposes of this Agreement including the warranty in Section 5.14 relating to the Recorded Mortgages.

6.22 Financial Contracts. The Borrower has entered into the transactions of the type described in the definition of “Rate Management Transactions” described on Schedule 6.22, and may enter into one or more transactions of the type described in the definition of “Rate Management Transactions” with one or more of the Lenders after the date of this Agreement, but the Borrower shall not, nor will it permit any Subsidiary to enter into or remain liable under any Financial Contract that is speculative in nature.

6.23 Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities. The Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction except the Sale and Leaseback Transaction that is a part of the Master Plan Bond Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for (a) Rate Management Obligations permitted to be incurred under the terms of Section 6.22 and (b) as provided in Section 6.15.

6.24 Financial Covenants.

6.24.1 Interest Coverage Ratio. The Borrower will maintain the Interest Coverage Ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated Adjusted EBITDA, to (ii) Consolidated Interest Expense, all calculated for the Loan Parties on a consolidated basis and in accordance with Agreement Accounting Principles, to be greater than 3.50 to 1.00.

6.24.2 Leverage Ratio. The Borrower will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Funded Indebtedness to (ii) Consolidated Adjusted EBITDA for the then most-recently ended four fiscal quarters to be greater than 3.25 to 1.0; provided that, during the term of this Agreement, for a single period of six (6) consecutive fiscal quarters, such period beginning with the fiscal quarter during which the Borrower commences the Material Greenfield Project, the Leverage Ratio may be greater than 3.25 to 1.00 but less than or equal to 4.00 to 1.00; provided that from and after the end of such period of six (6) consecutive fiscal quarters, the Leverage Ratio shall not be greater than 3.25 to 1.00.

6.24.3 Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (i) $350,000,000 plus (ii) 50% of Consolidated Net Income earned in each fiscal year beginning with the Borrower’s fiscal year ending December 31, 2009 (without deduction for losses), plus (iii) 100% of the proceeds from any public and/or private offering and/or sale of any common and/or preferred stock and/or other equity security, and/or any note, debenture, or other security convertible, in whole or in part, to common and/or preferred stock and/or other equity security, net of reasonable expenses, commissions and fees associates with such sale, from and after the date of this Agreement; provided, that, to the extent that the Borrower makes cash repurchases of its Equity Interests in any fiscal year of the Borrower, up to $25,000,000 of such amount expended by the Borrower shall be deducted from the Consolidated Net Worth that would otherwise be required to be maintained pursuant to the terms of this Section 6.24.3.

6.25 Loan Parties shall enter into Collateral Documents. The Borrower and each of the other Loan Parties shall grant to the Collateral Agent, for the benefit of the Lenders, a first priority perfected security interest in all of the Property of the Borrower and each of the Loan Parties, provided that (i) recordation of the Calder Mortgage and UCC fixture filings for filing in Florida may be delayed pursuant to and in accordance with Section 6.21, and (ii) Churchill Downs Simulcast Productions, LLC and Charlson Industries, Inc. shall not, so long as the assets of such Subsidiaries are not pledged or otherwise subject to any lien for the benefit of any other creditors, be required to execute or deliver any Collateral Document other than the Guaranty. To that end, each of the Loan Parties shall duly authorize, execute and promptly deliver the Guaranty to the Agent and deliver to the Collateral Agent the Mortgages, the Mortgage Instruments, the Pledge and Security Agreement, the Assignments of Patents, Trademarks and Copyrights, the Intercompany Subordination Agreement and any and all other Collateral Documents, including without limitation all documents or instruments necessary or appropriate to create and/or perfect or otherwise protect the Liens in the Collateral in favor of the Collateral Agent for the benefit of the Lenders.

6.26 Maintenance of Patents, Trademarks, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries (except for the Excluded Subsidiaries) to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Effect.

6.27 Plans and Benefit Arrangements. The Borrower shall, and shall cause each other member of the Controlled Group to, comply with ERISA, the Code and other applicable Laws applicable to Plans, or Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower shall make, and cause each member of the Controlled Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

6.28 Compliance with Laws. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, including all Environmental Laws and Money Service Business Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 6.28 if any failure to comply with any of the foregoing would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Effect.

6.29 Further Assurances. Each Loan Party shall, from time to time, at its expense, (i) take such steps as may be necessary and/or appropriate to faithfully preserve and protect the Lien in favor of the Collateral Agent, for the benefit of the Lenders, on and security interest in the Collateral more fully described in the Collateral Documents as a continuing first priority perfected Lien, subject only to Permitted Liens, (ii) shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral (including without limitation the execution and/or delivery of such amendments and supplements to the Collateral Documents and related instruments and documents to the extent, and within such time periods, as are reasonably requested by the Collateral Agent), and (iii) as Property is acquired and as required by the other provisions of this Agreement, enter into additional documents from time to time in the form of the Collateral Documents (except as to the applicable Loan Party and the Property subject thereto) and take such other steps to grant and perfect first priority Liens on those assets to the Collateral Agent, for the benefit of the Lenders.

6.30 Subordination of Intercompany Loans. Each Loan Party shall cause any intercompany Indebtedness, and loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

6.31 Plans and Benefit Arrangements. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to:

(i)	engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Effect;

(ii)	fail to make when due any contribution to any Multiemployer Plan that the Borrower or any member of the Controlled Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

(iii)	withdraw (completely or partially) from any Multiemployer Plan where any such withdrawal is likely to result in a material liability under Section 4063 of ERISA of the Borrower or any member of the Controlled Group that would constitute a Material Adverse Effect;

(iv)	terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the Controlled Group that would constitute a Material Adverse Effect;

(v)	make any amendment to any Plan with respect to which security is required under Section 307 of ERISA;

(vi)	fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Code, where such failure is likely to result in a Material Adverse Effect; or

(vii)	create or enter into any Plan subject to the minimum funding requirements of ERISA, without the prior written consent of the Required Lenders.

6.32 Issuance of Stock. Except as may be permitted in Section 6.13, each of the Loan Parties other than the Borrower shall not issue any additional shares of such Loan Party’s capital stock or any options, warrants or other rights in respect thereof to any Person not a Loan Party, provided that the Borrower shall deliver stock powers and the original certificates evidencing such new shares in such Loan Party and shall take any other steps necessary to grant security interests in such shares in favor of the Collateral Agent prior to issuing such shares.

6.33 Changes in Organizational Documents. Except as provided in the next sentence, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, articles or certificate of formation, limited liability company agreement or other organizational documents without providing at least ten (10) calendar days’ prior written notice to the Agent and, in the event such change would be materially adverse to the Lenders as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Lenders. The Borrower may amend its articles of incorporation to do any or all of the following: (1) in connection with a public offering of shares of its capital stock to provide for an increase in the number of authorized shares of such stock or (2) in connection with such a public offering to increase the total number of shares issuable as Series 1998 Preferred Stock to reflect the increase in the number of shares of the Borrower’s common stock outstanding, and (3) delete any provisions related to cumulative voting by shareholders in the election or removal of directors.

6.34 Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary (except for the Excluded Subsidiaries) to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Reimbursement Obligations, (iii) for the Guaranty; (iv) for PSL Buyback/Guarantee(s) not to exceed $20,000,000 at any one time in the aggregate for all such PSL Buyback/Guarantees; (v) guaranties of the obligations of Loan Parties not to exceed $10,000,000 at any one time in the aggregate for all such guaranties; and (vi) potential withdrawal liability under Multiemployer Plans related to the Hollywood Park operation in an aggregate amount not to exceed $10,000,000.

6.35 Other Agreements. The Loan Parties will not enter into any agreement containing any provision which would be violated or breached by the performance of their obligations hereunder or under any instrument or document delivered or to be delivered by them hereunder or in connection herewith.

6.36 Preservation of Existence. Each Loan Party shall, and shall cause each of its Subsidiaries (other than the Excluded Subsidiaries) to maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except (i) as otherwise may be expressly be permitted in Sections 6.11, 6.12. 6.13 and/or 6.14 and (ii) where such failure to do so shall not have a Material Adverse Effect.

6.37 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries and (d) so long as no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect (including pro forma effect) thereto, (i) the Borrower may repurchase shares of its capital stock so long as the aggregate amount of all such repurchases during the term of this Agreement does not exceed $75,000,000 and (ii) the Borrower and its Subsidiaries may make any other Restricted Payments so long as the aggregate amount of all such other Restricted Payments does not exceed $20,000,000 during any fiscal year of the Borrower.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1 Any representation or warranty made or deemed made by or on behalf of the Loan Parties to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

7.2 Nonpayment of principal of any Loan when due, or nonpayment of any Reimbursement Obligation in or of any interest upon any Loan or Reimbursement Obligation within one Business Day after the same becomes due, or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

7.3 The breach by the Borrower and/or any Loan Party of any of the terms or provisions of Sections 6.2, 6.3, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.18, 6.19, 6.20, 6.22, 6.23, 6.24, 6.25, 6.26, 6.27, 6.28, 6.29, 6.30, 6.31, 6.32, 6.33, 6.34, 6.35, 6.36 and/or 6.37.

7.4 The breach by the Borrower and/or any Loan Party (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement and/or any other Loan Document which is not remedied within five days after written notice from the Agent or any Lender.

7.5 Failure of the Borrower or any of the other Loan Parties to pay when due any Material Indebtedness; or the default by the Borrower or any of the other Loan Parties in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of the other Loan Parties shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries or any Guarantor shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

7.6 The Borrower or any of the other Loan Parties shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Term Substantial Portion or Twelve Month Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

7.7 Without the application, approval or consent of the Borrower or any of the other Loan Parties, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of the other Loan Parties or any Term Substantial Portion or Twelve Month Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of the other Loan Parties and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of any of the Loan Parties which, when taken together with all other Property of the Loan Parties so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Term Substantial Portion or Twelve Month Substantial Portion.

7.9 The Borrower or any of the other Loan Parties shall fail within thirty (30) days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $5,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

7.10 Nonpayment by the Borrower or any Loan Party of any Rate Management Obligation when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of “Rate Management Transactions,” whether or not any Lender or Affiliate of a Lender is a party thereto.

7.11 Any Change in Control shall occur.

7.12 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $10,000,000 per annum.

7.13 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000.

7.14 The Borrower or any of the other Loan Parties shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of the other Loan Parties or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

7.15 The occurrence of any “default,” as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

7.16 Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

7.17 Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.

7.18 The representations and warranties set forth in Section 5.15 (Plan Assets; Prohibited Transactions) shall at any time not be true and correct.

7.19 The Borrower or any Loan Party shall fail to pay when due any Operating Lease Obligation, obligation with respect to a Letter of Credit, obligation under a Sale and Leaseback Transaction or Contingent Obligation which in any of those cases involves a Material Indebtedness.

7.20 Intentionally Omitted.

7.21 The occurrence of any default under or breach of any of the terms or provisions of the applicable documents in the Master Plan Bond Transaction, which default or breach continues beyond any period of grace therein provided.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1 Acceleration; Facility LC Collateral Account.

(i)	If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the Collateral Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Collateral Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Collateral Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(ii)	If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Collateral Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(iii)	The Collateral Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer.

(iv)	At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be distributed to Borrower or paid to whomever may be legally entitled thereto at such time.

(v)	If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

(vi)	The Collateral Agent shall have the right to exercise the remedies and other rights with respect to the Collateral provided in and subject to the Collateral Documents.

8.2 Amendments. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender directly and adversely affected thereby:

(i)	Extend the final maturity of any Loan, or extend the expiry date of any Facility LC, in each case applicable to such Lender to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan of such Lender or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligation related thereto.

(ii)	Reduce the percentage specified in the definition of Required Lenders.

(iii)	Extend the Facility Termination Date applicable to such Lender, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.4, or increase the amount of the Aggregate Commitment, except as provided in Section 2.22, or of the Commitment of such Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

(iv)	Amend this Section 8.2.

(v)	Release all or substantially all of the Guarantors except as provided in Section 6.12(iii) or, except as provided in the Collateral Documents, agree to subordinate the Lenders’ Liens with respect to all or substantially all of the Collateral.

(vi)	Release all or substantially all of the Collateral, provided that the Lenders acknowledge that the Agent may alone instruct the Collateral Agent to release any Collateral as and to the extent provided in Section 10.16.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may (i) waive payment of the fee required under Section 12.3.3 and (ii) implement any flex pricing provisions contained in the fee letter described in Section 10.13 or any commitment letter delivered in connection with the transaction which is the subject of this Agreement without obtaining the consent of any other party to this Agreement so long as, in the case of any implementation of any flex-pricing provisions, the Agent’s actions would not require consent of all of the Lenders pursuant to the foregoing provisions of this Section.

8.3 Preservation of Rights. No delay or omission of the Lenders, the LC Issuer, the Agent or the Collateral Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer, the Lenders and the Collateral Agent until the Secured Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the Collateral Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 and any flex pricing provisions contained in any commitment letter entered into in connection with the transactions that are the subject of this Agreement, all of which survives and remains in full force and effect during the term of this Agreement.

9.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6 Expenses; Indemnification.

(i)	The Borrower shall reimburse the Agent (the term “Agent” in this Section 9.6 also being used to refer to the Agent in its capacity as Collateral Agent) and J.P. Morgan Securities Inc. for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, J.P. Morgan Securities Inc., the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agent, J.P. Morgan Securities Inc., the LC Issuer and the Lenders, which attorneys may be employees of the Agent, J.P. Morgan Securities Inc., or the Lenders) paid or incurred by the Agent, J.P. Morgan Securities Inc., the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, the cost and expense of obtaining an appraisal, if any, of any parcel of real property or interest in real property described in any relevant Collateral Documents which appraisal, if any, shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions and costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time the Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) and/or the Collateral Agent may prepare and distribute Reports to the Agent (but the Collateral Agent shall have no obligation or duty to prepare or distribute such Reports, nor shall the Agent have any obligation or duty to distribute such Reports to the Lenders as it may receive from the Collateral Agent) pertaining to the Borrower’s Property for internal use by the Agent from information furnished to it by or on behalf of the Borrower, after the Agent or the Collateral Agent has exercised its rights of inspection pursuant to this Agreement.

(ii)	The Borrower hereby further agrees to indemnify the Agent, the Arranger, the LC Issuer and each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.

(iii)	The Agent and the Lenders shall not be liable for, and the Loan Parties agree that they shall immediately pay to the Agent and the Lenders when incurred and shall indemnify, defend and hold the Lenders harmless from and against, all loss, cost, liability, damage and expense (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense and settlement of claims) that the Agent or the Lenders may suffer or incur as mortgagees as a result of, or in connection in any way with any applicable Environmental Laws (including the assertion that any lien existing pursuant to the Environmental Laws takes priority over the lien or security interests of the Collateral Agent or Lenders), or any environmental assessment or study from time to time reasonably undertaken or requested by the Agent or any Lenders or breach of any covenant or undertaking by the Loan Parties. The obligations of the Loan Parties under this Section 9.6 shall survive the termination of this Agreement.

9.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

9.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and the other Loan Parties. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.

9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10 Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuer nor any Lender

shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Agent, the Collateral Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final nonappealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Collateral Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11 Confidentiality. Each Lender agrees to, and to cause its Affiliates to, hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law or regulation, (v) to any Person in connection with any legal proceeding to which such Lender is a party, to the extent required by law or legal process, provided that such Lender shall have used its best reasonable efforts to provide notice to the Borrower of the legal process requesting disclosure of such confidential information prior to disclosure, (vi) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, provided that such Lender is a party to a Rate Management Transaction with the Borrower, (vii) permitted by Section 12.4, and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder.

9.12 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

9.13 Disclosure. The Borrower and each Lender hereby acknowledge and agree that the Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

9.14 Joinder of Guarantors. If a Subsidiary is required to join this Agreement as a Guarantor pursuant to Section 6.14 (regarding Subsidiaries) and/or 6.13 (regarding Permitted Acquisitions) then (a) such Subsidiary shall execute and deliver to the Agent (1) a Guarantor Joinder in substantially the form attached hereto as Exhibit N (a “Guarantor Joinder”) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (2) documents in the forms described in Section 4.1 modified as appropriate to relate to such Subsidiary, including opinions of counsel with respect to each Subsidiary; (3) documents necessary to grant and perfect first and prior Liens (other than Permitted Liens) in favor of the Collateral Agent in all property and assets held by such Subsidiary and in the ownership interests in such Subsidiary, and (b) to the extent required under this Agreement, the Loan Party which holds the ownership interest in such Subsidiary shall take such steps as are necessary to pledge such interests pursuant to the Pledge and Security Agreement and grant to the Collateral Agent first and prior Liens (other than Permitted Liens) therein, except to the extent such grant of security interests is excused or delayed under Section 6.13(iii)(d)(3) of this Agreement. In the case of any Subsidiary formed after the date of this Agreement, the Loan Parties shall deliver such Guarantor Joinder and related documents to the Agent within five (5) business days after the date of the filing of such Subsidiary’s Articles of Incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership, or the date of its organization if it is an entity other than a limited partnership or corporation, or the closing date of the acquisition agreement in the case of a Permitted Acquisition.

9.15 Business Days. Except as provided in the definition of “Interest Period” in Article I above, if any provision of this Agreement or any of the other Loan Documents requires that the Borrower perform any act (other than to make a payment) on a day that is not a Business Day, then the action shall be deemed to be due on the first day thereafter that is a Business Day; and in the case of a payment, shall be due on the last Business Day prior to the date that is not a Business Day but upon which the payment is due.

9.16 No Course of Dealing. No course of dealing between the Borrower and the Lenders, the Agent or the Collateral Agent shall operate as a waiver of any of the rights of the Lenders, the Agent and the Collateral Agent under any of the Loan Documents.

9.17 Waivers by the Borrower. The Borrower hereby waives, to the extent permitted by applicable law, (a) all presentments, demands for performances, notices of nonperformance (except to the extent specifically required by this Agreement or any other of the Loan Documents), protests, notices of protest and notices of dishonor in connection with this Agreement or any Notes, (b) any requirement of diligence or promptness on the part of any Lender in enforcement of rights under the provisions of any of the Loan Documents, and (c) any requirement of marshaling assets or proceeding against Persons or assets in any particular order.

9.18 Incorporation by Reference. All schedules, annexes or other attachments to this Agreement are incorporated into this Agreement as if set out in full at the first place in this Agreement that reference is made thereto.

9.19 USA Patriot Act Notification. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government of the United States of America fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. Accordingly, when the Borrower opens an account, the Agent and the Lenders will ask for the Borrower’s name, tax identification number, business address, and other information that will allow the Agent and the Lenders to identify the Borrower. The Agent and the Lenders may also ask to see the Borrower’s legal organizational documents or other identifying documents.

ARTICLE X

THE AGENT

10.1 Appointment; Nature of Relationship. JPMorgan is hereby re-appointed by each of the Lenders as its contractual representative and as Collateral Agent (herein referred to collectively in this Article X as the “Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents, and each of the Lenders and the LC Issuer authorizes the Agent and Collateral Agent to enter into an intercreditor agreement, on behalf of such Lender and the LC Issuer (each Lender and the LC Issuer hereby agreeing to be bound by the terms of such intercreditor agreement, as if it were a party thereto) and to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Agent and the Collateral Agent by the terms hereof and the terms of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives. Except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any other Loan Party that is communicated to or obtained by the bank servicing as Agent or any of its Affiliates in any capacity.

10.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

10.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any Guarantor of any of the Obligations or of any of the Borrower’s or any such Guarantor’s respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent, or as Collateral Agent, or in its individual capacity).

10.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent’s duties hereunder and under any other Loan Document.

10.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

10.8 Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

10.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to be remain a Lender.

10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent’s giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

10.13 Agent and Arranger Fees. The Borrower agrees to pay to the Agent and J.P. Morgan Securities Inc., for their respective accounts, the fees agreed to by the Borrower, the Agent and the Arranger pursuant to that certain letter agreement dated November 18, 2009, or as otherwise agreed from time to time.

10.14 Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

10.15 Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to cause the Collateral Agent, to execute and deliver to the Borrower on their behalf the Security Agreement(s) and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Agreement(s).

10.16 Collateral Releases. The Lenders acknowledge that the Collateral Agent is authorized to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms of this Agreement (including, for example, lease, sale or other disposition of Property permitted in Section 6.12) or of any other Loan Document or which shall otherwise have been approved by the Required Lenders

(or, if required by the terms of Section 8.2, all of the Lenders) in writing, without further authorization or consent from the Lenders; and without limiting any other consents or authorizations provided by the Lenders, the Lenders hereby consent to the Collateral Agent having and exercising that authority.

10.17 Co-Agents, Documentation Agents, Syndication Agent, etc. Neither any of the Lenders identified in this Agreement as a “co-agent” nor any Documentation Agent or the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available, but not including funds held by a Loan Party which are held by that Loan Party only as custodian or trustee (and in which that Loan Party does not have a beneficial interest) such as, (by way of example and not limitation), Horseman’s Accounts, and which are clearly labeled to indicate that such funds are so held by the Loan Party) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, each other Loan Party and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by Participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with

Section 12.3.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2 Participations.

12.2.1 Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower, the Agent and the Collateral Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

12.2.3 Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of and bound by the provisions of Section 2.21 and Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

12.3 Assignments.

12.3.1 Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.

12.3.2 Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. The consent of the Agent shall be required for each assignment. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

12.3.3 Effect; Effective Date. Upon (i) delivery to the Agent of an assignment, together with any consents required by Sections 12.3.1 and 12.3.2, and (ii) payment of a $3,500 fee to the Agent (payable by a party other than a Loan Party) for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

12.3.4 Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Louisville, Kentucky a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the

Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

12.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

12.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

ARTICLE XIII

NOTICES

13.1 Notices. (a) Except as otherwise permitted by Section 2.10 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: in the case of the Borrower, any other Loan Party, the Lenders, the LC Issuer, the Swing Line Lender or the Agent, at its address or facsimile number set forth below:

(i) if to the Borrower, to it at 700 Central Avenue, Louisville, Kentucky 40208, Attention of General Counsel (Telecopy No. (502) 636-4439; Telephone No. (502) 636-4429);

(ii) if to any Loan Party (other than the Borrower), to it, c/o the Borrower, at 700 Central Avenue, Louisville, Kentucky 40208, Attention of General Counsel (Telecopy No. (502) 636-4439; Telephone No. (502) 636-4429);

(iii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn, 7th Floor, Chicago, Illinois 60603, Attention of Awri McKee (Telecopy No. (312) 385-7103),with a copy to JPMorgan Chase Bank, N.A., 416, West Jefferson Street, Louisville, Kentucky 40202 Attention of H. Joseph Brenner (Telecopy No. (502) 566-2789);

(iii) if to the LC Issuer, to it at PNC Bank, National Association, 500 West Jefferson Street, Louisville, Kentucky 40202, Attention of Shelly Stephenson (Telecopy No. (502) 581-3355);

(iv) if to the Swing Line Lender, to it at PNC Bank, National Association, 500 West Jefferson Street, Louisville, Kentucky 40202, Attention of Shelly Stephenson (Telecopy No. (502) 581-3355); and

(v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

13.2 Change of Address. The Borrower, any other Loan Party, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS; INTEGRATION; EFFECTIVENESS

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Borrower, the Agent, the Collateral Agent, the LC Issuer,

the Lenders and the Departing Lenders and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of such parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE COMMONWEALTH OF KENTUCKY, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR COMMONWEALTH OF KENTUCKY COURT SITTING IN LOUISVILLE, KENTUCKY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE COLLATERAL AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN LOUISVILLE, KENTUCKY.

15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[THE BALANCE OF THIS PAGE IS BLANK

AND SIGNATURES BEGIN ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, the Borrower, the Guarantors, the Lenders, the Departing Lenders, the LC Issuer, the Collateral Agent and the Agent have executed this Agreement as of the date first above written.

CHURCHILL DOWNS INCORPORATED

By:	/s/ Michael W. Anderson
Name:	Michael W. Anderson
Title:	Treasurer

GUARANTORS:

CHURCHILL DOWNS MANAGEMENT COMPANY, LLC, as a Guarantor

By	/s/ William E. Mudd
Name: William E. Mudd
Title: Treasurer

CHURCHILL DOWNS INVESTMENT COMPANY, as a Guarantor

By	/s/ Michael W. Anderson
Name: Michael W. Anderson
Title: Treasurer

CHURCHILL DOWNS SIMULCAST PRODUCTIONS, LLC, as a Guarantor

By	/s/ Michael W. Anderson
Name: Michael W. Anderson
Title: Treasurer

CHARLSON INDUSTRIES, INC., as a Guarantor

By	/s/ Michael W. Anderson
Name: Michael W. Anderson
Title: Treasurer

CALDER RACE COURSE, INC., as a Guarantor

By	/s/ William E. Mudd
Name: William E. Mudd
Title: Treasurer

Signature Page to

Second Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

TROPICAL PARK, INC., as a Guarantor

By	/s/ Michael W. Anderson
Name: Michael W. Anderson
Title: Treasurer

ARLINGTON PARK RACECOURSE, LLC, as a Guarantor

By	/s/ Michael W. Anderson
Name: Michael W. Anderson
Title: Treasurer

ARLINGTON OTB CORP., as a Guarantor

By	/s/ Rebecca C. Reed
Name: Rebecca C. Reed
Title: Secretary

QUAD CITY DOWNS, INC., as a Guarantor

By	/s/ Rebecca C. Reed
Name: Rebecca C. Reed
Title: Treasurer

CHURCHILL DOWNS LOUISIANA HORSERACING COMPANY, L.L.C., as a Guarantor

By	/s/ Michael W. Anderson
Name: Michael W. Anderson
Title: Treasurer

CHURCHILL DOWNS LOUISIANA VIDEO POKER COMPANY, L.L.C., as a Guarantor

By	/s/ Michael W. Anderson
Name: Michael W. Anderson
Title: Treasurer

Signature Page to

Second Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

VIDEO SERVICES, INC., as a Guarantor

By	/s/ Michael W. Anderson
Name: Michael W. Anderson
Title: Treasurer

CHURCHILL DOWNS TECHNOLOGY INITIATIVES COMPANY, as a Guarantor

By	/s/ Bradley K. Blackwell
Name: Bradley K. Blackwell
Title: Vice President and Secretary

CHURCHILL DOWNS ENTERTAINMENT GROUP, LLC, as a Guarantor

By	/s/ William E. Mudd
Name: William E. Mudd
Title: Treasurer

Signature Page to

Second Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

JPMORGAN CHASE BANK, N.A., individually as a Lender, as Administrative Agent and as Collateral Agent

By:	/s/ [ILLEGIBLE]
Name:
Title:

Signature Page to

Second Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

PNC BANK, NATIONAL ASSOCIATION, individually as a Lender, as Swing Line Lender, as LC Issuer and as Syndication Agent

By:	/s/ Shelly B. Stephenson
Name:	Shelly B. Stephenson
Title:	Vice President

Signature Page to

Second Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

FIFTH THIRD BANK, individually as a Lender and as a
Documentation Agent

By:	/s/ David O’ Neal
Name:	David O’ Neal
Title:	Vice President

Signature Page to

Second Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

U.S. BANK, NATIONAL ASSOCIATION, individually
as a Lender and as a Documentation Agent

By:	/s/ Joseph C. Hensley
Name:	Joseph C. Hensley
Title:	Vice President

Signature Page to

Second Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

WELLS FARGO BANK, NATIONAL ASSOCIATION,
individually as a Lender and as a Documentation Agent

By:	/s/ Bryan Hulter
Name:	Bryan Hulter
Title:	SVP

Signature Page to

Second Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Johnny L. Perry
Name:	Johnny L. Perry
Title:	Senior Vice President

Signature Page to

Second Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

COMMITMENT SCHEDULE

LENDER	COMMITMENT
JPMORGAN CHASE BANK, N.A.	$55,000,000
PNC BANK, NATIONAL ASSOCIATION	$55,000,000
FIFTH THIRD BANK	$40,000,000
U.S. BANK, NATIONAL ASSOCIATION	$40,000,000
WELLS FARGO BANK, NATIONAL ASSOCIATION	$40,000,000
BRANCH BANKING AND TRUST COMPANY	$45,000,000
AGGREGATE COMMITMENT	$275,000,000

PRICING SCHEDULE

APPLICABLE MARGIN	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS	LEVEL VI STATUS	LEVEL VII STATUS
Eurodollar Rate	2.00%	2.25%	2.50%	2.75%	3.00%	3.25%	3.50%
Floating Rate	1.00%	1.25%	1.50%	1.75%	2.00%	2.25%	2.50%

APPLICABLE FEE RATE	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS	LEVEL VI STATUS	LEVEL VII STATUS
Commitment Fee	0.30%	0.35%	0.40%	0.45%	0.50%	0.50%	0.50%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(i) or (ii).

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 1.00 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is greater than or equal to 1.00 to 1.00 and less than 1.50 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is greater than or equal to 1.50 to 1.00 and less than 2.00 to 1.00.

“Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is greater than or equal to 2.00 to 1.00 and less than 2.50 to 1.00.

“Level V Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Leverage Ratio is greater than or equal to 2.50 to 1.00 and less than 3.00 to 1.00.

“Level VI Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status and (ii) the Leverage Ratio is greater than or equal to 3.00 to 1.00 and less than 3.25 to 1.00.

“Level VII Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

“Status” means either Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status and Level VII Status.

If at any time the Borrower fails to deliver the Financials to the Agent on or before the date such statements or certificates are due, Level VII Status shall be deemed applicable for the period commencing five (5) business days after such required date of delivery and ending on the date which is five (5) business days after such statements or certificates are actually delivered, after which the Status shall be determined in accordance with the table above as applicable.

Except as otherwise provided in the paragraph below, adjustments, if any, to the Status then in effect shall be effective five (5) business days after the Agent has received the applicable financial statements and certificates (it being understood and agreed that each change in Status shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change).

Notwithstanding the foregoing, Level III Status shall be deemed to be applicable until the Agent’s receipt of the applicable financial statements for the Borrower’s fiscal quarter ending on or about March 31, 2010 (unless such financial statements demonstrate that Level IV, V, VI or VII Status should have been applicable during such period, in which case such other Status shall be deemed to be applicable during such period) and adjustments to the Status then in effect shall thereafter be effected in accordance with the preceding paragraphs.

EXHIBIT A

BORROWER’S COUNSEL OPINION REQUIREMENTS

December 22, 2009

To the Lenders, the Agent

and the Collateral Agent Referred to Below

c/o JPMorgan Chase Bank, N.A.,

as Agent and Collateral Agent

10 South Dearborn Street

Chicago, Illinois 60670

Re:	Second Amended and Restated Credit Agreement dated as of December 22, 2009, among Churchill Downs Incorporated, Arlington OTB Corp., Arlington Park Racecourse, LLC, Calder Race Course, Inc., Charlson Industries, Inc., Churchill Downs Entertainment Group, LLC, Churchill Downs Investment Company, Churchill Downs Louisiana Horseracing Company, L.L.C., Churchill Downs Louisiana Video Poker Company, L.L.C., Churchill Downs Management Company, LLC, Churchill Downs Simulcast Productions, LLC, Churchill Downs Technology Initiatives Company, Quad City Downs, Inc., Tropical Park, Inc., Video Services, Inc., the banks and other financial institutions identified in the Credit Agreement as Lenders and JPMorgan Chase Bank, N.A., as Agent and Collateral Agent

Ladies and Gentlemen:

We have acted as counsel to Churchill Downs Incorporated, a Kentucky corporation (“Borrower”), Arlington OTB Corp., a Delaware corporation (“AOTBC”), Arlington Park Racecourse, LLC, an Illinois limited liability company (“APR”), Calder Race Course, Inc., a Florida corporation (“Calder”), Charlson Industries, Inc., an Ohio corporation (“CII”), Churchill Downs Entertainment Group, LLC, a Delaware limited liability company (“CDEG”), Churchill Downs Investment Company, a Kentucky corporation (“CDIC”), Churchill Downs Louisiana Horseracing Company, L.L.C., a Louisiana limited liability company (“CDLHC”), Churchill Downs Louisiana Video Poker Company, L.L.C., a Louisiana limited liability company (“CDLVPC”), Churchill Downs Management Company, LLC, a Kentucky limited liability company (“CDMC”), Churchill Downs Simulcast Productions, LLC, a Kentucky limited liability company (“CDSP”), Churchill Downs Technology Initiatives Company, a Delaware corporation (“CDTIC”), Quad City Downs, Inc., an Iowa corporation (“Quad City”), Tropical Park, Inc., a Florida corporation (“Tropical”) and Video Services, Inc., a Louisiana corporation (“VSI”; and with AOTBC, APR, Calder, CII, CDEG, CDIC, CDLHC, CDLVPC, CDMC, CDSP, CDTIC,

Quad City, Tropical and VSI, each a “Guarantor” and collectively the “Guarantors”), in connection with the execution and delivery of that certain Second Amended and Restated Credit Agreement of even date herewith (the “Credit Agreement”) among Borrower, the Guarantors, the banks and other financial institutions identified in the Credit Agreement as Lenders, the LC Issuer (as defined in the Credit Agreement), the Collateral Agent (as defined in the Credit Agreement) and the Agent (as defined in the Credit Agreement) together with the schedules and exhibits to the Credit Agreement. This opinion (the “Opinion”) is being delivered to you at the direction of the Borrower in satisfaction of the condition set forth in Section 4.1(i)(e) of the Credit Agreement. Terms defined in the Credit Agreement are used in this Opinion with the same meanings unless otherwise provided.

I.	Documents Reviewed and Defined Terms.

In our capacity as counsel to the Loan Parties, we have reviewed copies of the following documents, all of which are dated as of the date of this Opinion unless otherwise noted:

1. Credit Agreement;

2. Guaranty;

3. Pledge and Security Agreement;

4. Confirmatory Grant of Security Interest in United States Copyrights (the “Churchill Copyright Grant”) by and from the Borrower in favor of the Collateral Agent;

5. Confirmatory Grant of Security Interest in United States Patents (the “Churchill Patent Grant”) by and from the Borrower in favor of the Collateral Agent;

6. Confirmatory Grant of Security Interest in United States Trademarks (the “Churchill Trademark Grant”) by and from the Borrower in favor of the Collateral Agent;

7. Confirmatory Grant of Security Interest in United States Patents (the “CDTIC Patent Grant”) by and from CDTIC in favor of the Collateral Agent;

8. Confirmatory Grant of Security Interest in United States Trademarks (the “CDTIC Trademark Grant”) by and from CDTIC in favor of the Collateral Agent;

9. Confirmatory Grant of Security Interest in United States Trademarks (the “APR Trademark Grant”) by and from APR in favor of the Collateral Agent;

10. Confirmatory Grant of Security Interest in United States Trademarks (the “CDLHC Trademark Grant”) by and from CDLHC in favor of the Collateral Agent;

11. UCC Financing Statement (the “Borrower Financing Statement”) naming the Borrower as Debtor and the Collateral Agent as the Secured Party for filing in the Office of the Kentucky Secretary of State (the “Kentucky Secretary of State’s Office”);

12. UCC Financing Statement (the “AOTBC Financing Statement”) naming AOTBC as Debtor and the Collateral Agent as the Secured Party for filing in the Office of the Delaware Secretary of State (the “Delaware Secretary of State’s Office”);

13. UCC Financing Statement (the “APR Financing Statement”) naming APR as Debtor and the Collateral Agent as the Secured Party for filing in the Office of the Illinois Secretary of State;

14. UCC Financing Statement (the “Calder Financing Statement”) naming Calder as Debtor and the Collateral Agent as the Secured Party for filing in the Office of the Florida Secretary of State (the “Florida Secretary of State’s Office”);

15. UCC Financing Statement (the “CDEG Financing Statement”) naming CDEG as Debtor and the Collateral Agent as the Secured Party for filing in the Delaware Secretary of State’s Office;

16. UCC Financing Statement (the “CDIC Financing Statement”) naming CDIC as Debtor and the Collateral Agent as the Secured Party for filing in the Kentucky Secretary of State’s Office;

17. UCC Financing Statement (the “CDLHC Financing Statement”) naming CDLHC as Debtor and the Collateral Agent as the Secured Party for filing in the Office of the Louisiana Secretary of State (the “Louisiana Secretary of State’s Office”);

18. UCC Financing Statement (the “CDLVPC Financing Statement”) naming CDLVPC as Debtor and the Collateral Agent as the Secured Party for filing in the Louisiana Secretary of State’s Office;

19. UCC Financing Statement (the “CDMC Financing Statement”) naming CDMC as Debtor and the Collateral Agent as the Secured Party for filing in the Kentucky Secretary of State’s Office;

20. UCC Financing Statement (the “CDTIC Financing Statement”) naming CDTIC as Debtor and the Collateral Agent as the Secured Party for filing in the Delaware Secretary of State’s Office;

21. UCC Financing Statement (the “Quad City Financing Statement”) naming Quad City as Debtor and the Collateral Agent as the Secured Party for filing in the Office of the Iowa Secretary of State;

22. UCC Financing Statement (the “Tropical Financing Statement”) naming Tropical as Debtor and the Collateral Agent as the Secured Party for filing in the Florida Secretary of State’s Office;

23. UCC Financing Statement (the “VSI Financing Statement” and with the Borrower Financing Statement, the AOTBC Financing Statement, the APR Financing Statement, the Calder Financing Statement, the CDEG Financing Statement, the CDIC Financing Statement, the CDLHC Financing Statement, the CDLVPC Financing Statement, the CDMC Financing Statement, the CDTIC Financing Statement, the Quad City Financing Statement and the Tropical Financing Statement each a “Financing Statement” and collectively, the “Financing Statements”) naming VSI as Debtor and the Collateral Agent as the Secured Party for filing in the Louisiana Secretary of State’s Office;

24. General Reaffirmation and Modification Agreement by and among the Loan Parties and the Collateral Agent (the “Reaffirmation”); and

25. Notes made by the Borrower to the Lenders receiving Notes (the “Notes”);

The foregoing items 1 through 25, inclusive, are referred to in this Opinion collectively as the “Loan Documents”. The term “Collateral” refers to the Borrower’s and the Guarantors’ personal property described as collateral in the Pledge and Security Agreement and the term “UCC Collateral” refers to the items and types of Collateral in which a security interest can be created under Article 9 of the Uniform Commercial Code as presently in effect in the (i) Commonwealth of Kentucky, KRS 355.9-101 et seq. (the “Kentucky UCC”) and (ii) State of Delaware, 6 Del. C. 9-101 et seq. (the “Delaware UCC”). Terms that are defined in the Kentucky UCC are used with the same meanings in this Opinion unless otherwise specified or unless the context otherwise requires. References in this Opinion to “KRS” shall mean the Kentucky Revised Statutes as in effect on the date of this Opinion.

We have also examined and are familiar with executed originals or certified copies of (i) the Borrower’s, AOTBC’s, CDIC’s and CDTIC’s articles or certificate of incorporation and bylaws (each as certified by an officer of the Borrower, AOTBC, CDIC or CDTIC, as applicable, to be currently in full force and effect), (ii) CDEG’s, CDMC’s and CDSP’s certificates of formation and operating agreements (each as certified by an officer of CDEG, CDMC or CDSP, as applicable), (iii) a Certificate of Existence for the Borrower, CDIC, CDMC and CDSP issued by Office of the Secretary of State of Kentucky (the “Secretary of State’s Office”), (iv) Certificates of Good Standing for AOTBC, CDEG and CDTIC issued by the Delaware Secretary of State’s Office and (v) resolutions of the governing body of the Borrower, AOTBC, CDEG, CDIC, CDMC, CDSP and CDTIC (each an “Opinion Party” and collectively, the “Opinion Parties”) relating to the authorization, execution and delivery of the Loan Documents and the consummation of the transactions described in the Credit Agreement (each as certified by an officer of each Opinion Party, as applicable, to be currently in full force and effect).

II.	Assumptions.

We have made no independent investigation as to factual matters, except as expressly stated in this Opinion. We use the terms “to our knowledge,” “to the best of our knowledge,” “as known to us,” “as far as we know,” and similar terms to indicate that we have not made any inquiry or investigation into factual matters, and that our opinions are therefore limited in scope and based solely on the actual knowledge of David E. Saffer, Barry A. Hines and Robert B. Vice, Jr., the only attorneys in our firm who have been actively involved in the review of the Loan Documents and the preparation of this Opinion. With respect to factual matters, and without independent investigation, we have relied upon and assumed the accuracy and completeness of (i) certificates and other documents obtained from public officials, (ii) certificates of officers of the Opinion Parties, (iii) the representations and warranties of the Loan Parties contained in the Loan Documents and (iv) such other documents, corporate records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render this Opinion.

We have assumed the legal capacity of all individuals, the genuineness of all signatures other than those of representatives of the Loan Parties, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic, or conformed copies and the authenticity of the originals of such documents. We also have assumed the due authorization of all documents to be delivered by all Persons other than the Opinion Parties, the execution and delivery of all documents to be delivered by all Persons other than the Loan Parties and the validity and binding effect of those documents with respect to any such Person other than the Loan Parties.

In rendering our opinions, we have, with your permission, made and relied on the following additional assumptions:

(a) The parties will enforce the Loan Documents in accordance with their terms; all parties thereto have acted, and will at all times act, equitably, in good faith, without chicanery, in a commercially reasonable manner, and in compliance with all applicable laws and regulations.

(b) There are no other agreements, understandings or negotiations among the parties that would modify the terms of the Loan Documents.

(c) All exhibits and schedules have been properly attached to the Loan Documents.

(d) Each Financing Statement will be properly filed and indexed in the applicable filing office, and all applicable fees payable in connection with such filing will be paid.

(e) Each Financing Statement states the correct name and address of the Collateral Agent.

(f) The Collateral Agent is in possession of the (i) certificates evidencing the shares of stock of (a) CDIC (the “CDIC Certificated Pledge Shares”), (b) AOTB (the “AOTBC Certificated Pledged Shares”), (c) CDTIC (the “CDTIC Certificated Pledged Shares”) and (d) Keeneland Association (the “Keeneland Certificated Pledged Shares”) described on the Pledged Securities Schedule and (ii) accompanying properly executed stock power(s) for the (a) CDIC Certificated Pledged Shares, (b) the AOTBC Certificated Pledged Shares, (c) the CDTIC Certificated Pledged Shares, (d) the Keeneland Certificated Pledged Shares and (e) certificates evidencing the shares of stock of VSI.

III.	Opinions.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that:

1. Borrower and CDIC are each corporations validly existing under the laws of the Commonwealth of Kentucky (“Kentucky”), and based upon certificates dated December 14, 2009, obtained from the Secretary of State’s Office, each has paid all fees due and owing to the Secretary of State’s Office, has delivered to the Secretary of State’s Office such Person’s most recent annual report as required by KRS 271B.16-220, and has not filed articles of dissolution.

2. CDMC and CDSP are each limited liability companies validly existing under the laws of Kentucky, and based upon certificates dated December 14, 2009, obtained from the Secretary of State’s Office, each has paid all fees due and owing to the Secretary of State’s Office, has delivered to the Secretary of State’s Office such Person’s most recent annual report as required by KRS 271B.16-220, and has not filed articles of dissolution.

3. AOTBC and CDTIC are each corporations validly existing, and based on certificates dated December 14, 2009, obtained from the Delaware Secretary of State’s Office, in good standing under the laws of the State of Delaware (“Delaware”).

4. CDEG is a limited liability company validly existing, and based on a certificate dated December 14, 2009, obtained from the Delaware Secretary of State’s Office, in good standing under the laws of the Delaware.

5. Each of the Opinion Parties has the requisite corporate or limited liability company power and authority to execute and deliver the Loan Documents to which such Person is a party and perform its respective obligations thereunder.

6. Each of the Opinion Parties has taken all necessary corporate or limited liability company action to authorize the execution and delivery of the Loan Documents to which such Person is a party and the performance of such Person’s obligations thereunder. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by each such Loan Party.

7. The Loan Documents to which each Loan Party is a party constitute valid and binding obligations of each such Loan Party, enforceable against each such Loan Party in accordance with their respective terms.

8. No consent, approval, authorization or other action by, or filing with, any non-judicial governmental agency or instrumentality of Kentucky or the United States of America (“Governmental Authority”) is required for each Opinion Party’s execution and delivery of the Loan Documents and the performance of such Person’s obligations under such Loan Documents, except for (i) those already obtained and (ii) any recordations and filings that may be necessary to perfect the security interests granted by an Opinion Party.

9. The execution and delivery of the Loan Documents by the Opinion Parties, the performance by the Opinion Parties of their respective obligations under the Loan Documents and the exercise by the Opinion Parties of the rights created by the Loan Documents (i) will not violate (a) any applicable law or regulation of Kentucky or the United States of America, (b) the articles of incorporation or formation, operating agreements or bylaws, as applicable, of the Opinion Parties or (c) any order of any Governmental Authority that we know to be binding on any Opinion Party, (ii) will not conflict with, violate or result in a default under any indenture, mortgage, agreement for borrowed money or other material agreement of any Loan Party of which we have knowledge and (iii) to our knowledge, will not result in the creation or imposition of any Lien on any asset of any Opinion Party other than the Liens created pursuant to the Loan Documents.

10. The Borrower is the record owner of the issued membership interests of CDEG. The issued membership interest of CDEG have been duly and validly issued.

11. The AOTBC Financing Statement, the CDEG Financing Statement, and the CDTIC Financing Statement to be filed against AOTBC, CDEG and CDTIC are each in appropriate form for filing in the Delaware Secretary of State’s Office.

12. The Churchill Financing Statement, the CDIC Financing Statement, and the CDMC Financing Statement, are each in appropriate form for filing in the Kentucky Secretary of State’s Office.

13. The Pledge and Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Lenders and the other holders of Secured Obligations, a security interest in all of each Opinion Party’s right, title and interest in the Collateral. Upon the such filing of the Financing Statements, the Collateral Agent’s security interest, for the benefit of the Lenders and the other holders of Secured Obligations, in the UCC Collateral of each Opinion Party will be perfected, to the extent that a security interest in such collateral can be perfected by the filing of financing statements under the Kentucky UCC and the Delaware UCC.

14. Assuming the Collateral Agent remains in possession of certificates representing the Pledged Securities (as defined in the Pledge and Security Agreement) listed in the Pledged Securities Schedule, which is attached to and made a part of this Opinion (the “Certificated Pledged Shares”), and the proper endorsement to the Collateral Agent (or an endorsement in blank), and assuming the continued sole possession by the Collateral Agent of such Certificated Pledged Shares in Kentucky, the security interest created in favor of the Collateral Agent under the Pledge and Security Agreement constitutes a valid and enforceable perfected security interest in such Certificated Pledged Shares (and the proceeds thereof) in favor of the Collateral Agent under the Pledge and Security Agreement. Upon delivery to the Collateral Agent of the Certificated Pledged Shares endorsed to the Collateral Agent or endorsed in blank by an effective endorsement and assuming neither the Agent, the Collateral Agent nor any Lender has notice of any adverse claim to such Certificated Pledged Shares, the Collateral Agent will be a “protected purchaser” of such Certificated Pledged Shares (within the meaning of Section 8-303 of the UCC) and will acquire its interest in such Certificated Pledged Shares free of any adverse claim.

To the extent that the Collateral Agent has sole possession of the Certificated Pledged Shares as described above, no filings, registrations or recordings are required to perfect (or maintain the perfection of) the security interest created under the Pledge and Security Agreement in respect of such Certificated Pledged Shares. No filing or other action, other than the filing of the Financing Statements described in paragraphs 11 and 12 above, is required to perfect the Liens in the Collateral of the Opinion Parties created under the Pledge and Security Agreement except (i) proper steps to obtain “control” as defined in Article 9 of the UCC) may be required to perfect any security interests in Deposit Accounts (as defined in the Pledge and Security Agreement), (ii) providing a more particularized description of “Commercial Tort Claims” (as defined in the Pledge and Security Agreement) (if any exist or come to exist), and (iii) taking appropriate steps to note Liens on any certificates of title issued in connection with any Goods (as defined in the Pledge and Security Agreement).

15. No recording, filing, stamp, transfer, privilege, intangibles or other tax must be paid in connection with the execution, delivery and recordation of the Churchill Financing Statement, the AOTBC Financing Statement, the CDEG Financing Statement, the CDIC Financing Statement, the CDMC Financing Statement or the CDTIC Financing Statement except nominal recording and filing fees payable to, as applicable, the Delaware Secretary of State’s Office and the Kentucky Secretary of State’s Office.

16. The payment by the Borrower and receipt by the Agent, for the benefit of the Lenders and the other holders of Secured Obligations, of all principal and interest required to be paid pursuant to the terms of the Credit Agreement and any Notes, will not violate the usury laws of Kentucky.

17. The lending of money by Lenders under the Loan Documents and the Collateral Agent’s enforcement, for the benefit of the Lenders, of the Collateral Agent’s rights under the Loan Documents in Kentucky shall not, solely on that account, cause the Collateral Agent or Lenders to be deemed to be doing business in Kentucky.

18. None of the transactions contemplated by the Loan Documents, including, without limitation, the use of the proceeds of the Loans provided for in the Loan Documents, will violate or result in a violation of regulations T, U or X of the Board of Governors of the Federal Reserve System.

19. No Opinion Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

IV.	Confirmations.

Based solely on (i) certificates of officers of each Opinion Party and (ii) examination of records maintained in the offices of the Clerks of the Jefferson County, Kentucky Circuit Court and of the United States District Court for the Western District of Kentucky (in Louisville) and without further investigation or inquiry, we confirm that we have no knowledge of any actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to our knowledge, threatened in writing, against any Opinion Party (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) that involve any Loan Document.

V.	Qualifications.

Our opinions are limited by and subject to the following:

(a) Our opinions are based solely upon the laws of Kentucky and the General Corporation Law of the State of Delaware. To the extent that our opinions set forth in paragraphs 11, 12, 13 and 14 of this Opinion are governed by the laws of any state other than Kentucky, such opinions are based solely on our review of the text of the UCC in effect in such states as set forth in the generally available compilation of the UCC published by Commerce Clearing House, Inc. (without reference to matters of judicial interpretation). We express no opinion concerning the laws of any other jurisdiction or whether such laws may apply, under a conflict of laws analysis or otherwise.

(b) Our opinions are subject to the effects of applicable bankruptcy, insolvency, reorganization, receivership, liquidation, conservatorship, reorganization, moratorium and other federal or state laws or constitutions in effect from time to time affecting the rights and remedies of creditors generally, including, without limitation, fraudulent conveyance laws, preferential conveyance laws and judicially developed doctrines relevant to any of the foregoing laws.

(c) Our opinions are also subject to general principles of equity (whether considered in a proceeding in equity or at law), including, without limitation, equitable defenses, limitations on the availability of equitable remedies, and concepts of materiality, reasonableness, unconscionability, good faith and fair dealing, and similar doctrines affecting the enforceability of agreements generally.

(d) Certain agreements, rights, remedies, indemnities, waivers and other provisions of the Loan Documents may not be enforceable strictly in accordance with their terms, and may be limited by applicable laws, rules, regulations, court decisions, public policies and constitutional requirements, but the inclusion of such agreements, rights, remedies, indemnities, waivers and other provisions, and the application of such limitations will not, in our judgment (i) render the Loan Documents invalid as a whole, (ii) impair the Agent’s or the Collateral Agent’s rights, on behalf of the Lenders and the other holders of Secured Obligations, to accelerate and demand payment of the unpaid principal of the Loans upon the occurrence of a legally enforceable default or (iii) preclude enforcement of such obligations through normal legal proceedings, including proceedings to enforce the liens. Without limiting the generality of the foregoing, we express no opinion as to the enforceability of any provision of the Loan Documents that purports to (i) require disputes to be resolved by arbitration or by litigation in any particular court, jurisdiction or venue, (ii) establish evidentiary standards or restrict access to legal or equitable remedies, (iii) waive the right to trial by jury, (iv) appoint the Agent, the Collateral Agent, any Lender or other holders of Secured Obligations as an agent or attorney-in-fact of any Loan Party or (v) impose on any Loan Party any fees or costs of obtaining, filing or recording releases or termination statements following satisfaction of the secured debt.

(e) Pursuant to KRS Section 411.195, any provision in the Loan Documents purporting to require payment of attorneys’ fees will be enforceable only to the extent authorized by such statute.

(f) We express no opinion concerning any Opinion Party’s rights in or title to any of the Collateral, or, except as set forth in paragraph 14 above, as to the priority of any security interest in or Liens on the Collateral.

(g) We express no opinion as to the creation or validity of any assignment of or security interest in any Collateral consisting of (i) tort claims except as set forth in paragraph 14 above, (ii) property that is subject to a statute, regulation or treaty of the United States that pre-empts in any way the provisions of the Kentucky UCC or the Delaware UCC, (iii) commodities, commodity accounts, timber or as-extracted collateral or (iv) property acquired or held primarily for personal, family or household purposes.

(h) The continued perfection of the security interests perfected by the filing of the Churchill Financing Statement, the AOTBC Financing Statement, the CDEG Financing Statement, the CDIC Financing Statement, the CDMC Financing Statement or the CDTIC Financing Statement will depend upon the filing of periodic continuation statements in accordance with, as applicable, the Kentucky UCC and the Delaware UCC.

(i) Except as set forth in opinion number 17 above, we express no opinion as to matters of usury, interest, late charges, loan charges or loan fees, or as to any provisions of the Loan Documents relating to any of the foregoing.

(j) We express no opinion as to prepayment penalties, prepayment fees, yield-maintenance payments, exit fees, early termination fees, prepayment premiums, defeasance or the like, or as to the enforceability of provisions of the Loan Documents relating to any of the foregoing.

(k) We call to your attention that the Lenders under the Loan Documents may be subject to the franchise tax imposed by KRS §136.500, et seq., if any such Lender were to solicit business with twenty (20) or more Persons in Kentucky or receive $100,000.00 or more in income attributable to sources in Kentucky in any tax year as set forth in KRS §136.520.

(l) With respect to our opinion in paragraph 9(ii) above, we express no opinion as to whether the incurrence of indebtedness by the Borrower under the Loan Documents might result in the violation of any of the financial covenants set forth in any of the indentures, instruments or agreements described in paragraph 9(ii).

(m) We express no opinion as to any matter not specifically stated to be and numbered as an opinion, and we undertake no obligation to advise you of legal or factual changes affecting this Opinion that occur after the date of this Opinion.

This Opinion is being furnished solely for the benefit of the Agent, the Collateral Agent and the Lenders and their successors and assigns in connection with the transactions described in the Credit Agreement, and may not be relied on by any other Person without our express prior written consent. Further, without our express prior written consent, the opinions expressed in this Opinion may not be quoted, circulated, assigned or delivered to any other Person (except that copies hereof may be delivered to the Agent’s, the Collateral Agent’s and Lenders’ counsel and independent accountants and to regulatory agencies with authority over the Agent’s, the Collateral Agent’s and the Lenders’ activities).

Very truly yours,

STITES & HARBISON, PLLC

DES/BAH/RBV

Pledged Securities Schedule

to

Opinion of Stites & Harbison, PLLC

Issuer:	Certificate Number:	Number of Shares:
Churchill Downs Investment Company		20
Calder Race Course, Inc.	CD-1	667,440
Tropical Park, Inc.	CD-11	195
Arlington OTB Corp.		10
Quad City Downs, Inc.	42	315,800
Video Services, Inc.		510A
		490B
Churchill Downs Technology Initiatives Company		100
Charlson Industries, Inc.	3	111
Keeneland Association		25

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:	The Lenders Parties to the
Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit Agreement dated as December 22, 2009 (as amended, modified, renewed, restated or extended from time to time, the “Agreement”) among Churchill Downs Incorporated (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate and the attached Schedules have the meanings given them in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected                                  of the Borrower;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and the other Loan Parties during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct;

5. Schedule I Part 3(B) hereto sets forth the Borrower’s determination of the interest rates to be paid for Advances, the LC Fee rates and the Commitment Fee rates commencing on the fifth day following the delivery hereof; and

6. Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Agreement, the Collateral Documents and the other Loan Documents and the status of compliance.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered                     , 20    .

CHURCHILL DOWNS INCORPORATED, a Kentucky corporation

By

Print Name:

Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of                 , 20     (the “Report Date”) with

Provisions of Sections 6.10, 6.12, 6.13, 6.15, 6.18, 6.23, 6.24.1, 6.24.2, 6.24.3, 6.34 and 6.37

of the Agreement

1. Interest Coverage Ratio (Section 6.24.1)

The ratio of (A) Consolidated Adjusted EBITDA to (B) Consolidated Interest Expense, for the four fiscal quarters ending as of the Report Date is                      to 1.00 which is not less than 3.50 to 1.00. Such ratio is computed as follows:

(A) Consolidated Adjusted EBITDA for the four fiscal quarters ending as of the Report Date.	$_______________

(B) Consolidated Interest Expense for four fiscal quarters ending as of the Report Date.	$_______________

(C) Ratio of Item (A) to Item (B) equals Interest Coverage Ratio on the Report Date.	_______ to 1.0

2. Leverage Ratio (Section 6.24.2)

The ratio of (A) Consolidated Funded Indebtedness on the Report Date to (B) Consolidated Adjusted EBITDA for the four fiscal quarters ending on the Report Date is                  to 1.00, calculated as set forth below in this Part 2, which is not greater than [3.25 to 1.00]1. Such ratio is computed as follows:

(A) Consolidated Funded Indebtedness as of the Report Date.	$_______________

(B) Consolidated Adjusted EBITDA for the four fiscal quarters ending as of the Report Date.	$_______________

(C) Ratio of amount on Line (A) to amount on Line (B) equals Leverage Ratio.	_______ to 1.00

3. Pricing Adjustments to Eurodollar Rate, Floating Rate and Commitment Fee (Pricing Schedule)

(A) The Leverage Ratio on the Report Date equals [take from Part 2(C). above]	_______ to 1.00

(B) Adjusted interest rates and Commitment Fee based on the Leverage Ratio in line (A) [Refer to Credit Agreement attachment for Pricing Schedule of Applicable Margins and the Applicable Rate]

	Applicable Margin	Rate (per annum)
Eurodollar Rate	___________	_______	%
Floating Rate	___________	________	%
Commitment Fee Rate	___________	________	%

[1]	Adjust per Section 6.24.2 of the Agreement if Material Greenfield Project has commenced.

4. Minimum Net Worth (Section 6.24.3).

As of the Report Date, (A) the Consolidated Net Worth is $                , which is not less than (B) the base net worth (“Base Net Worth”) which is $            . Such amounts are computed as follows:

Base Net Worth as of Report Date:

(i) Minimum net worth.		$350,000,000

(ii) 50% of Consolidated Net Income of the Borrower earned in each fiscal year beginning with the Borrower’s fiscal year ending December 31, 2009.	$	_______________

(iii)  100% of the proceeds from any public and/or private offering and/or sale of any common and/or preferred stock and/or other equity security, and/or any note, debenture or other security convertible, in whole or in part, to common and/or preferred stock and/or other equity security, net of reasonable expenses, commissions and fees associated with such sale, from and after the date of the Agreement[2].

	$	_______________

(iv) Sum of item (i) plus item (ii) plus item (iii) equals the Base Net Worth as of the Report Date.	$	_______________

5. Indebtedness (Section 6.10).

(A) Total amount of Indebtedness secured by purchase money security interests (may not exceed $5,000,000).	$	_______________

(B) Capitalized Lease Obligations (may not exceed $10,000,000).	$	_______________

(C) Indebtedness to sellers in connection with Permitted Acquisitions subordinated as required in Section 6.10(vi) (in an aggregate amount may not exceed $10,000,000).	$	_______________

(D) Indebtedness under the Master Plan Bond Transaction (may not exceed $153,000,000).	$	_______________

6. Sale of Assets (Section 6.12)

(A)   Leases, sales or other dispositions of Property, including Property previously leased, sold or disposed of during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs (may not exceed a Twelve Month Substantial Portion).

	$	_______________

[2]

Provided, that, to the extent that the Borrower makes cash repurchases of its Equity Interests in any fiscal year of the Borrower, up to $25,000,000 of such amount expended by the Borrower shall be deducted from the Consolidated Net Worth that would otherwise be required to be maintained pursuant to the terms of Section 6.24.3 of the Agreement.

(B) Leases, sales or other dispositions of Property, including Property previously leased, sold or disposed of from and after the Closing Date (may not exceed a Term Substantial Portion).	$	_______________

7. Investments and Acquisitions (Section 6.13)

(A) Investments in Excluded Entities subject to Section 6.13(ii)(c).	$	_______________

(B) Acquisitions of Loan Parties not engaged in a Current Field of Enterprise subject to Section 6.13(iii)(d)(4).	$	_______________

(C) Acquisition of Excluded Entities subject to Section 6.13(iii)(e).	$	_______________

(D) Acquisitions subject to Section 6.13(iii)(f)(3).	$	_______________

(E) Total of amounts in Part 7(A), (B), (C), and (D) (as aggregated may not exceed 25% of Consolidated Net Worth).	$	_______________

8. Rentals (Section 6.18)

Obligations for Consolidated Rentals in the aggregate for current fiscal year (may not exceed $15,000,000 in any one fiscal year).	$	_______________

9. Off-Balance Sheet Liabilities (Section 6.23)

Off-Balance Sheet Liabilities (may not, when aggregated as provided in Section 6.15, exceed $50,000,000).	$	_______________

10. Contingent Obligations (Section 6.34)

Contingent Obligations (prohibited except as provided in Section 6.34, including guaranties of the obligations of Loan Parties not to exceed $10,000,000 in the aggregate).	$	_______________

11. Restricted Payments (Section 6.37)

Restricted Payments (prohibited except as provided in Section 6.37, including the repurchase by the Borrower of its capital stock (not to exceed $75,000,000 during the term of the Agreement) and additional Restricted Payments (not to exceed $20,000,000 in the aggregate during any fiscal year of the Borrower).

	$	_______________

SCHEDULE II TO COMPLIANCE CERTIFICATE

Reports and Deliveries Currently Due

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement identified below (as amended, modified, renewed, restated or extended from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee: [and is an Affiliate/Approved Fund of [identify Lender][3]

3. Borrower(s):

4. Agent: JPMorgan Chase Bank, N.A., as the agent under the Credit Agreement.

5.      Credit Agreement: The $275,000,000 Second Amended and Restated Credit Agreement dated as of December 22, 2009 among Churchill Downs Incorporated, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Agent, and the other agents party thereto.

6. Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[4]
____________[5]	$	$	_______	%

____________	$	$	_______	%

____________	$	$	_______	%

[3]	Select as applicable.
*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[5]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Loan Commitment”, etc.)

7.	Trade Date: ___________________________________________[6]

Effective Date:                                     , 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted: [NAME OF AGENT], as Agent

By:
Title:

[Consented to:][7] [NAME OF RELEVANT PARTY]

By:
Title:

[6]	Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.
[7]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1

TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents, (v) inspecting any of the property, books or records of the Borrower, or any Guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the Commonwealth of Kentucky.

EXHIBIT D

LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To JPMorgan Chase Bank, N.A.,

as Agent (the “Agent”) under the Credit Agreement

Described Below.

Re:	Second Amended and Restated Credit Agreement, dated December 22, 2009 (as amended, modified, renewed, restated or extended from time to time, the “Credit Agreement”), among Churchill Downs Incorporated (the “Borrower”), the Guarantors named therein, the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.16 of the Credit Agreement.

Facility Identification Number(s)___________________________________________________________________________

Customer/Account Name___________________________________________________________________________

Transfer Funds To___________________________________________________________________________

                                         ___________________________________________________________________________

For Account No.___________________________________________________________________________

Reference/Attention To___________________________________________________________________________

Authorized Officer (Customer Representative)	Date ______________________________

(Please Print)	Signature

Bank Officer Name	Date ______________________________

(Please Print)	Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

EXHIBIT E

FORM OF NOTE

NOTE

_____________, 20__

Louisville, Kentucky

Churchill Downs Incorporated, a Kentucky corporation (the “Borrower”), promises to pay                  (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of JPMorgan Chase Bank, N.A., as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Facility Termination Date.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of December 22, 2009 among (a) the Borrower, (b) the Guarantors party thereto, (c) the Lenders party thereto, including the Lender, and (d) JPMorgan Chase Bank, N.A., as Agent (the “Agent”) (as amended, modified, renewed, restated or extended from time to time, the “Agreement”) to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings given them in the Agreement. A Default under the Agreement is a Default under this Note.

Failure of the holder of this Note to exercise any of its rights and remedies shall not constitute a waiver of any provision of this Note or of the Agreement, the Collateral Documents or any of the other Loan Documents or of any of such holder’s and/or the Agent’s rights and remedies, nor shall it prevent the holder from exercising any rights or remedies with respect to the subsequent happening of the same or similar occurrences. All remedies of the holder hereof shall be cumulative to the greatest extent permitted by law. Time shall be of the essence for payment of all payments of interest and principal on this Note.

If there is any Default, or this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Borrower promises to pay to the order of the holder hereof such holder’s reasonable attorneys’ fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder’s rights with respect to any collateral securing this Note, to the extent allowed by the laws of the Commonwealth of Kentucky or any state in which any collateral for this Note is situated.

If the Borrower makes a payment required under this Note ten (10) days or more late, the Borrower shall be charged five percent (5%) of the regularly scheduled payment up to a maximum amount of $1,500.00 as a late charge.

This Note has been delivered in, and shall be governed by and construed in accordance with the laws (including, without limitation, the conflicts of laws rules) of the Commonwealth of Kentucky.

Revolving Loans may be made from time to time by the Lender to the Borrower in the manner and subject to the terms and conditions set forth in the Agreement. As contemplated in Section 2.15(i) of the Agreement, upon the disbursement of each Revolving Loan, the Lender shall record the making and amount of such Loan on the Lender’s electronic automated accounting system; and the Lender shall also record on the Lender’s electronic automated accounting system the payment by the Borrower of amounts of principal made on this Note. The aggregate amount of all Revolving Loans made by the Lender, less the amounts of payments of principal made by the Borrower, shall be the principal amount outstanding under this Note. The information contained on the Lender’s electronic automated accounting system and the information maintained by the Agent pursuant to Section 2.15(ii) of the Agreement shall be prima facie evidence of the unpaid amount of principal outstanding under this Note.

The Borrower waives presentment, demand, notice of dishonor, protest, notice of protest, notice of nonpayment or nonacceptance and any other notice and all due diligence or promptness that may otherwise be required by law (but not any notice required by the Loan Documents as defined in the Agreement), and all exemptions to which they may now or hereafter be entitled under the laws of the Commonwealth of Kentucky, the United States of America or any state thereof. The holder of this instrument may, whether one or more times, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party or any other party to this Note (1) extend the time for payment of either principal or interest from time to time, (2) release or discharge any one or more parties liable on this Note, (3) suspend the right to enforce this Note with respect to any persons, (4) change, exchange or release any Property in which the holder has any lien or interest securing this Note and (5) justifiably or otherwise, impair any Collateral securing this Note or suspend the right to enforce against any such Collateral.

[Signature Page Follows]

CHURCHILL DOWNS, INCORPORATED, a Kentucky corporation

By
Name: Title:

EXHIBIT F

Form of

NOTICE OF ACQUISITION

___________________, 20__

JPMorgan Chase Bank, N.A., Agent

416 W. Jefferson Street

Louisville, Kentucky 40202

Ladies and Gentlemen:

I refer to the Second Amended and Restated Credit Agreement dated as of December 22, 2009 as it may have been amended, modified, restated and/or supplemented through the date hereof (the “Credit Agreement”) among Churchill Downs Incorporated (the “Borrower”), the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as contractual representative as Agent for itself and the Lenders as provided therein (the “Agent”). Capitalized terms used in this Notice and not otherwise defined shall have the meanings given them in the Credit Agreement.

I, __________________, [President/Chief Executive Officer/Chief Financial Officer/Treasurer] of the Borrower, do hereby give notice to the Agent, as required by Section 6.13(iii)(b) of the Credit Agreement, of [Insert Name of Applicable Loan Party] proposed Acquisition of                                          or the Property of                                 . Set forth below are the details of the proposed Acquisition.

[Set forth details of Acquisition acceptable to the Agent and the Required Lenders, including without limitation the following information:

1.	Name of Person to be acquired or from which Property is to be acquired (the “Target”): .

2.	Name of Loan Party effecting the Acquisition: .

3.	Nature of business of Target (describe in detail):
.

4.	The nature of the business of the Target is a Current Field of Enterprise.
Check One: ☐ Yes, ☐ No

[5.	Include if appropriate: The Target will be or become a Loan Party.
A properly executed Guarantor Joinder and appropriate Collateral Documents signed by the appropriate Loan Parties will be attached to the Acquisition Compliance Certificate.]

[5.	Include if appropriate: The Loan Parties propose that the Target be an Excluded Entity.]

6.	Proposed date of Acquisition: , 20__.

7.	Other information required by the Agent and the Required Lenders: .]

An Acquisition Compliance Certificate will be provided in accordance with Section 6.13(iii)(g) on a timely basis.

CHURCHILL DOWNS INCORPORATED

By
Name:
Title:	[President/Chief Executive Officer/Chief Financial Officer/Treasurer]

EXHIBIT G

INTENTIONALLY OMITTED

EXHIBIT H

FORM OF INTERCOMPANY SUBORDINATION AGREEMENT

Attached

INTERCOMPANY SUBORDINATION AGREEMENT

This INTERCOMPANY SUBORDINATION AGREEMENT (THIS “AGREEMENT”) is dated as of April 3, 2003, and is made by the undersigned Loan Parties in favor of Bank One, Kentucky, NA, as Collateral Agent for itself and all the other Lenders under the Credit Agreement referred below (the “Collateral Agent”).

RECITALS

A. Pursuant to the Credit Agreement dated as of April 2, 2003 (as it may hereafter be amended, modified, restated or supplemented from time to time, the “Credit Agreement”) among Churchill Downs Incorporated (the “Borrower”), the guarantors party thereto, the Lenders party thereto and the Agent, the Lenders intend to make certain Loans to Borrower.

B. Each Loan Party (defined in the Credit Agreement) either currently is or may in the future be indebted to one or more of the other Loan Parties (all such now existing or hereafter incurred indebtedness, and other amounts payable in respect thereof, are hereinafter collectively referred to as the “Subordinated Indebtedness”).

C. The Lenders have entered into that certain Collateral Sharing Agreement, dated as of April 3, 2003 (the “Collateral Sharing Agreement”) with the Collateral Agent, the Agent, and the holders of notes issued pursuant to those certain Note Purchase Agreements, each dated April 3, 2003 (the “Note Holders”).

D. The obligation of the Lenders and the LC Issuer to extend certain Credit Extensions is subject to the terms of the credit agreement and specifically is subject to the condition, among others, that each Loan Party subordinate the Subordinated Indebtedness to any and all Secured Obligations (defined in the Credit Agreement) pursuant to the Credit Agreement and the other Loan Documents (such Secured Obligations are herein called the “Senior Debt” in the manner set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. Recitals; Defined Terms; Subordinated Indebtedness Subordinated to Senior Debt. The Recitals set forth above are hereby incorporated herein by reference. Capitalized terms not otherwise defined in this Agreement shall have the meanings given them in the Credit Agreement. All subordinated Indebtedness shall be subordinate and subject in right of payment to the prior indefeasible payment in full of all Senior Debt pursuant to the provisions contained herein.

2. Payment Over of Proceeds Upon Dissolution, Etc. Upon any distribution of assets of any Loan Party in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Loan Party, as such or to such Loan Party’s assets, or (b) any liquidation, dissolution or other winding up of any Loan party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any marshalling of assets and liabilities of any Loan Party, [POST IT COVERING] Collateral Agent for the benefit of the Lenders shall be [POST IT COVERING] Lenders indefeasible payment in full of all amounts due [POST IT COVERING] not a Default has occurred under the terms of the Loan [POST IT COVERING] been declared due and payable prior to the date on which [POST IT COVERING] due an payable) on or in respect of any and all Senior [POST IT COVERING] is entitled to receive any payment on account of the principal [POST IT COVERING] such Subordinated Indebtedness, and to that end collateral Agent shall be entitled to receive on behalf of Lenders, for application to the payment of the Senior Debt in accordance with the terms of the Collateral Sharing Agreement, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Subordinated Indebtedness owed by such Loan Party in any such case, proceeding, dissolution, liquidation or other winding up or event.

3. No Commencement of any Proceeding. Each Loan Party agrees that, so long as the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Agent, the Lenders and the Term Note Purchasers in commencing, any proceeding including, but not limited to, those described in Section 2 hereof or any other enforcement action of any kind against another Loan Party.

4. Prior Payment of Senior Debt Upon Acceleration of Subordinated Indebtedness. If any portion of the Subordinated indebtedness owed by any Loan Party becomes or is declared due and payable before its stated maturity, then and in such event Collateral Agent shall be entitled to receive on behalf of Lenders indefeasible payment in full of all amount s due and to become due on or in respect of the Senior Debt (whether or not a Default has occurred under the terms of the Credit Agreement or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before any other Loan Party is entitled to receive any payment on such Subordinated Indebtedness; provided, however, the obligor with respect to the bond (the “Bond”) issued in connection with the Master Plan Bond Transaction may make prepayments to the holder thereof or cause such Bond to be cancelled provide that the holder thereof is another Loan Party no Default or Unmatured Default has occurred and is continuing, and any such prepayment does not result in an Unmatured Default or Default under the Credit Agreement.

5. No Payment When Senior Debt in Default. If any Unmatured Default or Default under the Credit Agreement shall have occurred and be continuing or such an Unmatured Default or Default would result from or exist after giving effect to a payment with respect to any portion of the Subordinated Indebtedness, unless Agent shall have consented to or waived the same, so long as any of the Senior Debt shall remain outstanding, no payment shall be made by any Loan Party on account of principal or interest on any portion of the Subordinated Indebtedness.

6. Payment Permitted if No Default. Nothing contained in this Agreement shall prevent a Loan Party, at any time except during the pendency of any of the conditions described in Sections 2, 4, and 5 of this Agreement, from making the regularly scheduled payments of the Subordinated Indebtedness as set forth in the documentation evidencing the Subordinated Indebtedness, or the retention thereof by the Loan Party to whom it is due and payable, of any money deposited with such Loan Party for the regularly scheduled payments of or on account of the Subordinated Indebtedness; provide, however, without the prior written consent of Agent, the Loan Parties shall not make, and any Loan Party to whom such payment is due and payable shall not accept, any payments with respect to the Subordinated Indebtedness other than the regularly scheduled payments, except that the obligor with respect to the Bond may make prepayments to the holder thereof provided that the holder thereof is another Loan Party, no Default or Unmatured Default has occurred and is continuing, and any such prepayment does not result in an Unmatured Default or Default under the Credit Agreement. the Loan Parties agree not to pledge or otherwise grant a Lien on or with respect to the Bond to any Person. So long as no Default or Unmatured Default has occurred and is continuing, nothing contained in this Agreement shall prevent advances of moneys between the Loan Parties to the extent that such advances are made to effect draws under the Bond.

7. Receipt of Prohibited Payments. If, notwithstanding the foregoing provisions of Sections 2, 4, 5 and 6 of this Agreement, any Loan Party shall have received any payment or distribution of assets from another Loan party of any kind or character (other than payments specifically permitted in Section 2), whether in cash, property or securities as payment on the Subordinated Indebtedness, then and in such event such payment or distribution shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other funds and property held by such Loan Party, and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as Collateral (in the case of noncash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Collateral Sharing Agreement.

8. Right of Subrogation. Each Loan Party agrees that no payment or distribution to the Collateral Agent pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been indefeasibly paid in full and the Commitments under the Credit Agreement shall have terminated.

9. Instruments Evidencing Subordinated Indebtedness. Each Loan Party shall cause each instrument specified by Agent which now or hereafter evidences all or a portion of the Subordinated Indebtedness to be conspicuously marked as follows:

“This instrument is subject to the terms of an Intercompany Subordination Agreement dated as of April 3, 2003 in favor of the Collateral Agent named therein, which Subordination Agreement is incorporated herein by reference. Notwithstanding any contrary statement contained in the within instrument, no payment on account of the principal thereof or interest thereon shall become due or payable except in accordance with the express terms of said Subordination Agreement.”

Each Loan Party will further mark its books of account in such a manner as shall be effective to give proper notice to the effect of this Agreement.

10. Agreement Solely to Define Relative Rights. The purpose of this Agreement is solely to define the relative rights of each Loan Party, on the one hand, and the Collateral Agent for the benefit of the Lenders, on the other hand. Nothing contained in this Agreement is intended to or shall impair, as among the Loan Parties and their creditors other than Agent, any obligation of the Loan Parties to each other to pay the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights among the Loan Parties and their creditors other than Agent, nor shall anything herein prevent the Loan Parties from exercising all remedies otherwise permitted by applicable law upon default under any agreement pursuant to which the Subordinated Indebtedness is created, subject to the rights, if any, under this Agreement of Collateral Agent to receive on behalf of Lenders cash, property or securities otherwise payable or deliverable with respect to the Subordinated Indebtedness.

11. No Implied Waivers of Subordination. No right of Collateral Agent on behalf of the lenders to enforce the right of subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of a Loan Party, by any act or failure to act by the Collateral Agent or any Lender, or by any non-compliance by a Loan Party with the terms, provisions and covenants of any knowledge thereof the Collateral Agent may have or be otherwise charged with. Except with respect to any prepayment and/or cancellation of the Bond issued in connection with the Master Plan Bond Transaction as and when permitted under Sections 4 and 6 of this Agreement, the Loan Parties, by their acceptance hereof, agree that, so long as there is Senior Debt outstanding or Commitments in effect under the Credit Agreement, the Loan parties shall not agree to sell, assign, pledge, encumber or otherwise dispose of, or to compromise, release, forgive or otherwise discharge the obligations of such other Loan party with respect to its Subordinated Indebtedness, other than by means of payment of such Subordinated Indebtedness according to its terms, without the prior written consent of Agent.

Without in any way limiting the generality of the foregoing paragraph, Agent may at any time and from time to time in compliance with the Loan Documents, without the consent of or notice to the Loan Parties (other than the Borrower as provided for the Credit Agreement), without incurring responsibility to the Loan Parties and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Loan Parties to the Collateral Agent, do any one or more of the following: (i) change the manner, place or terms of payment, or extend the time of payment, renew or alter the Senior Debt or otherwise amend or supplement the Senior Debt or the Loan Documents; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any Person liable in any manner for the payment or collection of the Senior Debt, (iii) release any Person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against Borrower and nay other Person.

12. Subordination Agreement under Note Purchase Agreements. The Lenders acknowledge that the Loan Parties are entering into an Intercompany Subordination Agreement, dated as of April 3, 2003 (the “Subordination Agreement for the Note Holders”) also with the Collateral Agent. The rights of the Lenders and the Collateral Agent under this Agreement, and the Lenders’ Senior Debt, are pari-passu and of the equal priority with the rights of the Note Holders and the Collateral Agent under the Subordination Agreement for the Note Holders and the “Senior Debt” of the Note Holders as defined in the Subordination Agreement for the Note Holders.

13. Continuing Force and Effect. This Agreement shall continue in force until all of the Senior Debt is indefeasibly paid in full and the Commitments under the Credit Agreement have terminated, it being contemplated that this Agreement be of a continuing nature.

14. Modification, Amendments or Waivers. Any and all agreements amending or changing any provision of this Agreement or the rights of Agent hereunder, and any and all waivers or consents to any departures from the due performance of the Loan Parties hereunder shall be made only by written agreement, waiver or consent signed by Agent.

15. Expenses. The Loan Parties unconditionally agree upon demand to pay to Agent for the Benefit of Lenders the amount of any and all reasonable and necessary out-of-pocket costs, expenses and disbursements for which reimbursement is customarily obtained, including but not limited to reasonable fees and expenses of counsel, which Agent or any lender any incur in connection with (a) the exercise or enforcement of any of the rights of Agent or any Lender hereunder, or (b) the failure by any Loan Party to perform or observe any of the provisions hereof.

16. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

17. Governing Law. This Agreement shall be a contract under the internal laws of the Commonwealth of Kentucky and for all purposes shall be construed in accordance with the laws of the Commonwealth of Kentucky without giving effect to the principles of conflicts of law.

18. Successors and Assigns. This Agreement shall inure to the benefit of Agent, Lenders and their respective successors and assigns and the obligations of the Loan Parties shall be binding upon their successors and assigns. The duties and obligations of the Loan Parties may not be delegated or transferred by the Loan Parties. Except to the extent otherwise required by the context of this Agreement, the work “Lender” when used herein shall mean and include any holder of any Note or an assignment of rights therein originally issued to any Lender under the Credit Agreement and each such holder of a Note or assignment shall have the benefits of this Agreement to the same extent as if such holder had originally been a Lender under the Credit Agreement.

19. Counterparts. This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

20. Attorneys-in-Fact. The Loan Parties hereby authorize and empower Collateral Agent, at its election and in the name of either itself, or in the name of the Loan Parties, to execute and file proofs and documents and take any other action Agent may deem advisable to completely protect Agent’s and Lenders’ interests in the Subordinated Indebtedness and Agent’s right of enforcement thereof, and to that end the Loan Parties hereby irrevocably make, constitute and appoint Collateral Agent, its officers, employees and agents, or any of them, with full power of substitution, as the true and lawful attorney-in-fact and agent of the Loan Parties and with full power for the Loan Parties and in the name, place and stead of the Loan Parties for the purpose of carrying out the provisions of this Agreement and taking any action and executing, delivering, filing and recording any instruments which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which power of attorney, being given for security, is coupled with an interest and irrevocable. The Loan parties hereby, ratify, confirm, and agree to ratify and confirm all action taken by the Collateral Agent, its officers, employees or agents pursuant to the foregoing power of attorney.

21. Application of Payments. All payments and/or other amounts hereunder shall be made to and/or received by the Collateral Agent for application pursuant to Section 9 of the Collateral Sharing Agreement. In the event any payments are received by Agent or any Lender under the terms of this Agreement for application to the Senior Debt at any time when the Senior Debt has not been declared due and payable, such payment shall constitute a voluntary prepayment of the Senior Debt for all purposes under the Credit Agreement.

22. Remedies. In the event of a breach by the Loan Parties in the performance of any of the terms of this Agreement, Agent may demand specific performance of this Agreement and seek injunctive relief (and if Agent makes such demand, Collateral Agent shall be made a party to any such action) and may exercise any other remedy available at law or in equity (with Collateral Agent to be made a party to such action), it being recognized that the remedies of Agent at law may not fully compensate Agent for the damages it may suffer in the event of a breach hereof. In the event of any award, decree, judgment or writ in favor of Lenders or Collateral Agent, any funds obtained pursuant to such award, decree, judgment or writ shall be delivered to Collateral Agent and distributed in accordance with Section 9 of the Collateral Sharing Agreement.

23. CONSENT TO JURISDICTION. EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR COMMONWEALTH OF KENTUCKY COURT SITTING IN LOUISVILLE, KENTUCKY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH LOAN PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY A LOAN PARTY AGAINST THE AGENT OR ANY AFFILIATE OF THE AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN LOUISVILLE, KENTUCKY.

24. WAIVER OF JURY TRIAL. EACH LOAN PARTY AND THE AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

WITNESS the due execution hereof as of the day and year first above written.

Acknowledged and agreed to:

BANK ONE, KENTUCKY, NA,
As Collateral Agent

By:
H. Joseph Brenner First Vice President 416 W. Jefferson Street Louisville, Kentucky 40202
	Attention:	H. Joseph Brenner
	Telephone:	(502) 566-2789
	Fax:	(502) 566-8339

LOAN PARTIES:

CHURCHILL DOWNS INCORPORATED

By:
Title:
700 Central Avenue Louisville, Kentucky 40208
Attention: General Counsel
	Telephone:	(502) 636-4429
	Fax:	(502) 636-4439

CHURCHILL DOWNS MANAGEMENT COMPANY

By:
Title:
700 Central Avenue Louisville, Kentucky 40208
Attention: General Counsel
	Telephone:	(502) 636-4429
	Fax:	(502) 636-4439

CHURCHILL DOWNS INVESTMENT COMPANY

By:
Title:
700 Central Avenue Louisville, Kentucky 40208
Attention: General Counsel
	Telephone:	(502) 636-4429
	Fax:	(502) 636-4439

RACING CORPORATION OF AMERICA

By:
Title:
700 Central Avenue Louisville, Kentucky 40208
Attention: General Counsel
	Telephone:	(502) 636-4429
	Fax:	(502) 636-4439

CALDER RACE COURSE, INC.

By:
Title:
700 Central Avenue Louisville, Kentucky 40208
Attention: General Counsel
	Telephone:	(502) 636-4429
	Fax:	(502) 636-4439

TROPICAL PARK, INC.

By:
Title:
700 Central Avenue Louisville, Kentucky 40208
Attention: General Counsel
	Telephone:	(502) 636-4429
	Fax:	(502) 636-4439

CHURCHILL DOWNS CALIFORNIA COMPANY

By:
Title:
700 Central Avenue Louisville, Kentucky 40208
Attention: General Counsel
	Telephone:	(502) 636-4429
	Fax:	(502) 636-4439

CHURCHILL DOWNS CALIFORNIA FALL OPERATING COMPANY

By:
Title:
700 Central Avenue Louisville, Kentucky 40208
Attention: General Counsel
	Telephone:	(502) 636-4429
	Fax:	(502) 636-4439

ARLINGTON PARK RACECOURSE, LLC

By:
Title:
700 Central Avenue Louisville, Kentucky 40208
Attention: General Counsel
	Telephone:	(502) 636-4429
	Fax:	(502) 636-4439

ARLINGTON MANAGEMENT SERVICES, LLC

By:
Title:
700 Central Avenue
Attention: General Counsel
	Telephone:	(502) 636-4429
	Fax:	(502) 636-4439

EXHIBIT I

FORMS OF MORTGAGES AND DEEDS OF TRUST

In accordance with Rule 202 of Regulation S-T Exhibit I is being filed in paper pursuant to a continuing hardship exemption.

EXHIBIT J

FORM OF NEGATIVE PLEDGE AGREEMENT

Attached

NEGATIVE PLEDGE AGREEMENT

This NEGATIVE PLEDGE AGREEMENT (this “Agreement”) is dated April 3, 2003, and is made by the undersigned Loan Parties in favor of Bank One, Kentucky, NA, in its capacity as contractual representation as Agent for itself and all the other Lenders under the Credit Agreement referenced below (“Agent”).

RECITALS

A. Pursuant to the Credit Agreement dated as of April 2, 2003 (as it may hereafter be amended, modified, restated or supplemented from time to time, the “Credit Agreement”) among Churchill Downs Incorporated (the “Borrower”), the Guarantors party thereto, the Lenders, the LC Issuer party thereto, and Agent, Lenders expect to extend certain Credit Extensions to Borrower subject to the terms of the Credit Agreement.

B. The obligation of the Lenders and the LC Issuer to make Credit Extensions is subject to the condition, among others, that the Loan Parties enter into this Agreement.

NOW THEREFORE, the Loan Parties, for valuable consideration, receipt of which hereby is acknowledged, jointly and severally hereby agree with the Agent (the “Pledgee”), as follows:

1. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings given them in the Credit Agreement.

2. Negative Pledge. In order to induce the Lenders and the LC Issuer to extend the Credit Extensions, to the Borrower (the “Borrower”), the Loan Parties hereby agree that so long as any of the Secured Obligations remain outstanding, the Loan Parties will not, nor will they permit, as the case may be, Calder (except as expressly permitted below) to grant a Lien in, or otherwise mortgage, encumber, pledge, and/or enter into a negative pledge agreement with respect to (collectively, the “Calder Property”) (a) any equity or other interest in Calder, and/or (b) any of the Property of Calder.

3. Nature of Negative Pledge, Waivers. This is an absolute, unconditional and continuing Agreement and will remain in full force and effect until the Secured Obligations have been fully satisfied. This Agreement will extend to and cover renewals, extensions, modifications and/or marketing of the Secured Obligations and any number of extensions of time for payment thereof and will not be affected by any surrender, exchange, acceptance, or release by Pledgee of any pledge or any security held by it for any of the Secured Obligations. Notice of acceptance of this Agreement, notice of extensions of credit to the Borrower from time to time, notice of default, diligence, presentment, protest, demand for payment, notice of demand or protest, and any defense based upon a failure of Pledge to comply with the notice of demand or protest, and any defense based upon a failure of Pledgee to comply with the notice requirements of the applicable version of Uniform Commercial Code Section 9-611, or any predecessor or successor section thereto, are hereby waived. Pledgee at any time and from time to time, without the consent of the Loan Parties (other than the Borrower as provided for the Credit Agreement), may change the manner, place or terms of payment of or interest rates on, or change or extend the time of payment of, or renew or alter, any of the Secured Obligations, without impairing or releasing the liabilities of the Loan Parties hereunder.

4. Representations and Covenants. The Loan Parties warrant and represent that: (a) Calder has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Calder Property and the same is free from all encumbrances and rights of setoff of any kind except for the Collateral Documents to which it is a party and Permitted Liens; and (b) the Loan Parties will defend, at the Loan Parties’ expense, the Calder Property against all claims and demands of all persons at any time claiming the same or any interest therein.

5. Default. All or any of the following will constitute a Default under this Agreement: (a) the breach of any representation of the Loan Parties herein, (b) the failure of the Loan Parties to perform any covenants or agreements contained herein, and/or (c) the occurrence of a Default under the Credit Agreement.

6. Representations and Warranties to Survive. All representations, warranties, covenants and agreements made by the Loan Parties herein will survive the execution and delivery of this Agreement without limitation as to time and amount.

7. Notices. All notices, demands, requests, consents approvals and other communications required or permitted hereunder will be in writing and will be conclusively deemed to have been received by a party hereto and to be effective if delivered pursuant to the requirements of Article XIII of the Credit Agreement.

8. Miscellaneous.

8.1	The obligations of the Loan Parties hereunder will be joint and several. Unless otherwise specified herein, any reference to the “Loan Parties” will mean each such Person executing this Agreement individually and all of such Persons collectively.

8.2	This Agreement will be binding upon and inure to the benefit of the Loan Parties and Pledgee and their respective successors and assigns, provided, however, that no Loan Party may assign this Agreement in whole or in part without the prior written consent of Pledgee and Pledgee at any time may assign this Agreement in whole or in part pursuant to the Credit Agreement. All references herein to the “Loan Parties” and “Pledgee” will be deemed to apply to the Loan Parties and Pledgee and their respective successors and assigns.

2

8.3	This Agreement (including the documents and instruments referred to herein or therein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. All the terms of this Agreement will be binding upon the respective successors and assigns of the parties hereto and will inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. This Agreement may be amended or modified in whole or in part at any time only by an agreement in writing executed in the same manner as this Agreement after authorization to do so by the parties hereto.

8.4	In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

8.5	This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

8.6	Acknowledgement by Loan Parties. THE LOAN PARTIES ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING AGREEMENT, IN PARTICULAR, THE LOAN PARTIES UNDERSTAND THAT THIS AGREEMENT, UCC FINANCING STATEMENTS AND/OR SUCH OTHER DOCUMENTS AS PLEDGEE DEEMS NECESSARY TO EFFECTUATE THE PURPOSES OF THIS AGREEMENT WILL BE RECORDED, PURSUANT TO AND IN ACCORDANCE WITH SECTION 6.21 OF THE CREDIT AGREEMENT, IN THE OFFICE OF THE SECRETARY OF STATE OF FLORIDA AND THAT THIS AGREEMENT WILL MAKE CALDER’S TITLE TO THE PROPERTY UNMARKETABLE, SO THAT NO ONE WILL LIKELY PURCHASE OR LEASE ANY PART OF THE PROPERTY OR LOAN MONEY AND ACCEPT A MORTGAGE OR SECURITY INTEREST ON ANY PART OF THE PROPERTY (EXCEPT AS ALLOWED IN THE CREDIT AGREEMENT).

8.7	Governing Law. This Agreement has been delivered and accepted at and will be deemed to have been made at Louisville, Kentucky and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the Commonwealth of Kentucky, without regard to conflicts of law principles.

3

8.8	Consent to Jurisdiction. EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR COMMONWEALTH OF KENTUCKY COURT SITTING IN LOUISVILLE, KENTUCKY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH LOAN PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREINAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY A LOAN PARTY AGAINST THE AGENT OR ANY AFFILIATE OF THE AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN LOUISVILLE, KENTUCKY.

8.9	WAIVER OF JURY TRIAL. EACH LOAN PARTY AND THE AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[signature pages to follow]

4

Signed at Louisville, Kentucky as of April 2, 2003.

LOAN PARTIES:

CHURCHILL DOWNS INCORPORATED

By:
Title:
700 Central Avenue
Louisville, Kentucky 40208
Attention:
	Telephone:	( )
	Fax:	( )

LOAN PARTIES:

CHURCHILL DOWNS MANAGEMENT COMPANY

By:
Title:
700 Central Avenue
Louisville, Kentucky 40208
Attention:
	Telephone:	( )
	Fax:	( )

LOAN PARTIES:

CHURCHILL DOWNS INVESTMENT COMPANY

By:
Title:
700 Central Avenue
Louisville, Kentucky 40208
Attention:
	Telephone:	( )
	Fax:	( )

LOAN PARTIES:

RACING CORPORATION OF AMERICA

By:
Title:
700 Central Avenue
Louisville, Kentucky 40208
Attention:
	Telephone:	( )
	Fax:	( )

5

LOAN PARTIES:

CALDER RACE COURSE, INC.

By:
Title:
700 Central Avenue
Louisville, Kentucky 40208
Attention:
	Telephone:	( )
	Fax:	( )

LOAN PARTIES:

TROPICAL PARK, INC.

By:
Title:
700 Central Avenue
Louisville, Kentucky 40208
Attention:
	Telephone:	( )
	Fax:	( )

LOAN PARTIES:

CHURCHILL DOWNS CALIFORNIA COMPANY

By:
Title:
700 Central Avenue
Louisville, Kentucky 40208
Attention:
	Telephone:	( )
	Fax:	( )

LOAN PARTIES:

CHURCHILL DOWNS CALIFORNIA FALL OPERATING COMPANY

By:
Title:
700 Central Avenue
Louisville, Kentucky 40208
Attention:
	Telephone:	( )
	Fax:	( )

6

LOAN PARTIES:

ARLINGTON PARK RACECOURSE, LLC

By:
Title:
700 Central Avenue
Louisville, Kentucky 40208
Attention:
	Telephone:	( )
	Fax:	( )

LOAN PARTIES:

ARLINGTON MANAGEMENT SERVICES, LLC

By:
Title:
700 Central Avenue
Louisville, Kentucky 40208
Attention:
	Telephone:	( )
	Fax:	( )

LOAN PARTIES:

ARLINGTON OTB CORP.

By:
Title:
700 Central Avenue
Louisville, Kentucky 40208
Attention:
	Telephone:	( )
	Fax:	( )

LOAN PARTIES:

QUAD CITY DOWNS, INC.

By:
Title:
700 Central Avenue
Louisville, Kentucky 40208
Attention:
	Telephone:	( )
	Fax:	( )

7

LOAN PARTIES:

CDIC, LLC

By:
Title:
700 Central Avenue
Louisville, Kentucky 40208
Attention:
	Telephone:	( )
	Fax:	( )

LOAN PARTIES:

CDIP HOLDINGS, LLC

By:
Title:
700 Central Avenue
Louisville, Kentucky 40208
Attention:
	Telephone:	( )
	Fax:	( )

LOAN PARTIES:

ELLIS PARK RACE COURSE, INC.

By:
Title:
700 Central Avenue
Louisville, Kentucky 40208
Attention:
	Telephone:	( )
	Fax:	( )

LOAN PARTIES:

BANK ONE, KENTUCKY, NA,
Individually, as a Lender and as Agent

By:
Title:
700 Central Avenue
Louisville, Kentucky 40208
Attention:
	Telephone:	( )
	Fax:	( )

8

With a copy to: Frost Brown Todd LLC Suite 3200 400 W. Market Street Louisville, Kentucky 40202 Attention: Charles R. Keeton, Esq.
Telephone:	(505) 568-0257

9

EXHIBIT K

FORM OF SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Attached

SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as may be further amended, restated, modified or supplemented, the “Security Agreement”) is dated as of December 22, 2009, and is made by and among CHURCHILL DOWNS INCORPORATED, a Kentucky corporation (the “Borrower”), the GUARANTORS listed on the signature pages attached hereto, and JPMORGAN CHASE BANK, N.A., in its capacity as Collateral Agent under the Credit Agreement (defined below) (the “Collateral Agent”) for the Lenders.

RECITALS

A. The Borrower, the Guarantors listed on the signature pages attached thereto, and the Collateral Agent entered into an Amended and Restated Pledge and Security Agreement dated as of September 23, 2005 (as amended, restated, modified or supplemented from time to time, the “Previous Security Agreement”).

B. The Borrower, JPMorgan Chase Bank, N.A., as Agent (the “Agent”), the Guarantors party thereto, and the Lenders party thereto, entered into an Amended and Restated Credit Agreement dated as of September 23, 2005 (as previously amended, modified or supplemented from time to time, the “Previous Credit Agreement”).

C. Concurrently with the execution and delivery of this Security Agreement, the Borrower, the Agent, the Guarantors, and the Lenders party thereto are entering into that certain Second Amended and Restated Credit Agreement dated as of the date hereof (as may be amended, restated, modified or supplemented, the “Credit Agreement”), amending and restating in its entirety the Previous Credit Agreement and, pursuant to which, the Lenders have agreed to make certain Loans and other financial accommodations to the Borrower.

D. The Loans and other Secured Obligations described in the Credit Agreement are to remain, and continue to be, secured by the Collateral.

E. The Borrower and Guarantors listed on the signature pages attached hereto are entering into this Security Agreement with the Collateral Agent to amend and restate the Previous Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement.

ACCORDINGLY, the Borrower, the Guarantors listed on the signature pages attached hereto and the Collateral Agent, on behalf of the Lenders and the other holders of Secured Obligations, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings given them in the Credit Agreement.

1.2. Terms Defined in Kentucky Uniform Commercial Code. Terms defined in the Kentucky UCC which are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in the Kentucky UCC.

1

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Recitals hereof, the following terms shall have the following meanings:

“Accounts” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, letters of credit, Letter of Credit Rights, Licenses, Patents, Pledged Deposits, Supporting Obligations, Trademarks and Other Collateral, wherever located, in which the Obligors now have or hereafter acquire any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto, provided, however, the term Collateral shall not include (i) the Horseman’s Account, (ii) Advance Wagering Deposits, (iii) the bond issued under the Master Plan Bond Transaction and payments owed by one Loan Party to another Loan Party in connection with the Master Plan Bond Transaction, (iv) ownership interests of any Loan Party in (a) any Excluded Subsidiary, (b) any Excluded Entity, and (c) those Persons listed on Schedule 3 to the Credit Agreement in which, as of the Closing Date, a Loan Party directly or indirectly owns less than 100% of the outstanding interest of such Person and in which the organizational agreements governing such Person prohibit the applicable Loan Party from granting a security interest in such ownership interest and (v) any Chattel Paper, contract rights or other General Intangibles which are now held or hereafter acquired by any Loan Party to the extent that such Chattel Paper, contract rights or other General Intangibles (including, but not limited to, licenses) are not assignable or capable of being encumbered (a) as a matter of law or (b) under the terms of any agreement applicable thereto (but solely to the extent that any such restriction is enforceable and not ineffective under applicable law) without the consent of the other party to such agreement where such consent has not been obtained, after the applicable Obligor has made a reasonably diligent effort satisfactory to the Collateral Agent to obtain such consent.

“Commercial Tort Claims” means those certain currently existing commercial tort claims, as defined in the Kentucky UCC, of the Obligors which are more fully described on Exhibit H, which specifically describe the claim (i.e. parties, description of the dispute, case number).

“Control” shall have the broadest meaning given that term by Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Kentucky UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all extensions of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

2

“Default” means an event described in Section 5.1.

“Deposit Accounts” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Collateral Agent, among any Obligor, a banking institution holding such Obligor’s funds, and the Collateral Agent with respect to collection and Control of all deposits and balances held in a deposit account maintained by any Obligor with such banking institution.

“Documents” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Equipment” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Farm Products” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Fixtures” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“General Intangibles” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC. Without limiting the breath of that description, the definition of “General Intangibles” shall include, without limitation, all of the Obligors’ personal property (including things in action) other than Goods, Accounts, Chattel Paper, Documents, Commercial Tort Claims and Instruments, whether any Obligor has an interest in such personal property on the date of this Security Agreement, or it is acquired thereafter, and shall include, but is not limited to, all existing and future rents, late charges, penalties, fees, interest, royalties, rights, claims, benefits and proceeds in, under or to any leases, franchise agreements, insurance policies (whether held and/or maintained by the Obligors, or otherwise), purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, choses or things in action, books, records, sales contracts, licenses, tax and any other types of refunds, returned and unearned insurance premiums, claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, Deposit Accounts, Goods, Investment Property, negotiable Collateral, oil, gas or other minerals before extraction, product designs, drawings, technical data, computer programs, programming materials, computer tapes and software, catalogs, blue prints, payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, Patents and Patent applications, Trademarks, trade secrets, trade names, URLs and domain names, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof and all applications in connection therewith, Copyrights, rights and interests in Copyrights, works protectable by Copyrights, Copyright registrations and Copyright applications and any and all renewals of any of the foregoing, all income, royalties, proceeds, damages and payments, and renewals thereof and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing and all rights corresponding to any of the foregoing throughout the world and the goodwill (including the goodwill associated with any Trademark) of Obligors’ business connected with the use of and symbolized by the foregoing.

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“Goods” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Guarantors” means, collectively, Churchill Downs Management Company, LLC, Churchill Downs Investment Company, Churchill Downs Simulcast Productions, LLC, Charlson Industries, Inc., Calder Race Course, Inc., Tropical Park, Inc., Arlington Park Racecourse, LLC, Arlington OTB Corp., Quad City Downs, Inc., Churchill Downs Louisiana Horseracing Company, L.L.C., Churchill Downs Louisiana Video Poker Company, L.L.C., Video Services, Inc., Churchill Downs Technology Initiatives Company, Churchill Downs Entertainment Group, LLC, any Person who becomes a Guarantor under Section 9.14 of the Credit Agreement , and the successors and assigns of any of them, and “Guarantor” means any one or more of these.

“Instruments” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property.

“Intercreditor Agreement” shall have meaning given it by Section 5.2 of this Security Agreement.

“Inventory” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Investment Property” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Kentucky UCC” means the Kentucky Uniform Commercial Code as codified in the Kentucky Revised Statutes 355.9-101, et seq., as it may be amended from time to time.

“Lender Notes” means the Note(s) (as defined in the Credit Agreement), if any, issued by the Borrower to the Lenders under the Credit Agreement.

“Lenders” means the lending institutions that are parties to the Credit Agreement and their respective successors and assigns, together with any lending institution that becomes a Lender under Section 12.3 of the Credit Agreement. Unless otherwise specified, the term “Lenders” includes PNC Bank in its capacity as Swing Line Lender.

“Letter of Credit Rights” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lien” means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

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“Loan Documents” shall have the meaning given it in the Credit Agreement.

“Obligations” has the meaning given it in the Credit Agreement.

“Obligations Secured” shall have meaning given it by Section 2.2 of this Security Agreement.

“Obligor(s)” means, collectively, the Borrower, the Guarantors listed on the signature pages attached to this Security Agreement and any additional Guarantor, whether now existing or hereafter formed or acquired, which becomes party to this Security Agreement from time to time, in accordance with the terms of the Credit Agreement, by executing a Supplement hereto in substantially the form of Annex I.

“Other Collateral” means any property of the Obligors, other than real estate, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Licenses, Patents Pledged Deposits, Supporting Obligations and Trademarks, including, without limitation, all cash on hand, certificates, contract rights, franchise rights, letters of credit, lease rights, licenses, permits and Stock Rights or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all real and personal property of the Obligors other than real estate.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which the Collateral Agent may from time to time designate as required to be pledged to the Collateral Agent and all rights to receive interest on said deposits.

“Pledged Securities” means all Instruments, Securities and other Investment Property owned by the Obligors, or in which any Obligor has any legal or equitable interest whether on the date of this Security Agreement or thereafter acquired, the certificates representing those shares and any stock powers executed by the Obligors in connection with those shares, including but not limited to, those securities listed on Exhibit E attached hereto.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security” has the broadest meaning given that term by Article 8 of the Kentucky UCC.

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“Stock Rights” means any Securities, dividends or other distributions and any other right or property which the Obligors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any Securities, any right to receive Securities and any right to receive earnings, in which the Obligors now have or hereafter acquire any right, issued by an issuer of such Securities.

“Supporting Obligations” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

REAFFIRMATION AND GRANT OF SECURITY INTEREST

2.1 Reaffirmation and Grant of Security Interest. Each Obligor party to the Previous Security Agreement reaffirms the security interest granted under the terms and conditions of the Previous Security Agreement and agrees that such security interest remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Each Obligor party to the Previous Security Agreement acknowledges and agrees with the Collateral Agent that the Previous Security Agreement is amended, restated, and superseded in its entirety pursuant to the terms hereof. Furthermore, the Obligors hereby pledge, assign and grant to the Collateral Agent, for the benefit of the Lenders and the other holders of Secured Obligations, a security interest in all of the Obligors’ right, title and interest in and to the Collateral, including without limitation, the following:

(1) all of the Obligors’ right, title and interest in and to their respective Accounts;

(2) all of the Obligors’ right, title and interest in and to their respective Chattel Paper;

(3) all of the Obligors’ right, title and interest in and to their respective Commercial Tort Claims;

(4) all of the Obligors’ right, title and interest in and to their respective Documents;

(5) all of the Obligors’ right, title and interest in and to their respective Equipment;

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(7) all of the Obligors’ right, title and interest in and to their respective Farm Products;

(8) all of the Obligors’ right, title and interest in and to their respective Fixtures;

(9) all of the Obligors’ right, title and interest in and to their respective General Intangibles;

(10) all of the Obligors’ right, title and interest in and to their respective Instruments;

(11) all of the Obligors’ right, title and interest in and to their respective Inventory;

(12) all of the Obligors’ right, title and interest in and to their respective Investment Property;

(13) all of the Obligors’ right, title and interest in and to their respective Pledged Deposits;

(14) all of the Obligors’ right, title and interest in and to their respective Other Collateral;

(15) any and all cash on hand, certificates, contract rights, franchise rights, Goods, letters of credit, Letter of Credit Rights, lease rights, licenses, permits, Supporting Obligations, Stock Rights and Deposit Accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution;

(16) any and all property of the Obligors, other than real estate, not otherwise included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, and Pledged Deposits;

(17) any and all other property, whether now existing or acquired subsequent to the date of this Security Agreement, it being intended that the Collateral include all property of the Obligors other than real estate; and

(18) any and all of the proceeds and products of any sale, exchange, collection or other disposition of the above listed Collateral or any part thereof;

provided, however, the term Collateral shall not include (i) the Horseman’s Account, (ii) Advance Wagering Deposits, (iii) the bond issued under the Master Plan Bond Transaction and payments owed by one Loan Party to another Loan Party in connection with the Master Plan Bond Transaction, (iv) ownership interests of any Loan Party in (a) any Excluded Subsidiary, (b) any Excluded Entity, and (c) those Persons listed on Schedule 3 to the Credit Agreement in which, as of the Closing Date, a Loan Party directly or indirectly owns less than 100% of the outstanding interest of such Person and in which the organizational agreements governing such Person prohibit the applicable Loan Party from granting a security interest in such ownership interest and (v) any Chattel Paper, contract rights or other General Intangibles which are now held or hereafter acquired by the any Loan Party to the extent that such Chattel Paper, contract rights or other general intangibles (including, but not limited to, licenses) are not assignable or capable of being encumbered (a) as a matter of law or (b) under the terms of any agreement applicable thereto (but solely to the extent that any such restriction is enforceable and not ineffective under applicable law) without the consent of the other party to such agreement where such consent has not been obtained, after the applicable Obligor has made a reasonably diligent effort satisfactory to the Collateral Agent to obtain such consent. For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the Obligors.

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2.2 Obligations Secured. The security interests granted by the Obligors hereby secure any and all of the following obligations and indebtedness, contingent or otherwise of the Obligors, whether now existing or hereafter arising, direct or indirect, absolute or contingent (collectively, the “Obligations Secured”):

(A) all Secured Obligations of Borrowers and Guarantors, including without limitation, all obligations, contingent or otherwise, under and/or in connection with any Lender Notes, the Guaranty and/or the other Loan Documents, the “Secured Obligations” as defined in any Intercreditor Agreement upon the effectiveness of such Intercreditor Agreement, all Reimbursement Obligations and other LC Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of any Loan Party to the Lenders or to any Lender, the Agent, the Collateral Agent, the LC Issuer or any indemnified party arising under the Loan Documents, whether they exist on the date of this Security Agreement, or arise or are created or acquired after the date of this Security Agreement; and

(B) any sums advanced by the Lenders or which may otherwise become due pursuant to the provisions of the Lender Notes, the Credit Agreement or this Security Agreement or pursuant to any other Loan Document, including any future advances or any additional indebtedness, whether direct, indirect, existing, future, contingent or otherwise, under the Credit Agreement, any Lender Notes and/or the Loan Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Obligors represent and warrant to the Collateral Agent, and each Obligor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement in substantially the form of Annex I represents and warrants (after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Obligor as attached to such Security Agreement Supplement), that:

3.1. Title, Authorization, Validity and Enforceability. The Obligors have good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which such Obligor has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and have full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. The execution and delivery by each of the Obligors of this Security Agreement has been duly authorized by proper corporate partnership or other proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of each of the Obligors and creates a security interest which is enforceable against each Obligor in all now owned and hereafter acquired Collateral, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing. When financing statements have been filed in the appropriate offices against such Obligor in the locations listed in Exhibit F, the Collateral Agent will have a fully perfected first priority security interest in the Collateral owned by such Obligor in which a security interest may be perfected by filing of a financing statement under the UCC, subject only to Liens permitted under Section 4.1.6 hereof.

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3.2. Conflicting Laws and Contracts. Neither the execution and delivery by each of the Obligors of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the each of the Obligors or each of the Obligors’ respective articles or certificate of incorporation or by-laws, partnership agreement, articles of organization or operating agreement, or any other instrument or agreement to which each Obligor is a party or is subject, or by which any such Obligor, or its respective property, is bound, or conflict with or constitute a Default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any other instrument or agreement (other than any Lien of the Collateral Agent for the benefit of the Lenders).

3.3. Type and Jurisdiction of Organization. Each of the Obligors is a corporation or limited liability company organized under the laws of those jurisdictions listed on Exhibit A, attached hereto.

3.4. Principal Location. Each of the Obligors’ respective mailing addresses and the locations of their places of business or their chief executive offices are disclosed in Exhibit A; the Obligors have no other places of business except those set forth in Exhibit A.

3.5. Property Locations. The Inventory, Equipment and Fixtures are located solely at the locations described in Exhibit A. All of said locations are owned by the Obligors except for locations (i) which are leased by the Obligors as lessee and designated in Part C of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part D of Exhibit A, with respect to which Inventory the Obligors have delivered bailment agreements, warehouse receipts, financing statements or other documents satisfactory to the Collateral Agent to protect the Collateral Agent’s security interest in such Inventory.

3.6. No Other Names. Within the past five (5) years, none of the Obligors have conducted business under any name except the names in which the Obligors have executed this Security Agreement, which are the exact names as appear in the each of the Obligors’ organizational documents, as amended, as filed with the Obligors’ jurisdiction of organization.

3.7. No Default. No Default or Unmatured Default exists under this Security Agreement.

3.8. Accounts and Chattel Paper. The names of the Obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all records of each of the Obligors relating thereto and in all invoices and reports with respect thereto furnished to the Collateral Agent by the Obligors from time to time. As of the time when each Account or each item of Chattel Paper arises, the Obligors shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be. With regard to Chattel Paper, all Chattel Paper in which any Obligor has an interest on the date of this Security Agreement is described on Exhibit I attached hereto, including the names of the obligors thereunder and the Obligor with an interest therein.

3.9. Filing Requirements. None of the Equipment that is covered by any certificate of title is, except for Permitted Liens, encumbered by any Lien. None of the Collateral is of a type for which Liens may be perfected by filing under any federal statute except for (i) the vehicles described in Part A of Exhibit B and (ii) Patents, Trademarks and Copyrights held by the Obligors and described in Part B of Exhibit B. The county and street address of the Properties on which any Fixtures are located is set forth in Exhibit A together with the name and address of the record owner of each such property.

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3.10. No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming any of the Obligors as debtor has been filed in any jurisdiction except (i) financing statements naming the Collateral Agent as the secured party, (ii) as described in Exhibit D and (iii) financing statements with respect to Permitted Liens.

3.11. Federal Employer Identification Number. The Obligors’ Federal employer identification numbers are those numbers listed on Exhibit G.

3.12. Pledged Securities and Other Investment Property. Exhibit E sets forth a complete and accurate list of that portion of the Collateral relating to the Instruments, Securities and other Investment Property. Each Obligor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Exhibit E as being owned by it, free and clear of any Liens, except for Permitted Liens. Each Obligor further represents and warrants that (i) all such Instruments, Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) duly and validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Collateral Agent representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in Article 8 of the Uniform Commercial Code of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Obligors have so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible and (iii) to the extent requested by the Collateral Agent, all such Pledged Securities held by a securities intermediary is covered by a control agreement among such Obligor, the securities intermediary and the Collateral Agent pursuant to which the Collateral Agent has Control.

3.13. Intellectual Property.

3.13.1. Exhibit B contains a complete and accurate listing as of the Closing Date of all Intellectual Property of each of the Obligors, including, but not limited to the following: (i) state, U.S. and foreign trademark registrations, applications for trademark registration and common law trademarks, (ii) U.S. and foreign patents and patents applications, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (iii) U.S. and foreign copyright registrations and applications for registration, (iv) foreign industrial design registrations and industrial design applications, (v) trade secrets, (vi) domain names, (vii) proprietary computer software, (viii) all forms of Intellectual Property described in clauses (i)-(iii) above that are owned by a third party and licensed to the Obligors or otherwise used by the Obligors under contract, and (ix) the names of any Person who has been granted rights in respect thereof outside of the ordinary course of business. All of the U.S. registrations, applications for registration or applications for issuance of the Intellectual Property are valid and subsisting, in good standing and are recorded or is in the process of being recorded in the name of the applicable Obligor.

3.13.2. Such Intellectual Property is valid, subsisting, unexpired (where registered) and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part except as could not be reasonably expected to result in a Material Adverse Effect.

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3.13.3. No Person other than the respective Obligor has any right or interest of any kind or nature in or to the Intellectual Property, including any right to sell, license, lease, transfer, distribute, use or otherwise exploit the Intellectual Property or any portion thereof outside of the ordinary course of the respective Obligor’s business. Each Obligor has good, marketable and exclusive title to, and the valid and enforceable power and right to sell, license, transfer, distribute, use and otherwise exploit, its Intellectual Property.

3.13.4. Each Obligor has taken or caused to be taken steps so that none of its Intellectual Property, the value of which to the Obligors are contingent upon maintenance of the confidentiality thereof, have been disclosed by such Obligor to any Person other than employees, contractors, customers, representatives and agents of the Obligors who are parties to customary confidentiality and nondisclosure agreements with the Obligors.

3.13.5. To each Obligor’s knowledge, no Person has violated, infringed upon or breached, or is currently violating, infringing upon or breaching, any of the rights of the Obligors to the Intellectual Property or has breached or is breaching any duty or obligation owed to the Obligors in respect of the Intellectual Property except where those breaches, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

3.13.6. No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Obligor or to which any Obligor is bound that adversely affects its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

3.13.7. No Obligor has received any written notice that remains outstanding challenging the validity, enforceability, or ownership of any Intellectual Property except where those challenges could not reasonably be expected to result in a Material Adverse Effect, and to such Obligor’s knowledge at the date hereof there are no facts upon which such a challenge could be made.

3.13.8. Each Obligor owns directly or is entitled to use, by license or otherwise, all Intellectual Property necessary for the conduct of such Obligor’s business.

3.13.9. Each Obligor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all trademarks and has taken all commercially reasonable action necessary to insure that all licensees of the trademarks owned or licensed by such Obligor use such adequate standards of quality, except where the failure to use adequate standards of quality could not reasonably be expected to result in a Material Adverse Effect.

3.13.10 The consummation of the transactions contemplated by the Loan Documents will not result in the termination or material impairment of any of the Intellectual Property.

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ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each of the Obligors agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Obligor (and after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Obligor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated each such subsequent Obligor agrees:

4.1. General.

4.1.1. Inspection. The Obligors will permit the Collateral Agent or any Lender, by their respective representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of any of the Obligors relating to the Collateral and (iii) to discuss the Collateral and the related records of any of the Obligors with, and to be advised as to the same by, the Authorized Officers (and, in the case of any Receivable, with any person or entity which is or may be obligated thereon), all at such times and intervals as are permitted by the terms of the Credit Agreement and all at the Obligors’ expense.

4.1.2. Taxes. The Obligors will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

4.1.3. Records and Reports; Notification of Default. The Obligors will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Collateral Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the Collateral Agent shall from time to time request. The Obligors will give prompt notice in writing to the Collateral Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.

4.1.4. Financing Statements and Other Actions; Defense of Title. The Obligors hereby authorize the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent in connection with this Security Agreement. Such financing statements may describe the Collateral in the same manner as described in this Security Agreement, any other security agreement or pledge agreement entered into by the parties in connection herewith, or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Collateral Agent in connection herewith, including, without limitation, describing such property as “all assets” or “all personal property,” and “whether now or hereafter owned”. The Obligors hereby authorize the Collateral Agent to file, and if requested will execute and deliver to the Collateral Agent, any other documents and take such other actions as may from time to time be requested by the Collateral Agent in order to maintain a first perfected security interest in (subject to Permitted Liens) and, if applicable, Control of, the Collateral, including, but not limited to, the request by the Collateral Agent to enter into a Deposit Account Control Agreement. The Obligors will take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.5. Disposition of Collateral. The Obligors will not sell, lease or otherwise dispose of the Collateral except (i) prior to the occurrence of a Default or Unmatured Default, dispositions specifically permitted pursuant to Section 6.12 of the Credit Agreement, (ii) until such time following the occurrence of a Default as an Obligor receives a notice from the Collateral Agent instructing such Obligor to cease such transactions, sales or leases of Inventory in the ordinary course of their respective business, (iii) until such time as an Obligor receives a notice from the Collateral Agent pursuant to Article VII, collections of proceeds of Inventory and Accounts collected in the ordinary course of business, and (iv) abandonments or other dispositions of

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labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, service marks, customer lists and advertising matter in the ordinary course of such Obligor’s business and so long as such abandonment or other disposition shall not have a Material Adverse Effect.

4.1.6. Liens. The Obligors will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, (ii) existing Liens described in Exhibit D and (iii) Permitted Liens.

4.1.7. Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each of the Obligors will:

(a)	preserve its respective existence as a corporation, limited partnership, general partnership, or limited liability company, and, except in compliance with the terms of the Credit Agreement, not, in one transaction or a series of related transactions, merge into or consolidate with any other Person, or sell all or substantially all of its assets;

(b)	not change its respective state of organization;

(c)	not maintain its respective place of business (if it has only one) or its respective chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit A; and

(d)	not (i) have any Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 4.1.5) at a location other than a location specified in Exhibit A, (ii) change its respective name or taxpayer identification number or (iii) change its respective mailing address, unless the Obligors shall have given the Collateral Agent not less than 30 days’ prior written notice of such event or occurrence and the Collateral Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral, or (y) taken such steps (with the cooperation of the Obligors to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Collateral Agent’s security interest in the Collateral.

4.1.8. Other Financing Statements. The Obligors will not sign or authorize the signing on their behalf or the filing of any financing statement naming any of the Obligors as debtor covering all or any portion of the Collateral, except as permitted by Sections 4.1.4 and 4.1.6.

4.2. Receivables.

4.2.1. Certain Agreements on Receivables. The Obligors will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default, the Obligors may reduce the amount of Accounts arising from the sale of Inventory in accordance with their present policies and in the ordinary course of their respective businesses.

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4.2.2. Collection of Receivables. Except as otherwise provided in this Security Agreement, the Obligors will collect and enforce, at the Obligors’ sole expense, all amounts due or hereafter due to the Obligors under the Receivables.

4.2.3. Delivery of Invoices. The Obligors will deliver to the Collateral Agent immediately upon its request after the occurrence of a Default duplicate invoices with respect to each Account bearing such language of assignment as the Collateral Agent shall specify.

4.2.4. Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists outside the ordinary course of business or (ii) if, to the knowledge of the Obligors, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable outside the ordinary course of business, the Obligors will disclose such fact to the Collateral Agent in writing in connection with the inspection by the Collateral Agent of any record of the Obligors relating to such Receivable and in connection with any invoice or report furnished by the Obligors to the Collateral Agent relating to such Receivable.

4.3. Inventory and Equipment.

4.3.1. Maintenance of Goods. The Obligors will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working condition, ordinary wear and tear excepted and taking into account the age and present condition of such Inventory and Equipment.

4.3.2. Insurance. The Obligors will (i) maintain fire and extended coverage insurance on the Inventory and Equipment containing a lender’s loss payable clause in favor of the Collateral Agent and providing that said insurance will not be terminated except after at least 30 days’ written notice from the insurance company to the Collateral Agent, (ii) maintain such other insurance on the Collateral for the benefit of the Collateral Agent as the Collateral Agent shall from time to time request, (iii) furnish to the Collateral Agent upon the request of the Collateral Agent from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance and (iv) maintain general liability insurance naming the Collateral Agent as an additional insured.

4.4. Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. The Obligors will (i) deliver to the Collateral Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments constituting Collateral, (ii) hold in trust for the Collateral Agent upon receipt and immediately thereafter deliver to the Collateral Agent any Chattel Paper, Securities and Instruments constituting Collateral, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), (a) deliver to the Collateral Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Collateral Agent shall specify and (b) comply with Section 4.8 of this Security Agreement,, and (iv) upon the Collateral Agent’s request, after the occurrence and during the continuance of a Default after acceleration of the Obligations Secured, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and immediately deliver to the Collateral Agent) any Document evidencing or constituting Collateral.

4.5. Uncertificated Securities and Certain Other Investment Property. The Obligors will permit the Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral to mark their books and records

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with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement. The Obligors will take any actions necessary to cause (i) the issuers of uncertificated securities which are Collateral and which are Securities and (ii) any financial intermediary which is the holder of any Investment Property, to cause the Collateral Agent to have and retain Control over such Securities or other Investment Property. Without limiting the foregoing, the Obligors will, with respect to Investment Property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with the Collateral Agent in form and substance satisfactory to the Collateral Agent.

4.6. Stock and Other Ownership Interests.

4.6.1. Changes in Capital Structure of Issuers. Except in compliance with the terms of the Credit Agreement, the Obligors will not (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing.

4.6.2. Issuance of Additional Securities. Except in compliance with the terms of the Credit Agreement, the Obligors will not permit or suffer the issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to the Obligors.

4.6.3. Registration of Pledged Securities and other Investment Property. The Obligors will permit any registerable Collateral to be registered in the name of the Collateral Agent or its nominee at any time.

4.6.4. Exercise of Rights in Pledged Securities and other Investment Property. The Obligors will permit the Collateral Agent or its nominee at any time after the occurrence of a Default, without notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any corporate securities or other ownership interests or Investment Property in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights as if it were the absolute owner thereof.

4.6.5. Limited Partnership Interests and Limited Liability Company Interests. The Obligors agree that any limited partnership interests or ownership interests in a limited liability company which are included within the Collateral shall at any time constitute a Security or the issuer of any such interests shall take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to the Collateral Agent and such Security is properly defined as such under Article 8 of the Uniform Commercial Code of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Collateral Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security, whether as a result of actions by the issuer thereof or otherwise.

4.7. Pledged Deposits. The Obligors will not withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Collateral Agent.

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4.8. Deposit Accounts. The Obligors will (i) upon the Collateral Agent’s request, cause each bank or other financial institution in which they maintain (a) a Deposit Account to enter into a control agreement with the Collateral Agent, in form and substance satisfactory to the Collateral Agent, in order to give the Collateral Agent Control of the Deposit Account or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Collateral Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and (ii) upon the Collateral Agent’s request, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Collateral Agent, transferring ownership of the Deposit Account to the Collateral Agent or transferring dominion and control over each such other deposit to the Collateral Agent until such time as no Default exists. In the case of deposits maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

4.9. Letter-of-Credit Rights. The Obligors will upon the Collateral Agent’s request, cause each issuer of a letter of credit, to consent to the assignment of proceeds of the letter of credit in order to give the Collateral Agent Control of the letter-of-credit rights to such letter of credit.

4.10. Federal, State or Municipal Claims. The Obligors will notify the Collateral Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.11. Intellectual Property.

4.11.1. If, after the date hereof, any Obligor obtains rights to, including, but not limited to filing and acceptance of a statement of use or an amendment to allege use with the United States Patent and Trademark Office, or applies for or seeks registration of, any new patentable invention, Trademark or Copyright in addition to the Patents, Trademarks and Copyrights described in Exhibit B, which are all of such Obligor’s Patents, Trademarks and Copyrights as of the Closing Date, then such Obligor shall give the Collateral Agent notice thereof, as part of each compliance certificate provided to the Collateral Agent pursuant to the Credit Agreement. Each Obligor agrees promptly upon request by the Collateral Agent to execute and deliver to the Collateral Agent any supplement to this Security Agreement or any other document reasonably requested by the Collateral Agent to evidence such security interest in a form appropriate for recording in the applicable federal office. Each Obligor also hereby authorizes the Collateral Agent to modify this Security Agreement unilaterally (i) by amending Exhibit B to include any future Patents, Trademarks and/or Copyrights of which the Collateral Agent receives notification from such Obligor pursuant hereto and (ii) by recording, in addition to and not in substitution for this Security Agreement, a duplicate original of this Security Agreement containing in Exhibit B a description of such future Patents, Trademarks and/or Copyrights.

4.11.2. As of the Closing Date, no Obligor has any interest in, or title to, any Copyrights, Intellectual Property Licenses, Patents or Trademarks except as set forth in Exhibit B. This Security Agreement is effective to create a valid and continuing Lien on such Copyrights, Intellectual Property Licenses, Patents and Trademarks and, upon filing of the Confirmatory Grant of Security Interest in Copyrights with the United States Copyright Office and filing of the Confirmatory Grant of Security Interest in Patents with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed in Exhibit F hereto, all action necessary or desirable to protect and perfect the security interest in, to and on each Obligor’s Patents, Trademarks or Copyrights has been taken and such perfected security interest is enforceable as such as

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against any and all creditors of and purchasers from any Obligor. No Obligor has any interest in any Copyright that is necessary in connection with the operation of such Obligor’s business, except for those Copyrights identified in Exhibit B attached hereto which have been registered with the United States Copyright Office.

4.12. Commercial Tort Claims. If, after the date hereof, any Obligor identifies the existence of a Commercial Tort Claim belonging to such Obligor that has arisen in the course of such Obligor’s business in addition to the Commercial Tort Claims described in Exhibit H, which are all of such Obligor’s Commercial Tort Claims as of the Closing Date, then such Obligor shall give the Collateral Agent prompt notice thereof, but in any event not less frequently than quarterly. Each Obligor agrees promptly upon request by the Collateral Agent to execute and deliver to the Collateral Agent any supplement to this Security Agreement or any other document reasonably requested by the Collateral Agent to evidence the grant of a security interest therein in favor of the Collateral Agent.

4.13. Updates to Exhibits. At the request of the Collateral Agent which requests, so long as no Default exists uncured, may be made no more frequently than annually the Obligors shall provide the Collateral Agent in writing with such revisions or updates to the Exhibits attached to this Security Agreement as may be necessary or appropriate to update or correct the same due to such Exhibits becoming outdated or incorrect in any respect.

ARTICLE V

DEFAULT

5.1 Defaults.The occurrence of any one or more of the following events shall constitute a “Default” hereunder:

5.1.1 a failure to pay any Obligations Secured when due in accordance with the terms of the Credit Agreement;

5.1.2 Obligors shall fail to perform or observe any of the obligations in Article 3 or 4 of this Security Agreement when required or within any grace or cure period provided therein or in the Credit Agreement.

5.1.3 a failure by any Obligor to duly perform and observe any other provision in this Security Agreement, and such failure shall continue for a period of thirty (30) days after notice from Collateral Agent;

5.1.4 a “Default” or “Event of Default” (as such quoted terms are defined in the Credit Agreement) and, upon the effectiveness of any Intercreditor Agreement, the occurrence of a “Default” or “Event of Default” (as such quoted term is defined in such Intercreditor Agreement);

5.1.5 any attachment proceeding shall be commenced against Collateral Agent or any Obligor or Guarantor of any of the Obligations Secured for the collection of any Material Indebtedness;

5.1.6 proceedings shall be instituted against the Collateral upon any other Lien whether alleged to be superior or junior to the Lien granted by this Security Agreement and such proceeding continues undismissed or unstayed for a period of 30 consecutive days;

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5.1.7 a Term Substantial Portion or Twelve Month Substantial Portion of the Collateral shall be substantially damaged or destroyed by an uninsured casualty;

5.1.8 Obligors shall fail to deliver any certification or other document or instrument requested by Collateral Agent or the Lenders pursuant to the Loan Documents within ten (10) Business Days after receipt of request or such other time frame permitted by the Credit Agreement;

5.1.9 after any applicable required notice is given and any permitted period of cure has expired, the Obligor shall fail to comply with any duty or obligation imposed pursuant to any of the Loan Documents, or any warranty or representation contained therein shall be materially incorrect or materially misleading; or

5.1.10 The Borrower or any other Obligor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Term Substantial Portion or Twelve Month Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 5.1.10 or (vi) fail to contest in good faith any appointment or proceeding described in Section 5.1.11.

5.1.11 Without the application, approval or consent of the Borrower or any other Obligor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any other Obligor or any Term Substantial Portion or Twelve Month Substantial Portion of its Property, or a proceeding described in Section 5.1.10 shall be instituted against the Borrower or any other Obligor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

5.1.12 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of any of the Obligors which, when taken together with all other Property of the Obligors so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Term Substantial Portion or Twelve Month Substantial Portion of its Property.

5.1.13. Any material portion of the Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by Section 4.1.5.

5.2. Rights and Remedies of the Collateral Agent. If a Default occurs, Collateral Agent may, subject to the terms of any intercreditor agreement entered into by the Collateral Agent in connection with the Secured Obligations (an “Intercreditor Agreement”) and without demand, notice or delay, do one or more of the following:

5.2.1(i) institute and maintain an action against the Collateral and the interests of Obligors therein, (ii) enforce any security interest granted in any personal property or fixtures herein, and (iii) take such other action at law or in equity for the enforcement of any of the Loan Documents as the law may allow, and in each such action the Collateral Agent shall be entitled to all costs of suit and reasonable attorneys’ fees;

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5.2.2 require the Obligors or any of the them to assemble the Collateral and the books and records with respect to the Collateral and make them available to the Collateral Agent at a place or places to be designated by the Collateral Agent which is reasonably convenient to the Obligors and the Collateral Agent;

5.2.3 require the Obligors or any of them to store all or any part of the Collateral, at the Obligors’ own cost and risk, on behalf of the Collateral Agent, after the Collateral Agent has taken possession of such Collateral. Storage shall be in such manner as to prevent any deterioration of such Collateral, and shall be for a reasonable time pending the sale or other disposition of such Collateral.

5.2.4 sell the Pledged Securities or other Collateral at public or private sale in one or more lots. The Collateral Agent shall be entitled to apply the proceeds of any such sale to the satisfaction of the Obligations Secured and to expenses incurred in realizing upon the Pledged Securities or other Collateral in accordance with the Uniform Commercial Code.

(A) In the case of any sale by the Collateral Agent of the Pledged Securities or other Collateral or any portion thereof on credit for future delivery, which may be elected at the sole option and in the discretion of the Collateral Agent, the Pledged Securities or other Collateral so sold may either be delivered to the purchaser or retained by the Collateral Agent until the selling price is paid by the purchaser, but in either event the Collateral Agent shall incur no liability in case of failure of the purchaser to take up and pay for the Pledged Securities or other Collateral so sold. In case of any such failure, such Pledged Securities or other Collateral may be sold again by the Collateral Agent in the manner provided in this Section.

(B) After deducting all its reasonable costs and expenses of every kind, including without limitation, legal fees, registration fees required by law (Securities and Exchange Commission (the “SEC”) and/or any other governmental agency) and expenses, if any, the Collateral Agent shall apply the residue of the proceeds of any sale or sales of the Pledged Securities or other Collateral.

(C) The Collateral Agent shall not incur any liability as a result of the sale of the Pledged Securities or other Collateral at any private sale or sales, and the Obligors hereby waive any claim arising by reason of (1) the fact that the price or prices for which the Pledged Securities or other Collateral, or any portion thereof, is sold at such public sale or sales is less than the price which would have been obtained at a private sale or sales, or is less than the amount due and the Collateral Agent accepted the first offer received and did not offer the Pledged Securities or other Collateral, or portion thereof, to more than one offeree; or (2) any delay by the Collateral Agent in selling the Pledged Securities or other Collateral following a Default hereunder, even if the value of the Pledged Securities or other Collateral thereafter declines; or (3) the immediate sale of the Pledged Securities or other Collateral upon the occurrence of a Default hereunder even if the holder shall remain jointly and severally liable for any deficiency remaining due under this Security Agreement or other Loan Documents; or (4) the fact that the Collateral Agent takes actions, or refrains from taking actions, based on the Collateral Agent’s good faith belief that such actions are required or prohibited, as the case may be, by applicable law

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(including, without limitation, applicable federal and/or state and/or local securities laws) and such taking or refraining from taking such actions results in a lower price for the Pledged Securities or other Collateral; or (5) without limiting the foregoing, the Collateral Agent’s sale or sales of the Pledged Securities or other Collateral being delayed, or occurring in more than one lot, or otherwise being affected by the Collateral Agent’s compliance with any rule of the SEC and/or other federal, state and/or local laws and/or rules (including, without limitation, securities laws and SEC Rules) (collectively, “Securities Laws and Rules”) and/or market conditions.

5.2.5 notify the account debtors on all or any part of the Obligors’ Accounts and/or other payment intangibles of the Collateral Agent’s interest therein and to require such account debtors to begin making payments directly to the Collateral Agent regardless of whether the Obligors were previously making collections on all or any part of the Obligors’ Accounts or other payment intangibles. The Collateral Agent shall have the right to proceed against any such account debtors in its own name, or in the name of any Obligor (as appropriate) with or without the consent of the Obligors. The Collateral Agent may retain any such payments or collections and apply them to the satisfaction of the Obligations Secured and to expenses incurred in collection, all in accordance with the Uniform Commercial Code.

5.2.6 without releasing the Obligors or any Obligor or Guarantor of any of the Obligations Secured from any obligation under any of the Loan Documents and without waiving any Default, enter upon and take possession of the Collateral or any portion thereof, with or without legal action and by force if necessary, or have a receiver appointed without proof of depreciation or inadequacy of the value of the Collateral, the insolvency of the applicable Obligor, or any other proof. The Collateral Agent or said receiver may manage and operate the Collateral, perform any acts and advance any sums which the Collateral Agent deems proper to protect the security of the Collateral, all such sums to be payable on demand, together with interest thereon at the rate set forth in Section 2.13 of the Credit Agreement, from the date of such demand, and such sums and interest to be secured by this Security Agreement.

5.2.7 take possession of the Collateral, or any portion thereof, and may use and deal with the same to the same extent as the Obligors are entitled to do so and may sell the same pursuant to law and exercise such other rights and remedies with respect to the same as may be provided by law, and file such continuation statements which it deems desirable.

5.2.8 recover all of the Collateral Agent’s expenses of collection, including, without limitation, court costs and reasonable attorneys’ fees and disbursements incurred in realizing upon the Collateral or enforcing or attempting to enforce any provision of this Security Agreement or any of the other Loan Documents.

5.2.9 retain the Collateral and become the owner thereof, in accordance with the provisions of the Kentucky UCC.

5.2.10 immediately possess the Pledged Securities or other Collateral not then in the Collateral Agent’s possession without requirement of notice or demand or of any legal process.

5.2.11 transfer the Pledged Securities or other Collateral, or any part of them, into the Collateral Agent’s name to facilitate the Collateral Agent’s exercise of other rights or remedies with respect to them.

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5.2.12 seek and/or require each Obligor to cooperate in any manner in the Collateral Agent’s exercise of remedies, including without limitation, making all appropriate filings with the SEC under any SEC rule or otherwise, and providing all necessary information, representations and other support and otherwise cooperating with the Collateral Agent as the Collateral Agent deems appropriate to comply with Securities Laws and Rules, and each Obligor agrees to so cooperate.

If, after the Credit Agreement has terminated by its terms and all of the Obligations Secured have been paid in full, there remain Rate Management Obligations or Banking Services Obligations outstanding, the Collateral Agent may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Rate Management Obligations pursuant to the terms of the agreement governing such Rate Management Transaction or any Banking Services Obligations pursuant to the terms of the agreement governing such Banking Services Obligations.

5.3. Obligors’ Obligations Upon Default. Upon the request of the Collateral Agent after the occurrence of a Default, the Obligors shall:

5.3.1 assemble the Collateral and the books and records with respect thereto and make them available to the Collateral Agent at a place or places to be designated by the Collateral Agent which is reasonably convenient to the Obligors and the Collateral Agent.

5.3.2 notify account debtors on all or any part of the Obligors’ Accounts and/or payment intangibles of the Collateral Agent’s interest therein and to require such account debtors to begin making payments directly to the Collateral Agent regardless of whether the Obligors were previously making collections on all or any part of the Obligors’ Accounts or other payment intangibles.

5.3.3 assume all of the Collateral Agent’s expenses of collection, including, without limitation, court costs and reasonable attorneys’ fees and disbursements incurred in realizing upon the Collateral or enforcing or attempting to enforce any provision of this Security Agreement.

5.3.4 permit the Collateral Agent to enter any premises, in accordance with the Kentucky UCC, where any Collateral may be located for the purpose of taking possession or removing the same.

5.3.5 with respect to Pledged Securities, transfer into the Collateral Agent’s name, or into the name of its nominee, all or any part of the Pledged Securities, entitling the Collateral Agent thereafter to receive all dividends, income or other distributions upon the Pledged Securities.

5.3.6 cooperate in any manner in the Collateral Agent’s exercise of remedies, including without limitation, making all appropriate filings with the SEC under any SEC rule or otherwise, and providing all necessary information, representations and other support and otherwise cooperating with the Collateral Agent as the Collateral Agent deems appropriate to comply with Securities Laws and Rules, and each Obligor agrees to so cooperate.

5.3.7 not sell, transfer or attempt to sell or transfer the Collateral, or any part thereof or interest therein.

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5.4. License. The Collateral Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, the Obligors’ or Obligor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, the Obligors’ or Obligor’s rights under all licenses and all franchise agreements shall inure to the Collateral Agent’s benefit. In addition, each Obligor hereby irrevocably agrees that the Collateral Agent may, following the occurrence and during the continuance of a Default, sell any of the Obligors’ or Obligor’s Inventory directly to any Person, including without limitation Persons who have previously purchased such Inventory from the Obligors and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to the Obligors and any Inventory that is covered by any Copyright owned by or licensed to the Obligors and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to the Obligors and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Collateral Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Lenders until the Obligations Secured have been paid in full.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

7.1. Lockboxes. Upon request of the Collateral Agent after the occurrence of a Default or Unmatured Default, the Obligors shall execute and deliver to the Collateral Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Collateral Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Collateral Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Collateral Agent.

7.2. Collection of Receivables. Upon the occurrence of a Default, the Collateral Agent may at any time in its sole discretion by giving the Obligors or any one of them individually written notice, elect to require that the Receivables be paid directly to the Collateral Agent for the benefit of the Lenders. In such event, the Obligors or any one of them individually shall, and shall permit the Collateral Agent to, promptly notify the account debtors or obligors under the Receivables of the Collateral Agent’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Collateral Agent. Upon receipt of any such notice from the Collateral Agent, the Obligors shall thereafter hold in trust for the Collateral Agent, for the benefit of the Lenders, all amounts and proceeds received by such Obligor with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Collateral Agent all such amounts and proceeds in the

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same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Obligors shall forthwith, upon receipt of all checks, drafts, cash and other remittances in payment or on account of Accounts Receivable or payment intangibles or for the sale of Inventory or Equipment by the Obligors, deposit the same in a special bank account maintained with the Collateral Agent over which the Collateral Agent alone, to the exclusion of the Obligors, has the power of withdrawal. Such proceeds paid on Accounts Receivable and/or payment intangibles, and/or from the sale of Inventory or Equipment shall be deposited in precisely the form received, except for the endorsement of the Obligors where necessary to permit collection of items, which endorsement the Obligors agree to make and which the Collateral Agent is also hereby authorized to make in the Obligors’ name and on the Obligors’ behalf as attorney-in-fact. Pending such deposit, the Obligors agree that the Obligors will not commingle any such checks, drafts, cash and other remittances with any other funds or property, but will hold them separate and apart therefrom in express trust for the Collateral Agent until deposited in that special account. The Collateral Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4 of this Security Agreement.

7.3. Special Collateral Account. If any Default has occurred and is continuing, the Collateral Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Collateral Agent and held there as security for the Obligations Secured. The Obligors shall have no control whatsoever over said cash collateral account.

7.4. Application of Proceeds. The proceeds of the Collateral shall be applied by the Collateral Agent to payment of the Obligations Secured in the following order, but subject to the terms of each Intercreditor Agreement, unless a court of competent jurisdiction shall otherwise direct:

(a) FIRST, to payment of all costs, fees, indemnities and expenses of the Agent and the Collateral Agent incurred in connection with the collection and enforcement of the Obligations Secured or of the security interest granted to the Collateral Agent pursuant to this Security Agreement;

(b) SECOND, to payment of that portion of the Obligations Secured constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

(c) THIRD, to payment of the principal of the Obligations Secured and the net early termination payments and any other Rate Management Obligations and Banking Services Obligations then due and unpaid from the Borrower to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal and such net early termination payments and other Rate Management Obligations and Banking Services Obligations then due and unpaid owing to each of them;

(d) FOURTH, to payment of any Obligations Secured (other than those listed above) pro rata among those parties to whom such Obligations Secured are due in accordance with the amounts owing to each of them; and

(e) FIFTH, the balance, if any, after all of the Obligations Secured have been satisfied, shall be deposited by the Collateral Agent into the Borrower’s general operating account with the Collateral Agent.

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ARTICLE VIII

GENERAL PROVISIONS

8.1. Notice of Disposition of Collateral; Condition of Collateral. The Obligors hereby waive notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the appropriately affected Obligors, addressed as set forth in Article IX of this Security Agreement, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. To the maximum extent permitted by applicable law, each Obligor waives all claims, damages, and demands against the Collateral Agent or any holder of Secured Obligations arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such other holder of Secured Obligations as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Obligor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any other holder of Secured Obligations, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Obligor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2. Limitation on Collateral Agent’s and other holders of Secured Obligations’ Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each other holder of Secured Obligations shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any other holder of Secured Obligations shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such other holder of Secured Obligations, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Obligor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Obligor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or

24

disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Obligor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Obligor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3. Compromises and Collection of Collateral. The Obligors and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Obligors agree that the Collateral Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

8.4. Collateral Agent Performance of Obligor Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which the Obligors have agreed to perform or pay in this Security Agreement and the Obligors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.4. The Obligors’ obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be an Obligation Secured payable on demand.

8.5. Authorization for Collateral Agent to Take Certain Action. The Obligors irrevocably authorize the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoint the Collateral Agent as their attorney in fact (i) to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Collateral Agent Control over such Securities or other Investment Property, (v) to enforce payment of the Receivables in the name of the Collateral Agent or the Obligors, (vi) to apply the proceeds of any Collateral received by the Collateral Agent to the Obligations Secured as provided herein and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and the Obligors agree to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent in connection therewith, provided, that this authorization shall not relieve the Obligors of any of their obligations under this Security Agreement or the Credit Agreement.

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8.6. Specific Performance of Certain Covenants. The Obligors acknowledge and agree that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.4, 5.3, or 8.8 or in Article VII will cause irreparable injury to the Collateral Agent and the Lenders, that the Collateral Agent and the Lenders have no adequate remedy at law in respect of such breaches and therefore agree, without limiting the right of the Collateral Agent or the Lenders to seek and obtain specific performance of other obligations of the Obligors contained in this Security Agreement, that the covenants of the Obligors contained in the Sections referred to in this Section 8.6 shall be specifically enforceable against the Obligors.

8.7. Use and Possession of Certain Premises. Upon the occurrence of a Default, the Collateral Agent, on behalf of the Lenders, shall be entitled to occupy and use any premises owned or leased by the Obligors where any of the Collateral or any records relating to the Collateral are located until the Obligations Secured are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Obligors for such use and occupancy.

8.8. Dispositions Not Authorized. The Obligors are not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 and notwithstanding any course of dealing between the Obligors and the Collateral Agent and/or the Lenders or other conduct of the Collateral Agent and/or the Lenders, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon the Collateral Agent or the Lenders unless such authorization is in writing signed by the Collateral Agent.

8.9. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Obligors, the Collateral Agent, the Lenders and their respective successors and assigns (including all Persons who become bound as an Obligor to this Security Agreement), except that the Obligors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Lenders.

8.10. Survival of Representations. All representations and warranties of the Obligors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.11. Taxes and Expenses. Any taxes payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Obligors, together with interest and penalties, if any. The Obligors shall reimburse the Collateral Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Collateral Agent) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any special audit of the Collateral). Any and all costs and expenses incurred by the Obligors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Obligors or any one of them individually.

8.12. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.13. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations Secured outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Obligations Secured have been indefeasibly paid and performed in full and no commitments of the Collateral Agent or the Lenders which would give rise to any Obligations Secured are outstanding.

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8.14. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Obligors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Obligors and the Collateral Agent relating to the Collateral.

8.15. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE COMMONWEALTH OF KENTUCKY, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.16. CONSENT TO JURISDICTION. THE OBLIGORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR COMMONWEALTH OF KENTUCKY COURT SITTING IN LOUISVILLE, KENTUCKY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND THE OBLIGORS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST THE OBLIGORS IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE OBLIGORS AGAINST THE COLLATERAL AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN LOUISVILLE, KENTUCKY.

8.17. WAIVER OF JURY TRIAL. THE OBLIGORS AND THE COLLATERAL AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

8.18. ACKNOWLEDGMENT. THE OBLIGORS ACKNOWLEDGE THAT THEY HAVE RECEIVED A COPY OF THIS SECURITY AGREEMENT, AS FULLY EXECUTED BY THE PARTIES THERETO. THE OBLIGORS ACKNOWLEDGE THAT THEY (A) HAVE READ THIS SECURITY AGREEMENT OR HAVE CAUSED SUCH DOCUMENT TO BE EXAMINED BY THEIR REPRESENTATIVES OR ADVISORS; (B) ARE THOROUGHLY FAMILIAR WITH THE TRANSACTIONS CONTEMPLATED IN THIS SECURITY AGREEMENT; AND (C) HAVE HAD THE OPPORTUNITY TO ASK SUCH QUESTIONS TO REPRESENTATIVES OF THE COLLATERAL AGENT, AND RECEIVE ANSWERS THERETO, CONCERNING THE TERMS AND CONDITIONS OF THE TRANSACTIONS CONTEMPLATED IN THIS SECURITY AGREEMENT AS THEY DEEM NECESSARY IN CONNECTION WITH THEIR DECISION TO ENTER INTO THIS SECURITY AGREEMENT.

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8.19. Distribution of Reports. The Obligors authorize the Collateral Agent to discuss with and furnish to its Affiliates and to the Lenders or to any other Person authorized by the terms of the Credit Agreement all financial statements, audit reports and other information pertaining to the Obligors whether such information was provided by the Obligors or prepared or obtained by the Collateral Agent. Neither the Collateral Agent nor any of its employees, officers, directors or trustees makes any representation or warranty regarding any audit reports or other analyses of the Obligors’ condition which the Collateral Agent may in its sole discretion prepare and elect to distribute, nor shall the Collateral Agent or any of its employees, officers, directors or trustees be liable to any person or entity receiving a copy of such reports or analyses for any inaccuracy or omission contained in or relating thereto.

8.20. Indemnity. The Obligors hereby agree to indemnify the Collateral Agent and the Lenders, and their respective successors, assigns, trustees and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent, any Lender or Note Holder is a party thereto) imposed on, incurred by or asserted against the Collateral Agent or the Lenders, or their respective successors, assigns, trustees and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent, the Lenders or the Obligors, and any claim for Patent, Trademark or Copyright infringement).

8.21. No Novation. The parties hereto hereby agree that the Liens granted to the Collateral Agent pursuant to the Previous Security Agreement remain in full force and effect and hereby are ratified, reaffirmed and confirmed. The execution and delivery of this Security Agreement, and the performance of each Obligor’s obligations hereunder, shall not constitute a termination or novation of any of the Liens granted pursuant to the Previous Security Agreement. Such Liens remain and continue to be granted, created, attached, perfected and enforceable, and shall constitute first-priority perfected security interests of the Collateral Agent, for the benefit of itself, the Lenders and the relevant affiliates of the Lenders.

ARTICLE IX

NOTICES

9.1. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Collateral Agent in accordance with the provisions of Article XIII of the Credit Agreement. Except as otherwise provided in this Security Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

9.2 Change of Address. The Collateral Agent, any Obligor and/or any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE X

COLLATERAL AGENT

JPMorgan Chase Bank, N.A. has been appointed Collateral Agent for the Lenders hereunder pursuant to Article X of the Credit Agreement and the terms of each Intercreditor Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority

28

made by the Lenders to the Collateral Agent pursuant to the Credit Agreement and each Intercreditor Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such Article X. Any successor Collateral Agent appointed pursuant to Article X of the Credit Agreement and each Intercreditor Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

29

IN WITNESS WHEREOF, the Obligors and the Collateral Agent have executed this Security Agreement as of the date first above written.

CHURCHILL DOWNS INCORPORATED, as an Obligor

By
Name:
Title:

CHURCHILL DOWNS MANAGEMENT COMPANY, LLC, as an Obligor

By
Name:
Title:

CHURCHILL DOWNS INVESTMENT COMPANY, as an Obligor

By
Name:
Title:

CALDER RACE COURSE, INC., as an Obligor

By
Name:
Title:

Second Amended and Restated Pledge and Security Agreement

TROPICAL PARK, INC., as an Obligor

By
Name:
Title:

ARLINGTON PARK RACECOURSE, LLC, as an Obligor

By
Name:
Title:

ARLINGTON OTB CORP., as an Obligor

By
Name:
Title:

QUAD CITY DOWNS, INC., as an Obligor

By
Name:
Title:

CHURCHILL DOWNS LOUISIANA HORSERACING COMPANY, L.L.C., as an Obligor

By
Name:
Title:

CHURCHILL DOWNS LOUISIANA VIDEO POKER COMPANY, L.L.C., as an Obligor

By
Name:
Title:

Second Amended and Restated Pledge and Security Agreement

VIDEO SERVICES, INC., as an Obligor

By
Name:
Title:

CHURCHILL DOWNS TECHNOLOGY INITIATIVES COMPANY, as an Obligor

By
Name:
Title:

CHURCHILL DOWNS ENTERTAINMENT GROUP, LLC, as an Obligor

By
Name:
Title:

Second Amended and Restated Pledge and Security Agreement

Acknowledged and Agreed:

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent, on behalf of the Lenders

By
Name:
Title:

Second Amended and Restated Pledge and Security Agreement

EXHIBIT A

(See Sections 3.3, 3.4, 3.5 and 4.1.7 of Security Agreement)

Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

____________________________

____________________________

____________________________

____________________________

Attention: ____________________

Locations of Inventory and Equipment and Fixtures:

A.	Obligor – State of Incorporation or Formation

B.	Properties Owned by the Obligors:

C.	Properties Leased by the Obligors (Include Landlord’s Name):

D.	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements
(include name of Warehouse Operator or other Bailee or Consignee):

EXHIBIT B

(See Section 3.9 of Security Agreement)

A. Aircraft/engines, ships, railcars and other vehicles governed by federal statute:

Description	Registration Number

B. Patents, Copyrights, Trademarks protected under federal law*:

*	For (i) Trademarks, show the Trademark itself, the registration date and the registration number; (ii) Trademark applications, show the Trademark applied for, the application filing date and the serial number of the application; (iii) Patents, show the Patent number, issue date and a brief description of the subject matter of the Patent; and (iv) Patent applications, show the serial number of the application, the application filing date and a brief description of the subject matter of the Patent applied for. Any licensing agreements for Patents or Trademarks should be described on a separate schedule.

EXHIBIT C

INTENTIONALLY OMITTED

EXHIBIT D

(See Sections 3.10 and 4.1.6 of Security Agreement)

EXISTING LIENS ON THE COLLATERAL

Secured Party	Collateral	Principal Balance	Maturity

EXHIBIT E

List of Pledged Securities

(See Section 3.12 of Security Agreement)

A. STOCKS:

Issuer	Certificate Number	Number of Shares

B. BONDS:

Issuer	Number	Face Amount	Coupon Rate	Maturity

C. GOVERNMENT SECURITIES:

Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

D. OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED):

Issuer	Description of Collateral	Percentage Ownership Interest

****[Add description of custody accounts or arrangements with securities intermediary, if applicable]***

EXHIBIT F

(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

Secretary of State of Delaware

Secretary of State of Illinois

Secretary of State of Iowa

Secretary of State of Kentucky

Secretary of State of Louisiana

Secretary of State of Florida

Secretary of State of Ohio

EXHIBIT G

(See Section 3.11 of Security Agreement)

Federal Tax Identification Number of Each of the Obligors

Obligor	Federal Tax Identification Number

Exhibit H

(See Section 1.3 of Security Agreement)

Commercial Tort Claims

EXHIBIT I

(See Section 3.8 of Security Agreement)

List of all Chattel Paper

Type of Chattel Paper	Names of Obligor	Amounts Owing	Due date

ANNEX I

to

PLEDGE AND

SECURITY AGREEMENT

Reference is hereby made to the Second Amended and Restated Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of December 22, 2009, made by each of Churchill Downs Incorporated, a Kentucky corporation (the “Borrower”) and the other Subsidiaries of the Borrower listed on the signature pages thereto (together with the Borrower and any additional Subsidiaries, including the undersigned, which become parties thereto by executing a Supplement in substantially the form hereof, the “Obligors”), in favor of the Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement. By its execution below, the undersigned, [NAME OF NEW OBLIGOR], a [                    ] [corporation/limited liability company/limited partnership] (the “New Obligor”) agrees to become, and does hereby become, an Obligor under the Agreement and agrees to be bound by the Agreement as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in the Agreement are true and correct in all respects as of the date hereof. New Obligor represents and warrants that the supplements to the Exhibits to the Agreement attached hereto are true and correct in all respects and such supplements set forth all information required to be scheduled under the Agreement. New Obligor shall take all steps necessary and required under the Agreement to perfect, in favor of the Collateral Agent, a first-priority security interest in and lien against New Obligor’s Collateral.

IN WITNESS WHEREOF, the New Obligor has executed and delivered this Annex I counterpart to the Agreement as of this                          day of                     , 20        .

[NAME OF NEW OBLIGOR]

By:
Title:

EXHIBIT L

FORM OF LENDER JOINDER

This LENDER JOINDER (this “Joinder”) is dated as of the Commitment Increase Effective Date provided below, and is among [Insert Name of New Commitment Provider] (the “New Commitment Provider”), CHURCHILL DOWNS INCORPORATED (“Borrower”), the GUARANTORS party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., in its capacity as contractual representative as Agent for itself and the Lenders under the Credit Agreement referenced below (the “Agent”).

1. Preliminary Matters.

1.1 The Borrower, the Guarantors party thereto, the Lenders party thereto, and the Agent, entered into an Second Amended and Restated Credit Agreement dated as of December 22, 2009, (as amended, modified, renewed, restated or extended from time to time, the “Credit Agreement”), and certain Loan Documents (as defined in the Credit Agreement). Capitalized terms used in this Joinder and not otherwise defined shall have the meanings given them in the Credit Agreement.

1.2 The Borrower has requested that the Aggregate Commitment be increased in accordance with the terms and conditions of the Credit Agreement, including without limitation Section 2.22 of the Credit Agreement.

1.3 The New Commitment Provider, the Borrower, the Guarantors and the Agent desire to supplement the Credit Agreement and the other Loan Documents pursuant to this Joinder as set forth herein. The other Lenders are deemed in Section 2.22.5(i) of the Credit Agreement to have consented and agreed as set forth herein.

1.4 This Joinder is effective as of, and the “Commitment Increase Effective Date” for purposes of Section 2.22 of the Credit Agreement is,                         , 20__.

1.5 On the Commitment Increase Effective Date, the Aggregate Commitment will increase from $             to $            .

2. The Increase in the Commitment.

2.1 Set forth below is the Commitment provided by the New Commitment Provider if it is a New Lender:

Name of New Lender	Amount of Commitment	Percentage of Aggregate Commitment

2.2 Set forth below is the increase in the New Commitment Provider’s existing Commitment if the New Commitment Provider is an Existing Lender, and its resulting new Commitment and new percentage:

New Commitment Provider who is an Existing Lender	Increase in Commitment	Resulting New Commitment Amount	Resulting New Percentage of Aggregate Commitment

2.3 The New Commitment Provider hereby purchases from the other Lenders such New Commitment Provider’s Pro Rata Share in any Floating Rate Loans outstanding on the Commitment Increase Effective Date, such purchase to be and become effective on and as of the Commitment Increase Effective Date. The New Commitment Provider shall purchase from the other Lenders such New Commitment Provider’s Pro Rata Share in each outstanding Eurodollar Loan on the date, if any, after the Commitment Increase Effective Date on which the Borrower either renews its Eurodollar Loan election with respect to the Eurodollar Loan in question or converts such Eurodollar Loan to a Floating Rate Loan (provided that each New Commitment Provider shall not purchase an interest in such Loans from the Lenders on the Commitment Increase Effective Date unless the Commitment Increase Effective Date happens to be a renewal or conversion date as applicable). Each New Commitment Provider shall participate in all Facility L/Cs outstanding on the Commitment Increase Effective Date according to its Pro Rata Share and in accordance with the terms of the Credit Agreement.

3. Representations, Warranties, and Certain Covenants.

3.1 The New Commitment Provider represents and warrants that (a) it has full power and authority, and has taken all necessary action, to execute and deliver this Joinder and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) confirms that none of the funds, moneys, assets or other consideration being used in connection with its obligations hereunder are “plan assets” as defined under ERISA and that all its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, and (c) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder and to undertake its obligations as a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender.

3.2 The New Commitment Provider agrees that (a) from and after the Commitment Increase Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have all other rights and obligations of a Lender thereunder, to the same extent and with the same effect as the Existing Lenders, (b) all references in the Loan Documents to “Lender” or “Lenders” include the New Commitment Provider, (c) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (d) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

4. No Default. The Loan Parties represent and warrant that as of the date hereof: (a) no Default or Unmatured Default has occurred and is continuing, (b) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as of the Commitment Increase Effective Date except to the extent any such representation is stated to relate solely to an earlier date, in which case such representation was true and correct on and as of such earlier date, and (c) the Borrower has complied with Section 2.22 of the Credit Agreement in all respects and the increase in the Aggregate Commitments provided in this Joinder on and as of the Commitment Increase Effective Date is in accordance with all of the terms of the Credit Agreement.

5. General.

5.1 Except as expressly modified herein, the Loan Documents, as amended, are and remain in full force and effect.

5.2 Nothing contained herein will be construed as waiving any Default or Unmatured Default under the Loan Documents or will affect or impair any right, power or remedy of Agent under or with respect to the Loan Documents, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to any of the Loans.

5.3 All representations and warranties made by the New Commitment Provider herein will survive the execution and delivery of this Joinder.

5.4 This Joinder is binding upon and inures to the benefit of Borrower, the Guarantors, the New Commitment Provider, the Agent, and the Lenders and their respective successors and assigns.

5.5 The New Commitment Provider will pay Agent’s reasonable attorneys fees in connection with this Joinder.

5.6 This Joinder will in all respects be governed and construed in accordance with the laws of the Commonwealth of Kentucky.

Executed as of the Commitment Increase Effective Date.

NEW COMMITMENT PROVIDER:

By
Print Name:
Title:
Address:

	Telephone:	( )
	Fax:	( )

AGENT:

JPMORGAN CHASE BANK, N.A., as Agent

By:
Name:
Title:

BORROWER:

CHURCHILL DOWNS INCORPORATED

By
Name:
Title:

GUARANTORS:

[GUARANTORS TO COME]

By
Name:
Title:

EXHIBIT M

FORM OF

ACQUISITION COMPLIANCE CERTIFICATE

                                         , 20

JPMorgan Chase Bank, N.A., as Agent

416 W. Jefferson Street

Louisville, Kentucky 40202

Attn:

Ladies and Gentlemen:

This Acquisition Compliance Certificate (this “Certificate”) is furnished pursuant to that certain Second Amended and Restated Credit Agreement dated as of December 22, 2009 (as amended, modified, renewed, restated or extended from time to time, the “Credit Agreement”) among Churchill Downs Incorporated (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as contractual representative as Agent for itself and the Lenders as provided therein. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings given them in the Credit Agreement.

I,                                         , [President/Chief Executive Officer/Chief Financial Officer/Treasurer select one] of the Borrower, hereby submit this Certificate in connection with the proposed Acquisition that was the subject of a Notice of Acquisition issued to Agent dated                     , 20_, (the “Subject Acquisition”) and hereby certify on behalf of the Loan Parties as of the [month/year most recently ended, i.e.,                     , 20        ] (the “Report Date”), the following, after giving effect to the Subject Acquisition:

1.	Interest Coverage Ratio (Section 6.24.1)

The ratio of (A) Consolidated Adjusted EBITDA to (B) Consolidated Interest Expense, for the four fiscal quarters ending as of the Report Date is                          to 1.00 which is not less than 3.50 to 1.00. Such ratio is computed as follows:

(A) Consolidated Adjusted EBITDA for the four fiscal quarters ending as of the Report Date.	$	_______________

(B) Consolidated Interest Expense for four fiscal quarters ending as of the Report Date.	$	_______________

(C) Ratio of Item (A) to Item (B) equals Interest Coverage Ratio on the Report Date.		to 1.00

2.	Leverage Ratio (Section 6.24.2)

The ratio of (A) Consolidated Funded Indebtedness on the Report Date to (B) Consolidated Adjusted EBITDA for the four fiscal quarters ending on the Report Date is                  to 1.00, calculated as set forth below in this Part 2, which is not greater than [3.25 to 1.00]8. Such ratio is computed as follows:

(A) Consolidated Funded Indebtedness as of the Report Date.	$	_______________

[8]	Adjust per Section 6.24.2 of the Agreement if Material Greenfield Project has commenced.

(B) Consolidated Adjusted EBITDA for the four fiscal quarters ending as of the Report Date.	$	_______________

(C) Ratio of amount on Line (A) to amount on Line (B) equals Leverage Ratio.		_______ to 1.00

3.	Minimum Net Worth (Section 6.24.3).

As of the Report Date, (A) the Consolidated Net Worth is $                    , which is not less than (B) the base net worth (“Base Net Worth”) which is $            . Such amounts are computed as follows:

Base Net Worth as of Report Date:

(i) Minimum net worth.		$350,000,000

(ii) 50% of Consolidated Net Income of the Borrower earned in each fiscal year beginning with the Borrower’s fiscal year ending December 31, 2009.	$	_______________

(iii)  100% of the proceeds from any public and/or private offering and/or sale of any common and/or preferred stock and/or other equity security, and/or any note, debenture or other security convertible, in whole or in part, to common and/or preferred stock and/or other equity security, net of reasonable expenses, commissions and fees associated with such sale, from and after the date of the Agreement[9].

	$	_______________

(iv) Sum of item (i) plus item (ii) plus item (iii) equals the Base Net Worth as of the Report Date.	$	_______________

4. Indebtedness (Section 6.10).

(A) Total amount of Indebtedness secured by purchase money security interests (may not exceed $5,000,000).	$	_______________

(B) Capitalized Lease Obligations (may not exceed $10,000,000).	$	_______________

(C) Indebtedness to sellers in connection with Permitted Acquisitions subordinated as required in Section 6.10(vi) (in an aggregate amount may not exceed $10,000,000).	$	_______________

(D) Indebtedness under the Master Plan Bond Transaction (may not exceed $153,000,000).	$	_______________

5. Sale of Assets (Section 6.12)

(A)   Leases, sales or other dispositions of Property, including Property previously leased, sold or disposed of during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs (may not exceed a Twelve Month Substantial Portion).

	$	_______________

[9]

Provided, that, to the extent that the Borrower makes cash repurchases of its Equity Interests in any fiscal year of the Borrower, up to $25,000,000 of such amount expended by the Borrower shall be deducted from the Consolidated Net Worth that would otherwise be required to be maintained pursuant to the terms of Section 6.24.3 of the Agreement.

(B) Leases, sales or other dispositions of Property, including Property previously leased, sold or disposed of from and after the Closing Date (may not exceed a Term Substantial Portion).	$	_______________

6. Investments and Acquisitions (Section 6.13)

(A) Investments in Excluded Entities subject to Section 6.13(ii)(c).		$_______________

(B) Acquisitions of Loan Parties not engaged in a Current Field of Enterprise subject to Section 6.13(iii)(d)(4).		$_______________

(C) Acquisition of Excluded Entities subject to Section 6.13(iii)(e).		$_______________

(D) Acquisitions subject to Section 6.13(iii)(f)(3).		$_______________

(E) Total of amounts in Part 7(A), (B), (C), and (D) (as aggregated may not exceed 25% of Consolidated Net Worth).		$_______________

7. Rentals (Section 6.18)

Obligations for Consolidated Rentals in the aggregate for current fiscal year (may not exceed $15,000,000 in any one fiscal year).	$	_______________

8. Off-Balance Sheet Liabilities (Section 6.23)

Off-Balance Sheet Liabilities (may not, when aggregated as provided in Section 6.15, exceed $50,000,000).	$	_______________

9. Contingent Obligations (Section 6.34)

Contingent Obligations (prohibited except as provided in Section 6.34, including guaranties of the obligations of Loan Parties not to exceed $10,000,000 in the aggregate).	$	_______________

10. Restricted Payments (Section 6.37)

Restricted Payments (prohibited except as provided in Section 6.37, including the repurchase by the Borrower of its capital stock (not to exceed $75,000,000 during the term of the Agreement) and additional Restricted Payments (not to exceed $20,000,000 in the aggregate during any fiscal year of the Borrower).

	$	_______________

11.	The total consideration to be paid in connection with the Subject Acquisition (whether for interest(s) in a Person or for Property from a Person, or both) is $ . If the Person to be acquired in the Subject Acquisition, or the Loan Party acquiring Property from a Person in the Subject Acquisition, is not engaged in a Current Field of Enterprise, the aggregate consideration paid for the Acquisition of and Investment in the Person to be acquired, together with all other Acquisitions permitted under Section 6.13 of the Credit Agreement, when aggregated with all of the Investments under clause (ii)(c) of Section 6.13 and Acquisitions under clauses (iii)(d)(4), (iii)(e) and (iii)(f)(3) of Section 6.13 is $ , which shall not exceed 25% of Consolidated Net Worth at the time of the Subject Acquisition of such Person.

12.	If the Person to be acquired in the Subject Acquisition is to be an Excluded Entity, then:

(A)	Evidence of the approval of the board of directors or other equivalent governing body of the Person to be acquired in the Subject Acquisition is attached to this Certificate; and

(B)	Copies of any agreements entered into or proposed to be entered into by the applicable Loan Parties in connection with the Subject Acquisition, together with such other information about the Person to be acquired in the Subject Acquisition and/or its Property as the Agent has reasonably required is attached to this Certificate.

13.	The Borrower is in compliance with, and since the most recent Report Date under the Compliance Certificate most recently delivered to the Agent by the Borrower has at all times complied with, the provisions of the Credit Agreement, including, without limitation, the provisions of Sections 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.18, 6.19, 6.23, 6.24, 6.25, 6.26, 6.30, 6.32, 6.33, 6.34 and 6.37 after giving effect to the Subject Acquisition.

14.	There has been no change in any of the locations where any Collateral is kept or any other change in the information set forth on Schedule A to the Security Agreement. [List any exceptions.]

15.	No event which constitutes a Default or an Unmatured Default, has occurred, will occur after giving effect to the Subject Acquisition, or is continuing.

16.	If the Person proposed to be acquired will be or become a Loan Party, attached hereto or delivered herewith are a properly executed Guarantor Joinder and appropriate Collateral Documents signed by the appropriate Loan Parties, provided that if and to the extent the Acquisition involves Restricted Assets, the Loan Parties will comply in all respects with Section 6.13(iii)(d)(3) of the Credit Agreement; the applicable horse racing and/or gaming regulators are:

and those Restricted Assets are described as follows:

17.	This Certificate is being delivered together with the referenced Guarantor Joinder and appropriate Collateral Documents at least 5 Business Days prior to the closing of the Subject Acquisition, as required by Section 6.13(iii)(g) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the Report Date but actually on the date set forth below.

CHURCHILL DOWNS INCORPORATED

By
Name:
Title:	[President/Chief Executive Officer/Chief Financial Officer/Treasurer]
Date:	, 20__

EXHIBIT N

FORM OF

GUARANTOR JOINDER

This GUARANTOR JOINDER (this “Joinder”) is dated as of the Effective Date provided below, and is among [Insert Name of New Guarantor] (the “New Guarantor”), CHURCHILL DOWNS INCORPORATED (the “Borrower”), the GUARANTORS party hereto, and JPMORGAN CHASE BANK, N.A., in its capacity as contractual representative as Agent for and on behalf of itself and the Lenders under the Credit Agreement referenced below (the “Agent”), who hereby agree as follows:

1.	Preliminary Matters.

1.1 The Borrower, the Guarantors party thereto, the Lenders party thereto, and the Agent entered into an Second Amended and Restated Credit Agreement dated as of December 22, 2009, (as amended, modified, renewed, restated or extended from time to time, the “Credit Agreement”), and certain Loan Documents (as defined in the Credit Agreement). Capitalized terms used in this Joinder and not otherwise defined shall have the meanings given them in the Credit Agreement.

1.2 The New Guarantor, the Borrower, the Guarantors, and the Agent, on behalf of itself and the Lenders, desire to amend the Credit Agreement and all other documents executed in connection therewith (collectively, the “Loan Documents”) pursuant to this Joinder as set forth herein.

2.	Joinder. Effective as of , 20 (the “Effective Date”):

2.1 All references in the Loan Documents to “Guarantor” or “Guarantors” on and as of the Effective Date and thereafter include the New Guarantor.

2.2 All references in all of the Loan Documents to “Loan Party” or “Loan Parties” on and as of the Effective Date and thereafter include the New Guarantor.

2.3 The definition of “Guarantors” as set forth in Section 1.1 of the Guaranty given by the Guarantors is hereby amended and restated to include the New Guarantor. All references in the Guaranty to “Guarantors” shall be deemed on and as of the Effective Date and thereafter to reference the New Guarantor as a Guarantor, both in its singular and collective form.

2.4 The definitions of “Guarantors” and “Obligor(s)” as set forth in 1.3 of the Pledge and Security Agreement is hereby amended and restated to include the New Guarantor. All references in the Security Agreement to “Guarantors” and “Obligor(s)” shall be deemed on and as of the Effective Date and thereafter to reference the New Guarantor as a Guarantor and Obligor(s), both in their singular and collective form.

2.5 [Include if appropriate: The New Guarantor is executing and delivering the Mortgage(s) and other Collateral Documents listed on Schedule 2.5 to this Joinder.]

3.	Representations and Warranties. To induce Agent, on behalf of the Lenders, to enter into this Joinder, the New Guarantor and the other Loan Parties represent and warrant as follows:

3.1 The New Guarantor has the full power and authority, and has taken all necessary action, to execute and deliver this Joinder and to consummate the transactions contemplated hereby and to become a Guarantor and/or Obligor under the Credit Agreement, the Guaranty, the Pledge and Security Agreement [include if applicable the Mortgages] and the other Loan Documents to which it is or is becoming a party.

3.2 The representations and warranties contained in Article V of the Credit Agreement and all other representations and warranties made in any other Loan Document are true and correct in all material respects except to the extent such representation is stated to relate solely to an earlier date, in which case such representation was true and correct on and as of such earlier date.

3.3 No Default or Unmatured Default has occurred and is continuing.

3.4 The New Guarantor has received a copy of the Credit Agreement and other Loan Documents, together with such other documents and information as it has (i) deemed appropriate to decide that it is in its interest and to its financial benefit to guarantee the obligations of the Borrower under the Credit Agreement, any Notes, any Rate Management Transaction documents, and the other Loan Documents (as well as any Banking Services Obligations) and (ii) enter into this Joinder and undertake its obligations as a Guarantor on the basis of which it has made such analysis and decision independently and without reliance on the Agent, any other Lender or any other Guarantor.

4.	Covenants.

4.1 From and after the Effective Date, the New Guarantor agrees: (a) to be bound by the provisions of the Credit Agreement and the Guaranty as a Guarantor thereunder and shall have all other rights and obligations of a Guarantor thereunder, to the same extent and with the same effect as the Existing Guarantors, (b) that all references in the Loan Documents to “Guarantor,” “Guarantors,” “Loan Party” and/or “Loan Parties” include the New Guarantor, (c) that it will perform in accordance with their terms all of the obligations, covenants and conditions of the Guarantors under the Loan Documents to which any of the Guarantors is a Loan Party, and (d) that it will perform in accordance with their terms all of the obligations, covenants and conditions of the Obligors under the Security Agreement to the same extent and with the same effect as the existing Obligors.

4.2 The New Guarantor agrees that the Collateral Agent may file one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to Collateral Agent and the New Guarantor will pay the cost of filing financing, continuation and termination statements in all public offices where filing is deemed necessary or desirable by Agent. The New Guarantor will execute and deliver to Collateral Agent from time to time such supplemental assignments or other instruments as Collateral Agent may require for the purpose of confirming Collateral Agent’s and the Lenders’ interest in any Collateral in which the Guarantor has an interest. The New Guarantor hereby authorizes Collateral Agent to execute and file on behalf of such New Guarantor all financing statements and documents deemed necessary or appropriate to perfect the Collateral Agent’s security interest in the Collateral.

4.3 The New Guarantor shall, from time to time, at its expense, (i) take such steps as may be necessary and/or appropriate to faithfully preserve and protect the Lien in favor of the Collateral Agent, for the benefit of the Lenders, on and security interest in the Collateral more fully described in the Collateral Documents as a continuing first priority perfected Lien, subject only to Permitted Liens, (ii) shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral, and (iii) as Property is acquired and as required by the other provisions of this Agreement and the Credit Agreement, enter into additional documents from time to time in the form of the Collateral Documents (except as to the applicable Loan Party and the Property subject thereto) and take such other steps to grant and perfect first priority Liens, subject only to Permitted Liens, on those assets to the Collateral Agent, for the benefit of the Lenders.

5.	General.

5.1 Except as expressly modified herein, the Loan Documents, as previously amended and as amended and/or affected by this Joinder, are and remain in full force and effect.

5.2 Nothing contained herein will be construed as waiving any Default or Unmatured Default under the Loan Documents or will affect or impair any right, power or remedy of Agent under or with respect to the Loan Documents, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to any of the Loans.

5.3 All representations and warranties made by the Borrower, the Guarantors and the New Guarantor herein will survive the execution and delivery of this Joinder.

5.4 This Joinder will be binding upon and inure to the benefit of the Borrower, the Guarantors, the New Guarantor, the Agent, the Collateral Agent and the Lenders and their respective successors and assigns.

5.5 New Guarantor will pay the Agent’s reasonable attorneys fees in connection with this Joinder.

5.6 This Joinder will in all respects be governed and construed in accordance with the laws of the Commonwealth of Kentucky.

5.7 A copy of this Joinder may be attached to any Notes as an allonge.

[THE BALANCE OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

Executed as of the Effective Date.

AGENT:

JPMORGAN CHASE BANK, N.A., as Agent

By:
Name:
Title:

NEW GUARANTOR:

By:
Print Name:
Title:

BORROWER:

CHURCHILL DOWNS INCORPORATED

By
Name:
Title:

GUARANTORS:

[GUARANTORS TO COME]

By
Name:
Title:

EXHIBIT O

FORM OF

INVESTMENT COMPLIANCE CERTIFICATE

                                         , 20

JPMorgan Chase Bank, N.A., as Agent

416 W. Jefferson Street

Louisville, Kentucky 40202

Attn:

Ladies and Gentlemen:

This Investment Compliance Certificate (this “Certificate”) is furnished pursuant to that certain Second Amended and Restated Credit Agreement dated as of December 22, 2009 (as amended, modified, renewed, restated or extended from time to time, the “Credit Agreement”) among Churchill Downs Incorporated (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as contractual representative as Agent for itself and the Lenders as provided therein. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings given them in the Credit Agreement.

I,                                         , [President/Chief Executive Officer/Chief Financial Officer/Treasurer select one] of the Borrower, hereby submit this Certificate in connection with the proposed Investment pursuant to and in compliance with Section 6.13(ii)(c) of the Credit Agreement (the “Subject Investment”) and hereby certify on behalf of the Loan Parties as of the [month/year most recently ended, i.e.,                     , 20        ] (the “Report Date”), the following:

1. The total consideration to be paid and/or invested in connection with the Subject Investment is $                                . Such Subject Investment amount, together with all other Investments and Acquisitions permitted under Section 6.13 of the Credit Agreement, when aggregated with all other Investments under clause (ii)(c) of Section 6.13 and Acquisitions under clauses (iii)(d)(4), (iii)(e) and (iii)(f)(3) of Section 6.13 is $                , which shall not exceed 25% of Consolidated Net Worth at the time of the Subject Investment.

2. The Borrower is in compliance with, and since the most recent Report Date under the Compliance Certificate most recently delivered to the Agent by the Borrower has at all times complied with, the provisions of the Credit Agreement, including, without limitation, the provisions of Sections 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.18, 6.19, 6.23, 6.24, 6.25, 6.26, 6.30, 6.32, 6.33, 6.34 and 6.37.

3. There has been no change in any of the locations where any Collateral is kept or any other change in the information set forth on Schedule A to the Security Agreement. [List any exceptions.]

4. No event has occurred and is continuing which constitutes a Default or an Unmatured Default has occurred, will occur after giving effect to the Subject Investment, or is continuing.

5. This Certificate is being at least 5 Business Days prior to the closing or other making of the Subject Investment, as required by Section 6.13(ii)(c) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the Report Date but actually on the date set forth below.

CHURCHILL DOWNS INCORPORATED

By
Name:
Title:	[President/Chief Executive Officer/Chief Financial Officer/Treasurer]
Date:	, 20__

EXHIBIT P

FORM OF

CERTIFICATE OF CHIEF FINANCIAL OFFICER

JPMorgan Chase Bank, N.A., Agent

416 West Jefferson

Louisville, Kentucky 40202

Ladies and Gentlemen:

I refer to the Second Amended and Restated Credit Agreement dated as of December 22, 2009 (as amended, modified, renewed, restated or extended from time to time, the “Credit Agreement”) among Churchill Downs Incorporated (the “Borrower”), the Lenders party thereto, the Guarantors party thereto and JPMorgan Chase Bank, N.A., as contractual representative as Agent for itself and the Lenders as provided in the Credit Agreement (“Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

In connection with the initial Credit Extension, and pursuant to Sections 4.1(i)(d) and 4.1(i)(w) of the Credit Agreement, the undersigned, as Chief Financial Officer of Borrower, does hereby certify to Agent that, as of the initial Credit Extension Date:

(i)	no Default or Unmatured Default has occurred and is continuing;

(ii)	the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct on and as of such earlier date; and

(iii)	no Material Adverse Effect has occurred since December 31, 2008 or is occurring, and all of the representations and warranties made by or on behalf of any of the Loan Parties relating to the Credit Agreement and/or any of the other Loan Documents remain true, correct and complete.

Sincerely,

CHURCHILL DOWNS INCORPORATED

By:
Name:
Title:	Chief Financial Officer

EXHIBIT Q

FORM OF REIMBURSEMENT AGREEMENT

Attached

Reimbursement Agreement for Standby Letter(s) of Credit	PNC BANK

THIS REIMBURSEMENT AGREEMENT FOR STANDBY LETTER(S) OF CREDIT (this “Agreement”) is made as of this 28th day of February, 2000, by Churchill Downs Incorporated (the “Applicant”), with an address at 700 Central Avenue, Louisville, KY 40208 in favor of PNC BANK, NATIONAL ASSOCIATION (the (“Bank”), with an address at 237 Fifth Avenue, Third Floor Annex, Pittsburgh, PA 15222. From time to time by submitting an application on a form approved by the Bank (an “Application”), the Applicant may request the Bank to issue one or more letters of credit (each, a “Credit”). The Bank may issue any such Credit, but the Bank shall have no obligation to do so unless otherwise agreed in writing. The Applicant agrees that the following terms and conditions shall apply in the event the Bank issues any Credit:

1. Definitions and Interpretation. (a) In addition to terms defined elsewhere in this Agreement: “Base Rate” means a fluctuating rate per annum equal to the greater of (i) the interest rate per annum announced from time to time by the Bank as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Bank; or (ii) the rate applicable to overnight federal funds transactions, as reasonably determined by the Bank, plus .50%; “Business Day” means any day other than a Saturday, Sunday or other day on which banks in Pittsburgh, Pennsylvania, or any other city of which the Bank may give the Applicant notice from time to time, are authorized or required by law to close; “Dollar Equivalent” means, with respect to an amount in any currency other than U.S. dollars, as of any date, the amount of U.S. dollars into which such amount in such amount in such currency may be converted at the spot rate at which U.S. dollars are offered by the Bank in Pittsburgh for such currency at approximately 11:00 a.m., Prevailing Time, on such date, plus all actual costs of settlement, including amounts incurred by the Bank to comply with currency exchange requirements of any Governmental Authority; “Governmental Authority” means any de facto or de jure domestic or foreign government court, tribunal, agency, or other purported authority; “Prevailing Time” means the prevailing time in Pittsburgh, Pennsylvania (or any other city of which the Bank may have given the Applicant notice) on the date in question; “Taxes” means all taxes, fees, duties, levies, imposts, deductions, charges or withholdings of any kind (other than taxes on the Bank’s net income); and “UCP” means the Uniform Customs and Practice for Documentary Credits (1993 Revision), Incorporational Chamber of Commerce Publication No. 500, and any subsequent official revision thereof.

(b) If this Agreement is signed by two or more persons, each shall be deemed to make to the Bank all the representations, warranties and covenants contained herein, and each shall be jointly and severally liable hereunder. Any reference herein to this Agreement, an Application, a Credit, or any other Instrument, agreement or document related hereto or thereto shall be deemed to refer to all amendments, modifications, extensions and renewals hereof and thereof. Except to the extent the context clearly otherwise requires, terms not defined herein shall have the respective meanings ascribed to them by the UCP or, if not defined herein, then by relevant provisions of the Uniform Commercial Code (the “UCC”) of Pennsylvania or such other jurisdiction of which the Bank may give the Applicant notice, with the definitions of Article 5 of the UCC controlling over any conflicting definitions in other UCC Articles. Determinations made by the Bank pursuant to the terms hereof shall be conclusive absent manifest error.

2. Payments. (a) The Applicant will pay to the Bank the amount to be paid by the Bank with respect to each draft or other payment demand made under a Credit no later than 10 a.m., Prevailing Time, on the date such payment is to be made by the Bank, or such earlier time as the Bank may reasonably require. If a Credit calls for the delivery by the Bank of an Item other than money, the Applicant shall deliver or cause to be delivered such Item to the Bank, at such time, in advance of the time the Bank is to deliver such Item, as the Bank may reasonably require.

(b) The Applicant will pay to the Bank upon receipt of the Bank’s Invoice therefor (i) interest on all amounts payable to the Bank hereunder from the date due to the date of payment, at the Base Rate plus         % (or, if the preceding blank is not completed, the Base Rate plus 4%; or, if this Agreement is delivered in connection with a separate credit agreement, loan agreement, promissory note or other agreement governing the payment of interest by the Applicant to the Bank, then at the rate of interest applicable following the occurrence of an event of default thereunder); provided that in the event shall the Applicant pay hereunder Interest in excess of the minimum rate permitted by applicable law; (ii) the Bank’s fees, as separately agreed to by the Applicant and the Bank, as well as the customary commissions and other charges regularly charged by the Bank for letters of credit; and (iii) all charges and expenses paid or incurred by the Bank or any of its correspondents in connection with this Agreement or any Credit, including all reasonable legal fees and expenses. All periodic interest, fees and commissions shall be calculated on the basis of the actual days elapsed in a 360 day year, and Interest shall continue to accrue at the applicable rate set forth herein notwithstanding one or more defaults or the entry of any judgment.

(c) All amounts payable hereunder by the Applicant shall be paid to the Bank at its address set forth above or at such other place as the Bank may give notice from time to time, in immediately available funds in the currency specified by the Bank, without set off, defense, recoupment, deduction, cross-claim or counterclaim of any kind; and the free and clear of, and without deduction for, any present or future Taxes. If the Bank or the Applicant pays any Taxes, whether or not correctly or legally assessed, the amounts payable hereunder shall be increased so that, after the payment of such Taxes, the Bank shall have received an amount equal to the sum the Bank would have received had no such Taxes been paid. If any amount payable hereunder is determined in a currency other than U.S. dollars, the Applicant shall make payment in such currency or, at the Bank’s option, shall pay the Dollar Equivalent thereof. To effect any payment due hereunder, the Bank may debit any amount that the Applicant may have with the Bank or any of its affiliates.

3. Nature of Obligations (a) The Applicant’s obligations to the Bank under this Agreement are absolute, unconditional and irrevocable, and shall be paid and performed in accordance with the terms hereof irrespective of any act, omission, event or condition, including, without limitation (i) the form of any lack of power or authority of any signer of, or the lack of validity, sufficiency, accuracy, enforceability or genuineness of (or any defect in or forgery of any signature or endorsement on) any draft, demand, document, certificate or instrument presented in connection with any Credit, or any fraud or alleged fraud in connection with any Credit or any obligation underlying any Credit, in each case, even if the Bank or any of its correspondents have been notified thereof (ii) any claim or breach of warranty that might be made by the Applicant or the Bank against any beneficiary of a Credit, or the existence of any claims, set off, recoupment, counterclaim, cross-claim, defense, or other right that the Applicant may at any time have against any beneficiary, any successor beneficiary, any transferee or assignee of the proceeds of a Credit, the Bank or any correspondence or agent of the Bank, or any other person, however arising; (iii) any acts or omissions by, or the solvency of, any beneficiary of any Credit, or any other person having a role in any transaction or obligation relating to a Credit; (iv) any failure by the Bank to issue any Credit in the form requested by the Applicant, unless the Bank receives written notice from the Applicant of such failure within one Business Day after the Applicant shall have received (by facsimile transmission or otherwise) a copy of such Credit and such error is material; and (v) any action or omission (including failure or compulsion to honor a presentation under any Credit) by the Bank or any of its correspondence in connection with a Credit, draft or other demand for payment, document, or any property relating to a Credit, and resulting from any censorship, law, regulation, order, control, restriction, or the like, rightfully or wrongly exercised by any Governmental Authority, or from any other cause beyond the reasonable control of the Bank or any of its correspondents, or for any loss or damage to the Applicant or to anyone else, or to any property of the Applicant or anyone else, resulting from any such action or omission.

(b) The Bank is authorized to honor any presentation under a Credit without regard to, and without any duty on the Bank’s part to inquire into, any transaction or obligation underlying such credit, or any disputes or controversies between the Applicant and any beneficiary of a Credit, or any other person, notwithstanding that the Bank may have assisted the Applicant in the preparation of the wording of any Credit or documents required to be presented thereunder or that the Bank may be aware of any underlying transactions or obligation or be familiar with any of the parties thereto.

(c) The Applicant agrees that any action or omission by the Bank or any of its correspondents in connection with any Credit or presentation thereunder shall be binding on the Applicant and shall not result in any liability to the Bank or any of its correspondents in the absence of the gross negligence or willful misconduct of the Bank. Without limiting the generality of the foregoing, the Bank and each of its correspondents (i) may rely on any oral or other communication believed in good faith by the Bank or such correspondent to have been authorized or given by or on behalf of the Applicant; (ii) may honor any presentation of the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Credit; (iii) shall not be liable to the Applicant for any consequential, punitive or special damages, or for any damages resulting from any change in the value of any property relating to a Credit; (iv) may honor a previously dishonored presentation under a Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Bank; (v) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicated that a draft or other document is being separately delivered), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant credit; and (vi) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located.

(d) If the Applicant or any other person seeks to delay or enjoin the honorer by the Bank of a presentation under a Credit, the Bank shall have no obligation to delay or refuse to honor the presentation until validly so ordered by a court of competent jurisdiction.

4. Set Off. The Applicant grants the Bank a right of set off against, to the fullest extent permitted under applicable law, all of the Applicant’s (a) property relating to any Credit; (b) property relating to any transaction or obligation underlying a Credit; and (c) property in the possession of, on deposit with, or in transit to, the Bank, now or hereafter, regardless of how obtained or held (whether in a general or special account or deposit jointly or with someone else, in safekeeping, or otherwise). The Bank’s right of set off may be exercised without demand on or notice to the Applicant. The Bank shall be deemed to have exercised its right of set off immediately upon the occurrence of an Event of Default, although the Bank may enter such set off on the books and records at a later date. The Applicant waives mutuality and maturity of debt in connection with such right of set off. The Applicant agrees from time to time to deliver to the Bank, on demand, such security or additional security as the Bank may require to further secure the Applicant’s obligations hereunder.

5. Representations, Warranties, Covenants. The Applicant represents, warrants, and covenants that (a) if not a mutual person, the Applicant is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and duly qualified to do business in those jurisdictions in which its ownership of property or the nature of its business activities makes such qualification necessary; (b) the Applicant has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all such action has been duly authorized by all necessary proceedings on the Applicant’s part, and neither now nor hereinafter shall contravene or result in a breach of any organizational document of the Applicant, any agreement, document, or instrument binding on the Applicant or his property, or any law, treaty, regulation, or order of any Governmental Authority, or require any notice, filing, or other action to or by any Governmental Authority; (c) all financial statements and other information received from the Applicant by the Bank prior to the date hereof fairly and accurately present in financial condition in accordance with generally accepted accounting principles, and there shall occur no material adverse change in the Applicant’s financial condition or business operations since the date hereof; (d) from time to time, the Applicant shall execute and deliver such further instruments and agreements and make and permit such further actions as may be reasonably necessary to carry out the provisions and purposes of this Agreement, and the Applicant shall provide such evidence of compliance with the terms hereof and such financial statements and other information concerning the Applicant’s financial condition and/or business operations as the Bank may reasonably request; and (e) the Applicant and each transaction and obligation underlying each Credit are and shall remain in compliance with all laws, treaties, rules, and regulations of any Governmental Authority, including, without limitation, foreign exchange control. United States foreign assets control, and currency reporting laws and regulations, now or thereafter applicable.

6. Events of Default. The occurrence of any of the following is an “Event of Default” hereunder: (a) the Applicant’s failure to pay when due any obligation to the Bank or any of its affiliates under this Agreement or otherwise; (b) the Applicant’s failure to perform or observe any other term or covenant of this Agreement, or any representation or warranty contained in this Agreement or in any document given now or hereafter by the Applicant in connection herewith is materially false, erroneous, or misleading; (c) the occurrence of any event of default or default and the lapse of any notice or care period under any other debt, liability or obligations of the Applicant to the Bank or any of it’s affiliates; (d) the failure to pay or perform any material obligations to any other person if such failure may cause any such obligation to be due or performable immediately; (e) any levy, garnishment, attachment, or similar proceeding is instituted against the Applicant’s property in possession of, on deposit with, or in transit to, the Bank; (f) the Applicant’s dissolution or termination, or the institution by or against the Applicant or any of its property or any proceeding relating to bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship, foreclosure, execution, attachment, garnishment, levy, assignment for the benefit or creditors, relief of debtors, or similar proceeding (and, in the case of any such proceeding instituted against the Applicant, such proceeding is not dismissed or stayed within 30 days of the commencement thereof); (g) the entry of a material fiscal judgment against the Applicant and the failure of the Applicant to discharge the judgment within 10 day of the final entry thereof; (h) any material adverse change to the business, assets, operations, financial condition or results of operations of the Applicant; (i) the death or legal incompetency of an individual Applicant or, if the Applicant is a partnership, the death or legal incompetency of any individual general partner; (j) the occurrence of any of the above events with respect to any person which has now or hereafter guaranteed or provided any collateral for any of the Applicant’s obligations hereunder; or (k) any guarantee, or any document, instrument or agreement purporting to provide the Bank security for the Applicant’s obligations hereunder shall be challenged, repudiated or unenforceable for any reason.

7. Remedies. Upon the occurrence of any Event of Default (a) the Bank may exercise from time to time any of the rights and remedies available to the Bank under this Agreement, under any other documents now or in the future evidencing or securing obligations of the Applicant to the Bank, or under applicable law, and all such remedies shall be cumulative and not exclusive; and (b) the Applicant shall promptly deliver to the Bank in immediately available funds, as collateral for any and all obligations of the Applicant to the Bank, an amount equal to 105% of the maximum aggregate amount then or at any time thereafter available to be drawn under all outstanding Credits, and the Applicant hereby pledges to the Bank and grants to the Bank a security interest in all such funds as security for such obligations, acknowledges that the Bank shall at all times have control of such funds and shall be authorized to give entitlement orders (and defined in the UCC) with respect to such funds, without further consent of the Applicant or any other person, and agrees promptly to do al further things that the Bank may deem necessary in order to grant and perfect the Bank’s security interests in such funds. The Applicant waives presentment, protest, dishonor, notice of dishonor, demand, notices of protest, notices of non-payment, and notices of acceptance of this Agreement, and any other notice of demand of any kind from the Bank.

8. Subrogations. The Bank, at its option, shall be subrogated to the Applicant’s rights against any person who may be liable to the Applicant on any transaction or obligation underling any Credit, to the rights of any holder in due course or person with similar status against the Applicant, and to the rights of any beneficiary or any successor or assignee of any beneficiary.

9. Indemnification. The Applicant shall indemnify and hold the Bank and its affiliates and agents, and each of their respective officers, directors, shareholders and employees (each, an “Indemnified Party”) harmless from and against any and all claims, liabilities, losses, damages, Taxes, penalties, interest, judgments, costs and expenses (including reasonable legal fees and costs, whether of Internal or external counsel to the Bank), which may be incurred by or awarded against any Indemnified Party, and which arise out of or in connection with (a) any Credit, this Agreement, or the preparation for a defense of any investigation, litigation, or proceeding arising out of or in connection herewith or therewith (and irrespective of who may be the prevailing party); (b) any payment or action taken in connection with any Credit, including, without limitation, any action or proceeding seeking to restrain any drawing under a Credit or to compel or restrain any payment or any other action under a Credit or this Agreement (and irrespective of who may be the prevailing party); (c) the enforcement of this Agreement or the collection or sale of any property or collateral; and (d) any act or omission of any Governmental Authority or other cause beyond the Bank’s reasonable control; except, in each case, to the extent such claim, liability, loss, damage, Tax, penalty, interest, judgment, cost or expense is found by a final judgment of a court of competent jurisdiction to have resulted from the Bank’s gross negligence or willful misconduct.

10. Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be in writing, will be effective upon receipt, and shall be delivered by registered mail, return receipt requested, by facsimile transmission with confirmation of delivery, or by a nationally recognized overnight courier service, to the intended recipient at this address set forth in this Agreement, or at such other address of which such party shall have given notice to the other in accordance herewith. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right the power or be considered to be a waiver of any such right or power. No modification, amendment or waiver of any provision of this Agreement, or consent to any departure therefrom, will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. If any provision of this Agreement is found to be invalid by a court, all the other provisions of the Agreement will remain in full force and effect. If this Agreement is executed by more than on applicant, each Applicant waives any and all defenses to payment and performance hereunder based upon principles of ownership, impairment of collateral, or otherwise and, without limiting the generality of the foregoing, each Applicant consents to: any change in the time, manner, or place of payment of or in any other term of all or any of the obligations of any other applicant hereunder or otherwise, and any exchange or release of any property or collateral, or the release of other amendment, extensions, renewal, waiver of, or consent to departure from, the terms hereof or of any guaranty or security agreement or any other agreement related hereto. This Agreement will be binding upon and inure to the benefit of the applicant and the Bank and their respective heirs, executors, administrators, successors and assigns: provided, however, that the Applicant may not assign this Agreement in whole or in part without the Bank’s prior written consent and the Bank may at any time assign this Agreement in whole or in part. The Applicant hereby authorizes the Bank, from time to time without notice to the Applicant, to record telephonic and other electronic communications of the Applicant and provide any information pertaining to the financial condition, business operations or creditworthiness of the applicant to or at the direction of any Governmental Authority, to any of the Bank’s correspondents, and the Bank’s affiliates, and to any of its or their directors, officers, employees, auditors and professional advisors, to any person which in the ordinary course of its business makes credit reference inquiries, to any person which may succeed to or participate in all or part of the Bank’s interest hereunder, and as may be necessary or advisable for the preservation of the Bank’s rights hereunder. This is a continuing Agreement and shall remain in full force and effect until no obligations of the Applicant and no Credit exist hereunder; provided, however, that termination of this Agreement shall not release the Applicant from any payment or performance that is subsequently rescinded or recouped, and the obligation to make any such payment or performance shall continue until paid or performed as if no such payment or performance ever occurred. Provisions concerning payment, indemnification, increased costs, Taxes, immunity, and jurisdiction shall survive the termination of this Agreement.

11. Financial Protection Applicant. If one or two or more Applicants is a financial institution (the “Financial Institution”), the Financial Institution shall be deemed to request the issuance of any Credit for its customer (the “Customer”) who has also executed this Agreement as an Applicant. In consideration of any such issuance, and as a direct and primary obligation, the Financial

Institution agrees to pay the Bank all amounts that become due and payable to the Bank under this Agreement, when and as due, in accordance with the terms hereof. The Financial Institution hereby assigns to the Bank all security interests now or at any time existing granted in favor of the Financial Institution as security for the Customer’s obligations to the Financial Institution arising out of this Agreement or any Credit, and agree to do all things necessary from time to time to effect such assignment.

12. Representative of Applicant. If this Agreement is executed by more than one Applicant and neither is a Financial Institution, the Applicant whose signature is first shown below shall have the exclusive right to deal with the Bank in connection with the matters addressed herein, notwithstanding conflicting instructions or requests from any other Applicant.

13. Waiver of Immunity. The Applicant acknowledges that this Agreement is entered into, and each Credit will be issued, for commercial purposes and, if the Applicant now or hereunder acquires any immunity (sovereign or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or any of its property, the Applicant hereby irrevocably waives such immunity.

14. Jurisdiction. The Applicant hereby irrevocably consents to the non-exclusive jurisdiction of any state or federal court in the judicial district or the state in which the Bank’s office set forth above is located, provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment, or exercising any right against the Applicant individually, against any security, or against ant property of the Applicant within any other jurisdiction. The Applicant agrees that the venue provided above is the most convenient forum for the Bank and the Applicant. The Applicant waives any objection to venue and any objection based as a more convenient forum in any action under this Agreement.

15. WAIVER OF JURY TRIAL. THE APPLICANT IRREVOCABLY WAIVES ALL RIGHTS APPLICANT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY CREDIT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY CREDIT, OR ANY OBLIGATION OR TRANSACTION UNDERLYING ANY OF THE FOREGOING. THE APPLICANT ACKNOWLEDGES THAT THIS WAIVER IS KNOWING AND VOLUNTARY.

16. Governing Law. This Agreement and each Credit shall be interpreted, construed, and enforced according to (a) the laws of the Commonwealth of Pennsylvania, including, without limitation, the UCC; and (b) the UCP, which is Incorporated herein by reference and which shall control (to the extent not prohibited by the law referred to in (a)) in the event of any inconsistent provisions of such law. In the event that a body of law other than that set forth above is applicable to a Credit, the Applicant shall be obligated to pay and reimburse the Bank for any payment made under such Credit if such payment is, in the Bank’s judgment, justified under either the law governing this Agreement or the law governing such Credit.

Churchill Downs Incorporated
(First Applicant’s Name)		(Co-Applicant or Correspondent’s Name)

By:	/s/ Vicki L. Baumgardner	By:
Print Name:	Vicki L. Baumgardner	Print Name:
Title:	V.P. Finance/Treasurer	Title:

EXHIBIT R

FORM OF BORROWING NOTICE

To:	JPMorgan Chase Bank, N.A., as the Agent for itself and the Lenders under that certain Second Amended and Restated Credit Agreement dated as of December 22, 2009 by and among Churchill Downs Incorporated (the “Borrower”), the Guarantors party thereto, the institutions from time to time parties thereto as Lenders (the “Lenders”) and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

On behalf of Borrower, the undersigned hereby gives to the Agent a Borrowing Notice pursuant to Section 2.10 of the Credit Agreement, and the Borrower hereby requests to borrow on                                      (the “Borrowing Date”) Revolving Loans from the Lenders with Commitments on a pro rata basis an aggregate principal amount of $                        :

1. i	a Floating Rate Advance
2. i	a Eurodollar Advance

	Applicable Interest Period:	one month
two months
three months
six months
nine months
twelve months

The undersigned hereby certifies to the Agent and the Lenders that (i) the representations and warranties of the undersigned contained in Article V of the Credit Agreement are and shall be true and correct in all material respects on and as of the date hereof and on and as of the Borrowing Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date); (ii) no Default or Unmatured Default has occurred and is continuing on the date hereof on the Borrowing Date or will result from the making of the proposed Revolving Loans.

Unless otherwise defined herein, capitalized terms used in this Notice will have the meanings given them in the Credit Agreement.

Dated:	CHURCHILL DOWNS INCORPORATED

By:
Print Name:
Title:

EXHIBIT S

FORM OF CONVERSION/CONTINUATION NOTICE

To:	JPMorgan Chase Bank, N.A., as the Agent for itself and the Lenders under that certain Second Amended and Restated Credit Agreement dated as of December 22, 2009 by and among Churchill Downs Incorporated (the “Borrower”), the Guarantors party thereto, the institutions from time to time parties thereto as Lenders (the “Lenders”) and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

On behalf of Borrower, the undersigned hereby gives to the Agent a Conversion/Continuation Notice pursuant to Section 2.11 of the Credit Agreement, and the Borrower hereby requests:

i	Conversion of $_________ of Floating Rate Advance No. __________ made to Borrower in the original principal amount of $________________ and of which $____________ is outstanding on the date hereof, into a Eurodollar Advance.

Applicable Interest Period:	one month
two months
three months
six months
nine months
twelve months

i	Continuation of Eurodollar Advance No. made to Borrower in the original principal amount of $ .

Applicable Interest Period:	one month
two months
three months
six months
nine months
twelve months

The proposed date on which such Conversion or Continuation should be made is ______________, 20__ (must be a Business Day at least three Business Days prior to the requested Conversion Date and such day must be the last day of the current Interest Period).

The undersigned hereby certifies that all conditions precedent to any Advance or Conversion requested hereunder have been fully and timely satisfied. The approval of this Notice of Conversion/Continuation will not be deemed to be a waiver by Agent of any Default or Unmatured Default, or of any of the conditions precedent to Agent’s taking of any action requested hereby.

Date:	CHURCHILL DOWNS INCORPORATED

By:
Print Name:
Title:

ADMINISTRATIVE QUESTIONNAIRE

[TO BE PROVIDED]

US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

1. Notices Regarding Plans and Benefit Arrangements.

A. Certain Events

(i)     Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

(a) any Reportable Event with respect to the Borrower or any other member of the Controlled Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

(b)    any prohibited transaction prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code which could subject the Borrower or any other member of the Controlled Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

(c) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

(d)    any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the Controlled Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

(e) any cessation of operations (by the Borrower or any other member of the Controlled Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

(f) withdrawal by the Borrower or any other member of the Controlled Group from a Multiple Employer Plan,

(g) a failure by the Borrower or any other member of the Controlled Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

(h) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

(i)     any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

SCHEDULE 1

SUBSIDIARIES AND OTHER INVESTMENTS

Name:	Arlington Park Racecourse, LLC
Jurisdiction:	Illinois
Membership Interest:	Uncertificated Units
Owner:	Churchill Downs Incorporated (100%)
Name:	Arlington OTB Corp.
Jurisdiction:	Delaware
Authorized Capital Stock:	1,000 shares Common
Issued Shares:	10
Owner:	Arlington Park Racecourse, LLC
Name:	BRIS Data Corporation
Jurisdiction:	Kentucky
Authorized Capital Stock:	1,000 shares Common
Issued Share:	100
Owner:	Churchill Downs Incorporated
Name:	Calder Race Course, Inc.
Jurisdiction:	Florida
Authorized Capital Stock:	800,000 shares Common
190 shares Preferred
Issued Shares:	667,440 shares Common
Owner:	Churchill Downs Management Company, LLC
Name:	CD ContentCo HC, LLC
Jurisdiction:	Kentucky
Membership Interest:	100% Uncertificated Units
Owner:	Churchill Downs Investment Company
Name:	CD HRTV HC, LLC
Jurisdiction:	Kentucky
Membership Interest:	Uncertificated Units
Owner:	Churchill Downs Investment Company (100%)
Name:	Charlson Industries, Inc.
Jurisdiction:	Ohio
Authorized Capital Stock:	600 shares Common
Owner:	111 shares (18.50%) owned by Churchill Downs Investment
Company
489 shares (81.50%) owned by Churchill Downs Simulcast
Productions, LLC

Name:	Churchill Downs Entertainment Group, LLC
Jurisdiction:	Delaware
Membership Interest:	Uncertificated Units
Owner:	Churchill Downs Incorporated (100%)
Name:	Churchill Downs Investment Company
Jurisdiction:	Kentucky
Authorized Capital Stock:	1,000 shares Common
Issued Shares:	20 shares
Owner:	Churchill Downs Incorporated
Name:	Churchill Downs Louisiana Horseracing
Company, L.L.C.
Jurisdiction:	Louisiana
Membership Interest:	Uncertificated Units
Owner:	Churchill Downs Management Company, LLC (100%)
Name:	Churchill Downs Louisiana Video Poker
Company, L.L.C.
Jurisdiction:	Louisiana
Membership Interest:	Uncertificated Units
Owner:	Churchill Downs Management Company, LLC (100%)
Name:	Churchill Downs Management Company, LLC
Jurisdiction:	Kentucky
Authorized Units:	1,000 Units
Issued Units:	20 Units
Owner:	Churchill Downs Incorporated
Name:	Churchill Downs Simulcast Productions, LLC
(f/k/a Charlson Broadcast Technologies, LLC)
Jurisdiction:	Kentucky
Owner:	51% owned by Churchill Downs Investment Company
49% owned by Charlson Industries, Inc.
Name:	Quad City Downs, Inc.
Jurisdiction:	Iowa
Authorized Capital Stock:	900,000 shares Common A
900,000 shares Common B
Issued Shares:	315,800 shares Common A
Owner:	Arlington Park Racecourse, LLC

Name:	Tomahawk Merger Corp.
Jurisdiction:	Delaware
Authorized Capital Stock:	1,000 shares Common
Issued Shares:	1,000 shares
Owner:	Churchill Downs Incorporated
Name:	Tomahawk Merger LLC
Jurisdiction:	Delaware
Membership Interest:	Uncertificated Units
Owner:	Churchill Downs Incorporated (100%)
Name:	Tracknet, LLC
Jurisdiction:	Kentucky
Membership Interest:	Uncertificated Units
Owner:	Churchill Downs Investment Company (100%)
Name:	Tropical Park, Inc.
Jurisdiction:	Florida
Authorized Capital Stock:	1,000 shares Common
Issued Shares:	195 shares
Owner:	Churchill Downs Management Company, LLC
Name:	TSN Data Corporation
Jurisdiction:	Kentucky
Authorized Capital Stock:	1,000 shares Common
Issued Shares:	100
Owner:	Churchill Downs Incorporated
Name:	Video Services, Inc.
Jurisdiction:	Louisiana
Authorized Capital Stock:	510 Shares Class A (non-voting) Common
490 Shares Class B (voting) Common
Issued Shares:	510 Shares Class A (non-voting) Common
490 Shares Class B (voting) Common
Owner:	Churchill Downs Louisiana Video Poker Company, L.L.C.
Name:	Churchill Downs Technology Initiatives Company
Jurisdiction:	Delaware
Authorized Capital Stock:	1000 shares Common
Issued Shares:	100 shares Common
Owner:	Churchill Downs Incorporated

SEE ALSO SCHEDULE 3

SCHEDULE 2

INDEBTEDNESS AND

EXISTING LIENS ON COLLATERAL

5.14 Liens:

Those granted pursuant to the Pledge and Security Agreement dated December 22, 2009, and the following liens:

Secured Party	Collateral	Debtor	File Date
Ameritech Credit Corporation	Leased Equipment - telecommunication equipment	Churchill Downs Incorporated	2/25/02

US Bancorp	Leased Equipment	Churchill Downs Incorporated	9/8/03

Deere Credit Inc.	Leased Equipment - tractors	Churchill Downs Incorporated	3/16/04

Deere Credit Inc.	Leased Equipment - tractor	Churchill Downs Incorporated	3/29/04

Deere Credit, Inc.	Leased Equipment - tractor	Churchill Downs Incorporated	4/10/06

Deere Credit, Inc.	Leased Equipment - tractors	Churchill Downs Incorporated	4/10/06

Marlin Leasing Corp.	Leased Equipment - copiers	Churchill Downs Incorporated	10/27/06

US Bancorp	Leased Equipment - copiers	Churchill Downs Incorporated	1/3/07

Deere Credit, Inc.	Leased Equipment - tractors	Churchill Downs Incorporated	1/17/07

US Bancorp	Leased Equipment - copiers	Churchill Downs Incorporated	2/14/07

John Deere Credit	Leased Equipment - tractors	Churchill Downs Incorporated	3/29/07

Deere Credit, Inc.	Leased Equipment - tractor	Churchill Downs Incorporated	4/4/07

US Bancorp	Leased Equipment - copier	Churchill Downs Incorporated	7/11/07

US Bancorp	Leased Equipment	Churchill Downs Incorporated	10/8/07

US Bancorp	Leased Equipment	Churchill Downs Incorporated	12/3/07

US Bancorp	Leased Equipment	Churchill Downs Incorporated	1/3/08

US Bancorp	Leased Equipment	Churchill Downs Incorporated	1/9/08

John Deere Credit, Inc.	Leased Equipment - tractors	Churchill Downs Incorporated	4/14/09

John Deere Credit	Leased Equipment - tractor	Churchill Downs Incorporated	4/28/09

US Bancorp	Leased Equipment	Churchill Downs Incorporated	8/14/09

FPC Funding II LLC	Leased Equipment - printer	Arlington Park Racecourse, LLC	12/15/04

US Bancorp	Leased Equipment - finisher	Arlington Park Racecourse, LLC	9/12/05

Deere Credit, Inc.	Leased Equipment - tractor	Arlington Park Racecourse, LLC	5/28/09

Deere Credit, Inc.	Leased Equipment - tractor	Arlington Park Racecourse, LLC	5/28/09

Deere Credit, Inc.	Leased Equipment - tractors	Arlington Park Racecourse, LLC	5/28/09

Deere Credit Inc.	Leased Equipment	Arlington Park Racecourse, LLC	5/28/09

John Deere Construction & Forestry Company	Equipment - grader	Calder Race Course, Inc.	3/18/04

Deere Credit, Inc.	Leased Equipment - tractors	Calder Race Course, Inc.	5/18/04

Deere Credit, Inc.	Leased Equipment - tractors	Calder Race Course, Inc.	8/8/05

Deere Credit, Inc.	Leased Equipment - tractors	Calder Race Course, Inc.	6/8/06

Deere Credit, Inc.	Leased Equipment - tractors	Calder Race Course, Inc.	5/1/07

Deere Credit, Inc.	Leased Equipment - tractors	Calder Race Course, Inc.	5/23/08

Deere Credit, Inc.	Leased Equipment - tractors	Calder Race Course, Inc.	6/30/09

Marlin Leasing Corp.	Leased Equipment - copiers	Churchill Downs Louisiana Horseracing Company, L.L.C.	7/7/06

Marlin Leasing Corp.	Leased Equipment - copiers	Churchill Downs Louisiana Horseracing Company, L.L.C.	10/30/06

Marlin Leasing Corp.	Leased Equipment - copiers	Churchill Downs Louisiana Horseracing Company, L.L.C.	1/15/08

SCHEDULE 3

LESS THAN 100% SUBSIDIARIES

Name:	HRTV, LLC
Jurisdiction:	Delaware
Interest:	Uncertificated Units
Owner:	CD HRTV HC, LLC (50%)
Remaining 50% owned by Magna Entertainment Company (or an affiliate or subsidiary thereof)
Name:	Kentucky Downs, LLC
Jurisdiction:	Kentucky
Membership Interest:	Uncertificated Units
Owner:	Churchill Downs Incorporated (5%)
Name:	Kentucky Off-Track Betting, LLC
Jurisdiction:	Kentucky
Membership Interest:	Uncertificated Units
Owner:	Churchill Downs Incorporated (25%)
Remaining 75% owned by Ellis Park Racecourse, Inc. (25%), Turfway Park LLC (25%) and Keeneland Association, Inc. (25%)
Name:	Nasrin Services, LLC
Jurisdiction:	Delaware
Membership Interest:	Uncertificated Units
Owner:	Tracknet, LLC (30%)
Remaining 70% owned by Autotote Systems, Inc.
Name:	TrackNet Media Group, LLC
Jurisdiction:	Delaware
Interest:	Uncertificated Units
Owner:	CD ContentCo HC LLC (50%)
Remaining 50% owned by Magna Entertainment Company (or an affiliate or subsidiary thereof)
Name:	Equibase Holding Partners, LP
Jurisdiction:	Kentucky
Membership Interest:	Limited partnership interest
Owner:	Churchill Downs Incorporated (5.65%)
Names:	ODS Technologies, L.P. d/b/a TVG
Jurisdiction:	Delaware
Interest:	Contingent limited partnership ownership interest
Owner:	Churchill Downs incorporated (3.166%)

Name:	Triple Crown Productions, LLC
Jurisdiction:	Kentucky
Membership Interest:	Uncertificated Interests 33-1/3%
Owner:	Churchill Downs Incorporated (331/3%)
Remaining 66 2/3% owned by Maryland Jockey Club (33 1/3%)
and New York Racing Association Inc. (33 1/3%)

SCHEDULE 4.1(i)(p)

SEARCHES OF PERSONAL PROPERTY RECORDS

WITH AGENCIES

Debtor	Jurisdictions Searched	Type of Search
Churchill Downs Incorporated	Kentucky Secretary of State	UCC

	Jefferson County, Kentucky, Court Clerk	Federal Tax Liens; State Tax Liens; Judgments

Arlington OTB Corp.	Delaware Department of State; Division of Corporations	UCC; Federal Tax Liens

	Illinois Secretary of State	Federal Tax Liens

	Cook County, Illinois, Recorder	Federal Tax Liens; State Tax Liens; Judgments

Arlington Park Racecourse, LLC	Illinois Secretary of State	UCC; Federal Tax Liens

	Cook County, Illinois, Recorder	Federal Tax Liens; State Tax Liens; Judgments

Calder Race Course, Inc.	Florida Secretary of State	UCC

	Florida Department of State	Federal Tax Liens; Judgments; Pending Suits

	Miami-Date County, Florida County Clerk	Federal Tax Liens; State Tax Liens; Judgments

Charlson Industries, Inc.	Ohio Secretary of State	UCC

	Jefferson County, Kentucky, Court Clerk	Federal Tax Liens; State Tax Liens; Judgments

Churchill Downs Entertainment Group, LLC

Churchill Downs Investment Company	Kentucky Secretary of State	UCC

	Jefferson County, Kentucky, Court Clerk	Federal Tax Liens; State Tax Liens; Judgments

Churchill Downs Louisiana Horseracing Company, L.L.C.	Louisiana Secretary of State	UCC; Federal Tax Liens

	Orleans Parish, Louisiana, Clerk	UCC; Federal Tax Liens; State Tax Liens; Judgments

Churchill Downs Louisiana Video Poker Company, L.L.C.	Louisiana Secretary of State	UCC; Federal Tax Liens

	Orleans Parish, Louisiana, Clerk	UCC; Federal Tax Liens; State Tax Liens; Judgments

Churchill Downs Management Company, LLC	Kentucky Secretary of State	UCC

	Jefferson County, Kentucky, Court Clerk	Federal Tax Liens; State Tax Liens; Judgments

Churchill Downs Simulcast Productions, LLC	Kentucky Secretary of State	UCC

	Jefferson County, Kentucky, Court Clerk	Federal Tax Liens; State Tax Liens; Judgments

Churchill Downs Technology Initiatives Company	Delaware Department of State; Division of Corporations	UCC; Federal Tax Liens

	Jefferson County, Kentucky, Court Clerk	Federal Tax Liens; State Tax Liens; Judgments

Quad City Downs, Inc.	Iowa Secretary of State	UCC; Federal Tax Liens

	Illinois Secretary of State	Federal Tax Liens

	Cook County, Illinois, Recorder	Federal Tax Liens; State Tax Liens; Judgments

Tropical Park, Inc.	Florida Secretary of State	UCC

	Florida Department of State	Federal Tax Liens; Judgments; Pending Suits

	Miami-Date County, Florida County Clerk	Federal Tax Liens; State Tax Liens; Judgments

Video Services, Inc.	Louisiana Secretary of State	UCC; Federal Tax Liens

	Jefferson Parish, Louisiana, Clerk	UCC; Federal Tax Liens; State Tax Liens; Judgments

SCHEDULE 4.1(i)(q)

THIRD PARTY CONSENTS

Louisiana Gaming Control Board – On December 15, 2009, the Louisiana Gaming Control Board did, in a duly noticed public meeting, approve the Borrower’s request that it be allowed to enter into this Agreement and consummate the transactions described in this Agreement, all as evidenced by a copy of the minutes of the meeting of the Board.

SCHEDULE 5.22

INTELLECTUAL PROPERTY

CHURCHILL DOWNS INCORPORATED

Patents:

Pending:

Open Pool Parimutuel Wagering Game and Method of Play	Serial No. 61/207,262

Wagering Game	Serial No. 12/459,556

Trademarks:

Federal (U.S.) Registrations:

Bloodstock Research Information Services	Reg. No. 3,530,208
Brisnet.com	Reg. No. 3,476,348
Chief Party Officer	Reg. No. 3,520,088
Churchill Charlie	Reg. No. 2,222,444
Churchill Downs	Reg. No. 1,557,889
Churchill Downs	Reg. No. 3,158,512
CPO	Reg. No. 3,520,086
Derby Life	Reg. No. 3,582,581
Green Pastures Program	Reg. No. 2,706,752
Green Pastures Program & Design	Reg. No. 2,690,637
Junior Jockey Club	Reg. No. 2,443,645
Kentucky Derby	Reg. No. 3,697,785
Kentucky Derby	Reg. No. 997,385
Kentucky Oaks	Reg. No. 3,615,279
Kentucky Oaks	Reg. No. 1,713,541
Miscellaneous Design [Churchill Charlie]	Reg. No. 2,231,670
Miscellaneous Design [twin spires]	Reg. No. 2,568,139
Miscellaneous Design [twin spires]	Reg. No. 2,565,972
Oaks Lily	Reg. No. 3,332,516
Road to the Roses	Reg. No. 2,744,388

The Handicapper’s Edge	Reg. No. 3,504,268
The Kentucky Derby	Reg. No. 1,534,197
The World’s Most Legendary Racetrack	Reg. No. 2,071,030
Twinspires	Reg. No. 3,454,766
Twinspires & Design	Reg. No. 3,454,767
Ultimate PPS	Reg. No. 3,611,026

Federal (U.S.) Applications:
Bring the Derby Home	Appl. No. 77/602,705
Camp Derby	Appl. No. 77/751,234
Camp Derby	Appl. No. 77/751,248
Camp Derby	Appl. No. 77/751,252
Hullabalou & Design	Appl. No. 77/874,204
Hullabalou & Design	Appl. No. 77/873,615
K D & Design	Appl. No. 77/606,379
K D & Design [lady and hat/color]	Appl. No. 77/663,033
K D Kentucky Derby Party & Design [lady and hat]	Appl. No. 77/663,269
K O Kentucky Oaks & Design	Appl. No. 77/606,424
KD Kentucky Derby & Design	Appl. No. 77/606,427
KD Kentucky Derby & Design [long-stemmed rose/ color]	Appl. No. 77/663,255
Kentucky Derby	Appl. No. 77/567,887
Kentucky Derby	Appl. No. 77/567,892
Kentucky Derby	Appl. No. 77/567,877
Kentucky Derby	Appl. No. 77/568,812
Kentucky Derby & Design [horseshoe & rose]	Appl. No. 77/606,430
Kentucky Derby & Design [horseshoe and rose]	Appl. No. 77/663,232
Kentucky Oaks	Appl. No. 77/570,238
Kentucky Oaks	Appl. No. 77/570,243
Kentucky Oaks	Appl. No. 77/570,251
Kentucky Oaks	Appl. No. 77/570,262
Kentucky Oaks & Design	Appl. No. 77/606,434
Kentucky Oaks & Design [horseshoe, lily]	Appl. No. 77/663,294
Kentucky Oaks Ladies First (Stylized)	Appl. No. 77/606,437
Appl. No. 77/663,310
KO Kentucky Oaks & Design [pink/gold with lily]	Appl. No. 77/663,318
Miscellaneous Design [horse head with rose]	Appl. No. 77/669,404
Miscellaneous Design [horseshoe and lily/color]	Appl. No. 77/663,006
Miscellaneous Design [horseshoe and lily]	Appl. No. 77/606,435
Miscellaneous Design [horseshoe and rose/color]	Appl. No. 77/663,021
Miscellaneous Design [horseshoe and rose]	Appl. No. 77/606,429
Oaks Day	Appl. No. 77/712,397
Our Job Is Fun	Appl. No. 77/649,059
Run for the Roses	Appl. No. 77/572,477
Run for the Roses	Appl. No. 77/572,869
Run for the Roses	Appl. No. 77/572,872
Run for the Roses	Appl. No. 77/574,645
Run for the Roses	Appl. No. 77/574,638
Run for the Roses	Appl. No. 77/574,650
Run for the Roses	Appl. No. 77/712,389
Studz Poker Club	Appl. No. 77/823,418
Z-5	Appl. No. 77/661,528

State Registrations:
Derby 132 (Kentucky)	Reg. No. 016270
Derby 133 (Kentucky)	Reg. No. 016534
Derby 134 (Kentucky)	Reg. No. 016830

Derby 135 (Kentucky)	Reg. No. 017242
Kentucky Derby 132 (Kentucky)	Reg. No. 016269
Kentucky Derby 133 (Kentucky)	Reg. No. 016536
Kentucky Derby 133 & Design (Kentucky)	Reg. No. 016535
Kentucky Derby 134 (Kentucky)	Reg. No. 016831
Kentucky Derby 134 May 3, 2008 & Design (Kentucky)	Reg. No. 016829
Kentucky Derby Churchill Downs May 6, 2006 & Design (Kentucky)	Reg. No. 016268
Kentucky Derby 135 (Kentucky)	Reg. No. 017241
Kentucky Derby 135 & Design (Kentucky)	Reg. No. 017240
Oaks 134 (Kentucky)	Reg. No. 016933
Run for the Roses (Kentucky)	Reg. No. 08682

International Registrations/Applications:

Churchill Downs
(Brazil)	Reg. No. 006.282.229
(Canada)	Appl. No. 1395840
(Canada)	Reg. No. TMA217,236
(Canada)	Reg. No. TMA373,075
(Japan)	Reg. No. 2378909
(Japan)	Reg. No. 2515017
Kentucky Derby
(Canada)	Appl. No. 1395839
(Canada)	Reg. No. TMA211,233
(Japan)	Reg. No. 2435094
Twinspires
(Australia)	Reg. No. 1203553
(China)	Reg. No. 936 385
(European Union)	Reg. No. 936 385
(Hong Kong)	Reg. No. 300942598
(New Zealand)	Reg. No. 774703
(WIPO)	Reg. No. 936 385

Copyright Registrations:

Kentucky Derby 113 logo	Reg. No. VA256465
Kentucky Derby 114 logo	Reg. No. VA300797
Kentucky Derby 115 logo	Reg. No. VA318109
Kentucky Derby 116 logo	Reg. No. VA388760
Kentucky Derby 117 logo	Reg. No. VA432815
Kentucky Derby 118 logo	Reg. No. VA487209
Kentucky Derby 119 logo	Reg. No. VA528216
Kentucky Derby 120 logo	Reg. No. VA637781
Kentucky Derby 121 logo	Reg. No. VA680014
Kentucky Derby 122 logo	Reg. No. VA760665
Kentucky Derby 123 logo	Reg. No. VA846345
Kentucky Derby 124 logo	Reg. No. VA911899
Kentucky Derby 125 logo	Reg. No. VA981153

Kentucky Derby 126 logo	Reg. No. VA1043682
Kentucky Derby 127 logo	Reg. No. VA1076482
Kentucky Derby 128 logo	Reg. No. VA1128464
Kentucky Derby 129 logo	Reg. No. VA1188676
Kentucky Derby 130 logo	Reg. No. VA1262443
Kentucky Derby 133 logo	Reg. No. VA1663998
Kentucky Oaks 133 logo	Reg. No. VA1654116
Kentucky Derby 134 logo	Reg. No. VA1663997
Kentucky Derby 134 logo variant 1	Reg. No. VA1653953
Kentucky Oaks 134 logo	Reg. No. VA1654101
Kentucky Derby 135 logo	Reg. No. VA1654848
Kentucky Oaks 135 logo	Reg. No. VA1651583
Kentucky Derby Winner’s Ring (Jockey)	Reg. No. VAu730035
Kentucky Derby Winner’s Ring (Trainer)	Reg. No. VAu731799
Kentucky Derby Winner’s Ring (Owner)	Reg. No. VAu960278
Kentucky Derby Trophy (Derby trophy julep cup)	Reg. No. VAu160760
Derby Days	Reg. No.PA1633883
Down & Derby	Reg. No.PA1633868
Feeling Lucky	Reg. No.PA1633871
Kentucky Girl	Reg. No.PA1633866
Ladies First	Reg. No.PA1633882
Mint Condition	Reg. No.PA1637257
My Old Kentucky Home (Alt-Pop)	Reg. No.PA1633877
My Old Kentucky Home (Country Rock)	Reg. No.PA1637255
My Old Kentucky Home (Dance Mix)	Reg. No.PA1633880
My Old Kentucky Home (Folk Rock)	Reg. No.PA1637220
My Old Kentucky Home (Pop)	Reg. No.PA1637273
Party Up at the Downs	Reg. No.PA1637217
Party Up at the Downs – The Official
Party Playlist of the Kentucky Derby Vol.1	Reg. No.SR625676
Saddle Up Derby	Reg. No.PA1633886
Simulcast Performance System	Reg. No.Txu991017
Toast Time	Reg. No.PA1637269
Toast to the Post	Reg. No.PA1637271
We Let the Party Go On	Reg. No.PA1637256

Domain Names:

APLIFESTYLE.COM

ARLINGTONPARK.COM

ARLINGTONPARKLIVE.COM

ATTHEPOST.COM

CALDERCASINO.COM

CALDERCASINOANDRACECOURSE.COM

CALDERCRC.COM

CALDERGAMING.COM

CALDERRACECOURSE.COM

CAMPDERBY.COM

CAMPKENTUCKYDERBY.COM

CCNNET.NET

CDI-RACING.COM

CDIDIGITIALMEDIA.COM

CDIHORSERACING.COM

CDILOGOS.COM

CDINET.NET

CDISEG.BIZ

CDISEG.COM

CDISEG.INFO

CDISEG.NET

CDISEG.ORG

CDITRACKMAIL.COM

CDITRACKS.COM

CDSN.NET

CHIEFPARTYOFFICER.COM

CHURCHILLDOWNS.COM

CHURCHILLDOWNS.TV

CHURCHILLDOWNSINCORPORATED.COM

CHURCHILLSEG.BIZ

CHURCHILLSEG.COM

CHURCHILLSEG.INFO

CHURCHILLSEG.NET

CHURCHILLSEG.ORG

DERBYPARTYCENTRAL.COM

DERBYU.COM

FAIRGROUNDSNETBET.COM

FAIRGROUNDSONLINE.COM

FAIRGROUNDSRACECOURSE.COM

FESTDATA.COM

FESTIDATA.COM

FESTPIX.COM

FGNETBET.COM

FGNO.COM

FINISHLINEOTB.COM

HOOSIERPARK.COM

KENTUCKYDERBY.COM

KENTUCKYDERBYPARTY.COM

KENTUCKYDERBYPOKER.US

KENTUCKYOAKS.COM

KYDERBY.COM

KYDERBYPOKER.COM

KYDERBYPOKER.NET

KYDERBYPOKER.US

KYOAKS.COM

POKERSTUDZ.COM

RACINGCDI.COM

ROADTOTHEBREEDERSCUP.COM

ROADTOTHEROSES.COM

STUDZPOKER.COM

STUDZPOKERCLUB.COM

THEDERBYSTORE.COM

THETRIPLECROWN.COM

TOTHECUP.COM

TRACKNETMEDIA.COM

TRACKNETMG.COM

TRACKSIDEOTB.COM

TRIPLECROWNPRODUCTIONS.COM

TWINSPIRES.BIZ

TWINSPIRES.CO.UK

TWINSPIRES.COM

TWINSPIRES.INFO

TWINSPIRES.MOBI

TWINSPIRES.TV

TWINSPIRESCLUB.COM

TWINSPIRESPOKER.NET

TWINSPIRESPOKER.US

WINPLACESHOW.COM

CDENTERTAINMENT.COM

CDFESTIVILLE.COM

CHURCHILLENTERTAINMENTGROUP.COM

CHURCHILLENTERTAINMENTGROUP.INFO

CHURCHILLENTERTAINMENTGROUP.NET

CHURCHILLENTERTAINMENTGROUP.ORG

CHURCHILLENTERTAINMENTGROUP.US

GREATMIDWESTFOODANDWINEFESTIVAL.COM

GREATMIDWESTFOODANDWINEFESTIVAL.INFO

GREATMIDWESTFOODANDWINEFESTIVAL.NET

GREATMIDWESTFOODANDWINEFESTIVAL.ORG

GREATMIDWESTFOODANDWINEFESTIVAL.US

HULLABALOUFEST.COM

HULLABALOUFEST.NET

HULLABALOUFEST.ORG

HULLABALOUFEST.US

HULLABALOUFESTIVAL.COM

HULLABALOUFESTIVAL.INFO

HULLABALOUFESTIVAL.NET

HULLABALOUFESTIVAL.ORG

HULLABALOUFESTIVAL.US

HULLABALOUISVILLE.COM

HULLABALOUNGE.COM

HULLABAVILLE.COM

KENTUCKYDERBYPARTY.ORG

LEGENDS-IN-ROCK.COM

TASTEOFDERBY.COM

TASTEOFTHEDERBY.COM

TASTEOFTHEKYDERBY.COM

TRIPLECROWNOFPOKER.COM

TRIPLECROWNOFPOKER.INFO

TRIPLECROWNOFPOKER.NET

TRIPLECROWNOFPOKER.ORG

TRIPLECROWNOFPOKER.US

Licensing Agreements:

Churchill Downs Incorporated is a party to numerous agreements in which it (1) licenses (export) the simulcast racing signal produced by Churchill Downs Racetrack to third parties for purposes of simulcast and advanced deposit wagering on such signal and (2) licenses (import) the simulcast racing signal of third party racetracks for the purposes of simulcast wagering at Churchill Downs Racetrack and its secondary recipients.

CHURCHILL DOWNS MANAGEMENT COMPANY

Patents:	None

Trademarks:	None

Copyright Registrations:	None

Licensing Agreements:	None

CHURCHILL DOWNS INVESTMENT COMPANY

Patents:	None

Trademarks:	None

Copyright Registrations:	None

Licensing Agreements:	None

CHURCHILL DOWNS TECHNOLOGY INITIATIVES COMPANY

Patents:

Pending:

Personalized Transaction Management	U.S. Patent Application
And Media Delivery System	Pub. No. 20090270166

Trademarks:

Federal (U.S.) Applications:

Heads Up Horseracing	Appl. No. 77/210,659

Copyright Registrations:	None

Licensing Agreements:

Churchill Downs Technology Initiatives Company is a party to numerous agreements in which it licenses (import) the simulcast racing signal of third party racetracks for the purposes of advanced deposit wagering.

CALDER RACE COURSE, INC.

Patents:	None

Trademarks:

Common Law:

Festival of the Sun and Design
Summit of Speed

Copyright Registrations:	None

Licensing Agreements:

Calder Race Course, Inc. is a party to numerous agreements in which it (1) licenses (export) the simulcast racing signal produced by Calder Race Course to third parties for purposes of simulcast and advanced deposit wagering on such signal and (2) licenses (import) the simulcast racing signal of third party racetracks for the purposes of simulcast wagering at Calder Race Course and its secondary recipients.

Calder Race Course, Inc. is a party to numerous agreements regarding the purchase or lease of gaming equipment for its casino facility. Such agreements contain licenses for software and other intellectual property associated with such equipment.

TROPICAL PARK, INC.

Patents:	None

Trademarks:

Common Law:

Tropical Park

Copyright Registrations:	None

Licensing Agreements:

Tropical Park Inc. is a party to numerous agreements in which it (1) licenses (export) the simulcast racing signal of the Tropical Park meet held at Calder Race Course to third parties for purposes of simulcast and advanced deposit wagering on such signal.

ARLINGTON PARK RACECOURSE, LLC

Patents:	None

Trademarks:

Federal Registrations:

A & Design	Reg. No. 1,643,068
American Derby	Reg. No. 1,977,761
Arlington & Design	Reg. No. 1,643,066
Arlington Classic	Reg. No. 1,955,925
Arlington Handicap	Reg. No. 1,972,394
Arlington International Racecourse & Design	Reg. No. 1,696,540
Arlington Matron Handicap	Reg. No. 1,969,474
Arlington Million	Reg. No. 1,643,067
Arlington Million X & Design	Reg. No. 1,665,281
Arlington Park	Reg. No. 2,649,941
Arlington-Washington Futurity	Reg. No. 1,955,931
Arlington-Washington Lassie	Reg. No. 1,933,051
Beverly D	Reg. No. 1,922,590
Hanshin Handicap	Reg. No. 1,967,951
International Festival of Racing	Reg. No. 1,980,602
Modesty Handicap	Reg. No. 1,957,400
Pucker Up Stakes	Reg. No. 1,957,401
Round Table Stakes	Reg. No. 1,952,704
Sea O’Erin Handicap	Reg. No. 1,928,105
Secretariat	Reg. No. 1,986,605
Springfield Stakes	Reg. No. 1,975,924
Washington Park Handicap	Reg. No. 1,952,705

Copyright Registrations:	None

Licensing Agreements:

Arlington Park Racecourse LLC is a party to numerous agreements in which it (1) licenses (export) the simulcast racing signal produced by Arlington Park to third parties for purposes of simulcast and advanced deposit wagering on such signal and (2) licenses (import) the simulcast racing signal of third party racetracks for the purposes of simulcast wagering at Arlington Park and its secondary recipients.

ARLINGTON OTB CORP.

Patents:	None

Trademarks:	None

Copyright Registrations:	None

Licensing Agreements:	None

QUAD CITY DOWNS, INC.

Patents:	None

Trademarks:	None

Copyright Registrations:	None

Licensing Agreements:	None

CHURCHILL DOWNS LOUISIANA HORSERACING COMPANY, L.L.C.

Patents:	None

Trademarks:

Federal Registrations:

Fair Grounds	Reg. No. 2,774,532
Fair Grounds Race Course	Reg. No. 2,774,434
Fair Grounds	Reg. No. 2,776,307
Fair Grounds Race Course	Reg. No. 2,756,768
Fair Grounds Race Course	Reg. No. 2,756,769
Fair Grounds Race Course	Reg. No. 2,759,489
FGNETBET	Reg. No. 2,935,274
FGNETBET.COM	Reg. No. 2,938,503
NETBET	Reg. No. 2,885,332
New Orleans Fair Grounds	Reg. No. 2,774,533

Copyright Registrations:	None

Licensing Agreements:

Churchill Downs Louisiana Horseracing Company LLC is a party to numerous agreements in which it (1) licenses (export) the simulcast racing signal produced by Fair Grounds Racecourse to third parties for purposes of simulcast and advanced deposit wagering on such signal and/or (2) licenses (import) the simulcast racing signal of third party racetracks for the purposes of simulcast wagering at Fair Grounds Racecourse and its secondary recipients.

Churchill Downs Louisiana Horseracing Company LLC is a party to numerous agreements regarding the purchase or lease of gaming equipment for its slots facility. Such agreements contain licenses for software and other intellectual property associated with such equipment.

VIDEO SERVICES, INC.

Patents:	None

Trademarks:	None

Copyright Registrations:	None

Licensing Agreements:	None

CHURCHILL DOWNS ENTERTAINMENT GROUP, LLC

Patents:	None

Trademarks:	None

Copyright Registrations:	None

Licensing Agreements:	None

Schedule 5.23

CHURCHILL DOWNS INCORPORATED PROPERTIES

COMMERCIAL LIABILITY COVERED LOCATIONS

1.	Churchill Downs	700 Central Ave., Louisville, KY

2.	Trackside-Louisville	4520 Poplar Level Road, Louisville, KY
(4400 Brietenstein Ave.)

3.	Churchill Downs Racing	3750 Oakdale Avenue (also 3744, 3747, 3748)
Office (the “Church”)

4.	Calder Race Course	21001 NW 27th Ave., Miami, FL

5.	Arlington Park and	2000 Euclid Avenue, Arlington Heights, IL 60006
Trackside-Arlington

6.	Trackside-Rockford	5011 E. State St., Rockford, IL 61108
(We own this location, but it will close for business
purposes on December 15, 2009.)

7.	Trackside-Rockford II	4007 E. State Street, Rockford, IL

8.	Trackside-Waukegan	630 S. Green Bay, Waukegan, IL

9.	Trackside-Chicago	901 W. Weed St., Chicago, IL 60622

10.	Trackside-Quad City	5005 Morton Drive, E. Moline, IL
Downs

11.	Trackside-Hodgkins	9301 63rd Street, Hodgkins, IL

12.	Trackside-South Elgin	335 N. McLean Boulevard, Elgin, IL 60177

13.	Trackside-McHenry	621 Ridgeview Drive, McHenry, IL 60050

14.	Trackside-So. Beloit	1322 Gardner Street, So. Beloit, IL 61080

15.	Trackside-Lockport	1225 E. 9th Street, Lockport, IL 60441

16.	Fair Grounds Race	1751 Gentilly Boulevard, New Orleans, LA 70119
Course

17.	Property currently being	3100 Belfort Avenue, New Orleans, LA 70119
used as the Fair Grounds
HR training site.

18.	Kenner Finish Line	1700 Joe Yenni Boulevard, Kenner, LA 70064

19.	Gretna Finish Line	64A Westbank Expressway, Gretna, LA 70053

20.	Elmwood Finish Line	5428 Citrus Boulevard, Harahan, LA 70123

21.	Elmwood Parking Lot	5508 Citrus Boulevard, Harahan, LA

23.	Metairie Finish Line	2700 Edenborn Avenue, Metairie, LA 70002

24.	Metairie Parking Lot	adjoining above at Hessmer Avenue, Metairie, LA

25.	LaPlace Finish Line	164 Belle Terre Boulevard, LaPlace, LA 70068

26.	Covington Finish Line	600 North Highway 190, Suite #1
Hollycrest Plaza Shopping Center, Covington, LA
70434

27.	Houma Finish Line	111 Moss Lane, Houma, LA 70360

28.	Thibodaux Finish Line	1766 Canal Boulevard, Thibodaux, LA 70301

29.	Boutte Finish Line	12715 Highway 90, Suite 145, Luling, LA 70070

30.	Chalmette Finish Line	8700 West Judge Perez Drive, Suite B, Chalmette, LA

31.	Bloodstock Research	801 Corporate Drive, Suite 3000, Lexington, KY
Information Services

32.	TrackNet, LLC	1941 Bishop Lane, Suite 800, Louisville, KY
TrackNet Media Group, LLC

33.	Churchill Downs	800 W. El Camino Real, Suite 400
	Technology Initiatives	Mountain View, CA 94040
Company

PROPERTY LEASED TO OTHERS:

Wagner’s Pharmacy	Pharmacy/Diner at 3113 S. 4th Street, Louisville, KY
Sonatype, Inc.	12,000 S.F. Sublease of 800 W. El Camino Real, Mountain View, CA

LOTS

(VACANT LOTS SURROUNDING LOUISVILLE TRACK USED FOR PARKING)

Bohannon: 3104, 3105, 3106, 3108, 3110, 3112, 3116, 3118, 3120, 3121, 3156, 3205, 3211, 3213, 3215, 4400 Breitenstein Ave., 756 Central Ave., 727 Heywood, Homeview: 900, 901, 902, 903, 904, 905, 907, 908, 909, 910, 911, 912, 913, 914, 915, 917, 919, 921, 922, 923, 924, 926, 927, 928, 931, 932, 933, 935, 937, 947, 953, 955, 957, 1000, 1004, 1006, 1008, 1010, 1012, 1014, 1016, Longfield: 1009 1029, 1031, 1033, Oakdale: 3117, 3129, 3139, 3139  1/2, 3141, 3143, 3720, 3722, 3724, 3728, 3730, 3732, 3734, 3740, 3744, 3747, 3748, 3750, 3756, 3858, 3760, 3762, Queen Avenue: 1000, 1002, 1006, 1008, 1010, 1012, 1014, 1016, 1018, Racine: 819, 900, 902, 906, 908, 910, 912, 913, 914, 915, 916, 917, 919, 920, 921, 923, 924, 925, 926, 927, 929, 930, 934, 936, 3800 Southern Parkway, Taylor Boulevard: 3105, 3107, 3109 3111, Terrace Park: 32, 34, Thornberry: 923, 925, 927, 929, 931, 933, 1001, 1003, 1005, 1007, 1011, 1015, 1019, 1021, Warren: 3312, 3314, 3315, 3316, 3318, 3320, 3322, 3324, Wizard: 3317, 3319,

3320, 3321, 3325, 3327, 3329, 3450, South Third Street: 3100, 3106, 3108, 3108 Rear, 3110, 3112, 3114, 3116, 3118, 3120, 3122, 3128, 3130, 3132, 3132  1/2, 3142, 3144, 4133, 3146, 3148, 3150, South Fourth Street: 3150, 3101, 3103, 3107, 3109, 3111, 3113, 3115, 3131, 3141, 3143, 3701, 3705, 3707, 3709, 3711, 3713, South Sixth Street: 3106, 3018, 3024.

Properties Leased by the Obligors:

Rockford II	4007 E. State Street, Rockford, IL	Don Carter Lanes
Waukegan	630 S. Green Bay, Waukegan, IL	Ralph & Gregory Gesualdo
Chicago	901 W. Weed St., Chicago, IL 60622	Cole Taylor Bank
Hodgkins	9301 63rd Street, Hodgkins, IL	Salerno-Pincente
South Elgin	335 N. McLean Boulevard, Elgin, IL 60177	Lucky’s Bar & Grill
McHenry	621 Ridgeview Drive, McHenry, IL 60050	Reprise, Corp.
So. Beloit	1322 Gardner Street, So. Beloit, IL 61080	TAD’s Sports Bar & Grill
Lockport	1225 E. 9th Street, Lockport, IL 60441	LaRocco Bros., Inc.
Gretna	64A Westbank Expressway, Gretna, LA 70053	American Comm. Rlty.
Elmwood	5428 Citrus Boulevard, Harahan, LA 70123	Piazza Seafood World
Parking Lot	5508 Citrus Boulevard, Harahan, LA	ASI Fed. Cred. Union
Metairie	2700 Edenborn Avenue, Metairie, LA 70002	Edenborn Properties
Parking Lot	adjoining above at Hessmer Av., Metairie, LA	Schully Strawn Invest.
LaPlace	164 Belle Terre Boulevard, LaPlace, LA 70068	Belle Terre Plaza
Covington	600 N Hwy 190, #1 Covington, LA 70434	Hollycrest Shopping
Houma	111 Moss Lane, Houma, LA 70360	Family Racing Ventures
Thibodaux	1766 Canal Boulevard, Thibodaux, LA 70301	M&M Rentals of America
Boutte	12715 Highway 90, Ste. 145, Luling, LA 70070	St. Charles Plaza Ptnrs.
Chalmette	8700 W. Judge Perez Dr. # B, Chalmette, LA	8700 W. Judge Perez LLC
BRIS	801 Corporate Dr., Suite 3000, Lexington, KY	(requested)
TrackNet	1941 Bishop Lane, Suite 800, Louisville, KY	(requested)
CDTIC	800 W. El Camino Real, # 400, Mntn. View, CA	Asset Growth Partners

Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements:

None.

Note:	Real Property Collateral will exclude immaterial real estate as reasonably determined by the Collateral Agent.

Schedule 5.24

OPERATING LOCATIONS:

Churchill Downs Incorporated
Churchill Downs Entertainment Group, LLC
Churchill Downs Management Company, LLC
Churchill Downs Investment Company
Churchill Downs Simulcast Productions, LLC
Churchill Downs	700 Central Ave., Louisville, KY
Trackside-Louisville	4520 Poplar Level Road, Louisville, KY
(4400 Brietenstein Ave.)
Churchill Downs Racing	3750 Oakdale Avenue (also 3744, 3747, 3748)
Office (the “Church”)	Louisville, KY

Calder Race Course, Inc.	21001 NW 27th Ave., Miami Gardens, FL 33056
Tropical Park, Inc.

Arlington Park Racecourse, LLC
Arlington OTB Corp.
Arlington Park and	2200 Euclid Avenue, Arlington Heights, IL 60006
Trackside-Arlington
Trackside-Chicago	901 W. Weed St., Chicago, IL
Trackside-Waukegan	630 S. Green Bay, Waukegan, IL
Trackside-Hodgkins	9301 63rd Street, Hodgkins, IL

Quad City Downs, Inc.
Trackside-Rockford	5011 E. State St., Rockford, IL
(We own this location, but it will close for business
purposes on December 15, 2009.)
Trackside-Rockford II	4007 E. State Street, Rockford, IL
Trackside-Quad City Downs	5005 Morton Drive, E. Moline, IL
Trackside-South Elgin	335 N. McLean Boulevard, Elgin, IL
Trackside-McHenry	621 Ridgeview Drive, McHenry, IL
Trackside-So. Beloit	1322 Gardner Street, So. Beloit, IL
Trackside-Lockport	1225 E. 9th Street, Lockport, IL

Churchill Downs Louisiana Horseracing Company, L.L.C.
Churchill Downs Louisiana Video Poker Company, L.L.C.
Fair Grounds Race Course	1751 Gentilly Boulevard, New Orleans, LA
Property currently being	3100 Belfort Avenue, New Orleans, LA
used as the Fair Grounds
HR training site.
Kenner Finish Line	1700 Joe Yenni Boulevard, Kenner, LA
Gretna Finish Line	64A Westbank Expressway, Gretna, LA
Elmwood Finish Line	5428 Citrus Boulevard, Harahan, LA
Metairie Finish Line	2700 Edenborn Avenue, Metairie, LA
LaPlace Finish Line	164 Belle Terre Boulevard, LaPlace, LA
Covington Finish Line	600 North Highway 190, Suite #1
Hollycrest Plaza Shopping Center, Covington, LA
Houma Finish Line	111 Moss Lane, Houma, LA

Thibodaux Finish Line	1766 Canal Boulevard, Thibodaux, LA
Boutte Finish Line	12715 Highway 90, Suite 145, Luling, LA
Chalmette Finish Line	8700 West Judge Perez Drive, Suite B, Chalmette, LA

Churchill Downs Technology Initiatives Company
TSN Data Corporation
BRIS Data Corporation
Bloodstock Research	801 Corporate Drive, Suite 3000, Lexington, KY
Information Services
Churchill Downs	800 W. El Camino Real, Suite 400
Technology Initiatives	Mountain View, CA
Company

TrackNet Media Group, LLC	1941 Bishop Lane, Suite 800, Louisville, KY

SCHEDULE 5.25

CERTAIN LICENSES

Arlington Park Racecourse, LLC - holds a license from the Illinois Racing Board to conduct live thoroughbred races through 2010.

Arlington OTB Corp., - holds an inter-track wagering license from the Illinois Racing Board for its Trackside location. It also holds inter-track wagering location licenses for the locations in Chicago and Waukegan.

Churchill Downs Incorporated - holds a license issued by the Kentucky Racing Commission to conduct live thoroughbred races through 2010.

Calder Race Course Inc. - holds a license issued by the Division of Pari-Mutuel Wagering of Florida’s Department of Business and Professional Regulation to conduct live thoroughbred races through 2010.

Calder Race Course, Inc. - holds a Florida Card Room license issued April 1, 2009 to March 31, 2010.

Calder Race Course, Inc. - holds a Florida Slot Machine License issued April 1, 2009 to March 31, 2010.

Churchill Downs Louisiana Horseracing Company, L.L.C. - holds a ten-year racing license from the Louisiana State Racing Commission to conduct race meetings for the period April 16, 2005 through April 15, 2015.

Churchill Downs Louisiana Horseracing Company, L.L.C. - holds a one-year racing license from the Louisiana State Racing Commission to conduct a live thoroughbred racing meet.

Churchill Downs Louisiana Horseracing Company, L.L.C. - holds a license from the Louisiana State Racing Commission to operate off-track wagering facilities at the following locations:

See Attachment 1

Churchill Downs Louisiana Horseracing Company, L.L.C. d/b/a Fair Grounds Race Course - holds Local Parish and State of Louisiana Liquor Licenses for Slots facility and ten OTBs at the following locations:

See Attachment 1

Churchill Downs Louisiana Horseracing Company, L.L.C. - holds nine Type IV video poker establishment licenses from the Louisiana Gaming Control Board for the authorization to conduct video poker gaming for nine OTBs at the following locations:

See Attachment 2

Churchill Downs Louisiana Horseracing Company, L.L.C. - holds a Type VI Owner/Operator License from the Louisiana Gaming Control Board authorizing it to own and operate video poker devices for a term expiring June 30, 2010.

Churchill Downs Louisiana Horseracing Company, L.L.C. - holds a State of Louisiana gaming license from the Louisiana Gaming Control Board for the conduct of slot machine gaming at the Fair Grounds Race Course in New Orleans which expires April 18, 2010. A renewal application was submitted October 20, 2009 to the Louisiana State police and is currently undergoing investigation.

Churchill Downs Simulcast Productions, LLC - holds a California Vendor Simulcast License May 2009 to May 2010.

Churchill Downs Technology Initiatives Company - holds a Multi-jurisdictional Simulcasting & Interactive Wagering Totalizator Hub License issued by Oregon Racing Commission July 1, 2009 to 6/30/2010.

Churchill Downs Technology Initiatives Company - holds the following ADW licenses:

ADW License issued by California Horse Racing Board

ADW License issued by Virginia Horse Racing Commission

ADW License issued by Maryland Racing Commission

ADW License issued by Idaho State Police Racing Commission

ADW License issued by Massachusetts Racing Board Commission

ADW License issued by Illinois Horse Racing Board

ADW License issued by State of Washington Unified Business License

Quad City Downs, Inc. - holds Illinois OTB inter-track wagering and occupation licenses for Trackside McHenry, Trackside Quad City Downs, Trackside Rockford, Trackside South Beloit and Trackside South Elgin.

Tropical Park, Inc. - holds a license issued by the Division of Pari-Mutuel Wagering of the Department of Florida’s Department of Business and Professional Regulation to conduct live thoroughbred races through 2010.

Tropical Park, Inc. - holds a Florida Card Room license issued July 2009 to June 2010.

Video Services, Inc. - holds a Louisiana Video Poker device owner/operator license (to operate slots at 9 OTB locations) issued 07/1/2004 to 6/30/2010. A renewal application was submitted May 20, 2009 to the Louisiana State police and is currently undergoing investigation.

SCHEDULE 5.25

CERTAIN LICENSES

Attachment 1

Kenner Finish Line	1700 Joe Yenni Boulevard, Kenner, LA 70064
Gretna Finish Line	64A Westbank Expressway, Gretna, LA 70053
Elmwood Finish Line	5428 Citrus Boulevard, Harahan, LA 70123
Metairie Finish Line	2700 Edenborn Avenue, Metairie, LA 70002
LaPlace Finish Line	164 Belle Terre Boulevard, LaPlace, LA 70068
Covington Finish Line	600 North Highway 190, Suite #1
Hollycrest Plaza Shopping Center, Covington, LA 70434
Houma Finish Line	111 Moss Lane, Houma, LA 70360
Thibodaux Finish Line	1766 Canal Boulevard, Thibodaux, LA 70301
Boutte Finish Line	12715 Highway 90, Suite 145, Luling, LA 70070
St. Bernard/Chalmette	8700 West Judge Perez Drive, Suite B, Chalmette, LA
Finish Line

SCHEDULE 5.25

CERTAIN LICENSES

Attachment 2

Kenner Finish Line	1700 Joe Yenni Boulevard, Kenner, LA 70064
Gretna Finish Line	64A Westbank Expressway, Gretna, LA 70053
Elmwood Finish Line	5428 Citrus Boulevard, Harahan, LA 70123
Metairie Finish Line	2700 Edenborn Avenue, Metairie, LA 70002
LaPlace Finish Line	164 Belle Terre Boulevard, LaPlace, LA 70068
Houma Finish Line	111 Moss Lane, Houma, LA 70360
Thibodaux Finish Line	1766 Canal Boulevard, Thibodaux, LA 70301
Boutte Finish Line	12715 Highway 90, Suite 145, Luling, LA 70070
St. Bernard/Chalmette	8700 West Judge Perez Drive, Suite B, Chalmette, LA
Finish Line

SCHEDULE 5.26

PREDECESSOR ENTITIES OF THE LOAN PARTY

See Schedule 1 for state of incorporation or organization.

See Schedule 5.23 for jurisdictional locations where collateral may have been kept.

Arlington Park Racecourse, LLC

Arlington International Racecourse, Inc. and Turf Club of Illinois, Inc. – merged into Arlington Park Racecourse, LLC

Arlington Management Services, Inc. merged into Arlington Park Racecourse, LLC; Arlington Management Services, Inc., Arlington Global Services, Inc. and KFI Corporation were previously merged into Arlington Management Services, LLC

Arlington OTB Corp.

None

Calder Race Course, Inc.

None

Churchill Downs Investment Company

None

Churchill Downs Management Company, LLC

Churchill Downs Management Company, LLC is successor to Churchill Downs Management Company by a conversion which occurred on December 31, 2008

Quad City Downs, Inc.

None

Tropical Park, Inc.

None

Churchill Downs Louisiana Horseracing Company, L.L.C.

None

Churchill Downs Louisiana Video Poker Company, L.L.C.

None

Churchill Downs Simulcast Productions, LLC

F/k/a Charlson Broadcast Technologies, LLC – name change recorded May 28, 2004 with Kentucky Secretary of State.

Video Services, Inc.

None

SCHEDULE 6(a)

LOUISIANA MORTGAGES

Refer to Schedule 5.23

SCHEDULE 6.22

EXISTING RATE MANAGEMENT TRANSACTIONS

None.